--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 2, 1998

                            ------------------------

                             ATRIUM COMPANIES, INC.

             (Exact name of Registrant as specified in its charter)

           DELAWARE                       333-20095                75-2642488
 (State or other jurisdiction      (Commission File Number)     (I.R.S. Employer
      of incorporation)                                          Identification
                                                                    Number)

   1341 W. MOCKINGBIRD LANE                 75247
         SUITE 1200W                      (Zip code)
        DALLAS, TEXAS
    (Address of principal
      executive offices)

       Registrant's telephone number, including area code: (214) 630-5757

                                      N/A
                 (former address if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.  CHANGE IN CONTROL OF REGISTRANT AND ITEM 2. ACQUISITION OF ASSETS

    On August 3, 1998, D and W Holdings, Inc. ("Holdings"), a Delaware corporation, entered into an Agreement and Plan of Merger (the "Merger Agreement") with Atrium Corporation ("Atrium Corp."), D and W Acquisition Corp. ("Merger Sub") and the securityholders listed therein, to acquire all of the outstanding capital stock of Atrium Corp. through a series of transactions (the "Transactions") described below. Atrium Corp., owns 100% of the outstanding capital stock of Atrium Companies, Inc. (the "Registrant" or "Atrium"). GE Investment Private Placement Partners II, a Limited Partnership ("GEIPPPII") and Ardatrium L.L.C. ("Ardatrium") formed Holdings by acquiring all of its outstanding common stock for an aggregate purchase price of $50.0 million (the "Merger Sub Contribution"). GEIPPPII is a private equity partnership affiliated with GE Investments, a wholly-owned investment management subsidiary of General Electric Company. Ardatrium is an affiliate of Ardshiel, Inc. ("Ardshiel"), a private equity investment firm based in New York.

    The acquisition of Atrium Corp. by Holdings was effected through a merger on October 2, 1998 of Merger Sub, a wholly owned subsidiary of Holdings, with and into Atrium Corp. (the "Merger") pursuant to the terms of the Merger Agreement. Prior to the Merger, Holdings formed Merger Sub as a wholly owned subsidiary and contributed the Merger Sub Contribution in exchange for all of Merger Sub's outstanding common stock. As a result of the Merger, Atrium Corp. became a direct wholly owned subsidiary of Holdings, and the Registrant became an indirect wholly owned subsidiary of Holdings. Upon completion of the Transactions, GEIPPPII and Ardshiel and its affiliates beneficially own approximately 97.0% of the outstanding common stock of Holdings. Prior to the consummation of the Transactions, Atrium Corp. and the Registrant were controlled by affiliates of Hicks, Muse, Tate & Furst Incorporated.

    Pursuant to the terms of the Merger Agreement, substantially all of the outstanding equity securities of Atrium Corp. were converted into the right to receive the merger consideration of $97.2 million (the "Merger Consideration") in cash. The Merger Considerations was derived by reducing the Atrium Corp. purchase price of $225.0 million by transaction costs of $2.4 million, assumed indebtedness of $122.7 million and $2.7 million of equity securities of Atrium Corp., owned by certain members of management of Atrium Corp., which were converted into comparable equity securities of Holdings. The Merger Consideration was funded with (i) $50.0 million in cash comprising the Merger Sub Contribution that became an asset of Atrium Corp. in the Merger, (ii) $20.0 million in cash proceeds from the issuance of Senior Discount Debentures due 2010 by Atrium Corp. to GEIPPPII and Ardatrium (the "Discount Debentures"),
(iii) $24.0 million in cash proceeds from a loan from the Registrant (the "Intercompany Loan") which was funded by a portion of the proceeds of a term loan to the Registrant under the Credit Facility (as defined below), (iv) $3.0 million of expenses paid by the Registrant on behalf of Atrium Corp.'s selling shareholders and (v) $0.2 million in cash proceeds from the issuance of common stock of Holdings to certain members of management of Atrium followed by a capital contribution of such proceeds by Holdings to Atrium Corp.

    Prior to the Merger, GEIPPPII, Ardshiel and certain other stockholders held investments in debt and equity securities of Wing Industries Holdings, Inc. ("Wing Holdings", and together with its subsidiary, Wing Industries, Inc., "WIH") and Door Holdings, Inc. ("Door Holdings", and together with its subsidiaries, R.G. Darby Company, Inc. and Total Trim, Inc., "Door"). Immediately prior to the consummation of the Merger, all of the outstanding subordinated debt and associated warrants to purchase common stock of Wing Holdings and Door Holdings were converted into common stock of WIH and Door, respectively. The stockholders of Wing Holdings and Door Holdings contributed their common stock in WIH and Door to Holdings in exchange for common stock of Holdings. Immediately after the consummation of the Merger, Holdings contributed all of the common stock of Wing Holdings and Door Holdings to Atrium Corp., which in turn contributed the common stock of Wing Holdings and Door Holdings to the Registrant.

    Consummation of the Merger constituted a change of control (the "Change of Control") under Section 4.8 of the Indenture (as amended and supplemented through the date hereof, the "Indenture"), dated as of November 27, 1996, as amended, by and among Atrium, the Subsidiary Guarantors (as defined in the Indenture) and United States Trust Company of New York, as trustee. Such Change of Control allows the holders of Atrium's 10 1/2% Senior Subordinated Notes (the "Notes") due November 15, 2006, to cause Atrium to purchase the Notes at a purchase price in cash equal to 101% of the outstanding principal plus accrued and unpaid interest to the date of purchase (the "Change of Control Offer"). The Change of Control Offer expires November 6, 1998 (the "Change of Control Expiration Date").

    To finance the payment of a portion of the Merger Consideration, the repayment of certain indebtedness of each of WIH, Door and Atrium (the "Existing Debt Repayment"), a portion of the Change of Control Offer and related fees and expenses, Atrium entered into the $205,000,000 Credit Agreement, dated as of October 2, 1998, between Atrium Companies, Inc., as Borrower, D and W Holdings, Inc., as Parent, the Guarantors party thereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Lead Arranger, Syndication Agent and Documentation Agent, and BankBoston, N.A., as Administrative Agent, and the Lenders party thereto (the "Credit Facility"). The Credit Facility is comprised of two term loan facilities in the amounts of $75.0 million and $100.0 million and, except as provided below, have maturity dates of June 30, 2005 and June 30, 2006, respectively and a revolving credit facility and letter of credit sub facility in the amounts of $30.0 million and $5.0 million, respectively. The revolving credit facility matures on June 30, 2004. Borrowings under the Credit Facility bear interest at the Issuer's option at either (a) the greater of (i) the Administrative Agent's corporate base rate and (ii) the federal funds rate plus 0.5% per annum, plus in each case, the applicable margin, as defined in the Credit Facility or (b) LIBOR plus the applicable margin.

    Upon consummation of the Merger, $75.0 million of the $100.0 million term loan facility was placed in an escrow account to fund a portion of the amounts payable, if any, in the Change of Control Offer. If any of the $75.0 million remains in escrow after the Change of Control Expiration Date, the remaining proceeds mature on the next succeeding day. In addition, GEIPPPII and Ardatrium deposited into escrow $25.0 million through the additional issuance of Discount Debentures by Atrium Corp. In the event proceeds from the issuance of the additional Discount Debentures remain in escrow after the Change of Control Expiration Date, such proceeds will be used to repay the Discount Debentures. The balance (which will not exceed $1.0 million, plus accrued and unpaid interest on the Notes, if any), if any, of amounts payable in excess of $100.0 million in the Change of Control Offer will be paid from available cash or financed with the proceeds of revolving loans under the Credit Facility.

    Pursuant to a Stockholders Agreement, dated October 2, 1998, by and among GEIPPPII, Ardatrium and certain of its affiliates and certain other stockholders of Holdings (the "Stockholders Agreement"), the Stockholders (as defined in the Stockholders Agreement) have agreed that the authorized number of directors of Holdings shall consist of up to nine directors. In the event that there are less than seven directors, the directors shall include one director designated by GEIPPPII, so long as it is a Stockholder; Randall Fojtasek, as long as he is an employee of Holdings or any of its subsidiaries and holds equity securities or securities convertible into equity securities of Holdings; and each other director shall be designated by Ardshiel and its affiliates so long as any of them are Stockholders. In the event the Board of Directors consists of seven or more members, GEIPPPII, so long as it is a Stockholder, shall be entitled to designate two directors; Mr. Fojtasek, so long as he is an employee of Holdings or any of its subsidiaries and holds equity securities or securities convertible into equity securities of Holdings, shall be a director, and Ardshiel and its affiliates shall designate the remainder of the directors. Notwithstanding the foregoing, in the event Holdings or any of its subsidiaries, subject to applicable grace periods and certain exceptions, default in the payment of principal or interest on indebtedness, the aggregate outstanding principal amount of which is greater than $15,000,000 or if the final maturity of any such indebtedness is accelerated, Ardshiel's and its affiliate's rights to designate directors shall be limited to the designation of two directors and GEIPPPII shall, as long as it is a Stockholder, shall be entitled to designate the remainder of the directors which Ardshiel and its affiliates would otherwise have been entitled to elect. Upon the occurrence of an Initial Public Offering (as defined in the Stockholder Agreement), GEIPPPII's rights to designate any director and Mr. Fojtasek's right to be a director shall terminate and Ardshiel's and its affiliate's rights shall be limited to the designation of two directors, so long as it is a Stockholder.

    Effective October 2, 1998, the following directors of Atrium Corp. resigned:
John R. Muse, Michael J. Levitt, Stephen M. Humphrey, C. Dean Metropoulos, Michel Reichert and Randall S. Fojtasek. Pursuant to the Stockholders Agreement, the following were elected directors of Holdings: Randall S. Fojtasek, R. L. Gilmer, Sam A. Wing, Jr., Daniel T. Morley, James G. Turner, Roger A. Knight, Andreas Hildebrand, Donald W. Torey and Nimrod Natan. Messrs. Hildebrand and Torey are the GEIPPPII designees and the remaining directors, other than Mr. Fojtasek, are the Ardshiel designees.

    There are no arrangements that would result in a change of control on any subsequent date.

    Information regarding the Transaction of Atrium, WIH and Door disclosed in Atrium's Notice of Change of Control and Offer to Purchase filed as Exhibit 20.1 hereto is hereby incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Businesses Acquired

       The financial statements are listed in the accompanying Index to Financial Statements on page F-1 of this report.

(b) Pro Forma Financial Information

       Atrium Companies, Inc. and Subsidiaries:

       Unaudited Pro Forma Consolidated Financial Statements (page 5)

       Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1998 (page
       7)

       Notes to Unaudited Pro Forma Consolidated Balance Sheet as of June 30, 1998 (page 8)

       Unaudited Pro Forma Consolidated Statement of Income for the Year Ended December 31, 1997 (page 10)

       Notes to Unaudited Pro Forma Consolidated Statement of Income for the Year Ended
       December 31, 1997 (page 11)

       Unaudited Pro Forma Consolidated Statement of Income for the Period Ended June 30, 1998 (page 15)

(c) Exhibits

       *2.1  Agreement and Plan of Merger by and among D and W Holdings, Inc.,
               D and W Acquisition Corp., Atrium Corporation, and the securityholders therein dated as of August 3, 1998.
       *4.1  Stockholders Agreement, dated as of October 2, 1998, by and among D and W
               Holdings, Inc., a Delaware Corporation (the "Company"), and each of the individuals and entities signatory hereto (each a "Stockholder" and together the "Stockholders").
      *20.1  Notice of Change of Control and Offer to Purchase, dated as of October 9,
               1998, by Atrium Companies, Inc. for any and all of its 10 1/2% Senior
               Subordinated Notes due November 15, 2006, Series B.
      *20.2  Supplemental Letter to Notice of Change of Control and Offer to Purchase,
               dated October 19, 1998.
      *99.1  Credit Agreement dated as of October 2, 1998 by and among Atrium Companies,
               Inc., as Borrower, D and W Holdings, Inc., as Parent, the Guarantors party thereto, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith
               Incorporated, as Lead Arranger, Syndication Agent and Documentation Agent,
               and BankBoston, N.A., as Administrative Agent, and the Lenders party thereto.
      *99.2  Press Release

------------------------

*   Filed herewith.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

    The following unaudited pro forma consolidated financial statements ("Unaudited Pro Forma Financial Statements") of the Combined Company are based on the audited and unaudited historical financial statements listed in Item 7 of this Current Report on Form 8-K. The Combined Company shall mean Atrium Companies, Inc. and its subsidiaries after giving effect to the Transactions, and therefore shall include WIH, Door and their respective subsidiaries.

    The Unaudited Pro Forma Financial Statements have been prepared to give effect to the Transactions. For financial statement purposes, WIH is deemed to be the "accounting acquiror" in a reverse acquisition transaction.

    Prior to the Transactions, GEIPPPII owned a significant interest in both WIH and Door. As a result of the Transactions, GEIPPPII now owns approximately 94.5% of Holdings. To the extent GEIPPPII acquired additional minority interest in WIH and Door, such interest has been recorded at GEIPPPII's acquisition cost or "fair value". GEIPPPII also recorded its acquisition of a 94.5% interest in Atrium Corp. at "fair value". For purposes of the Unaudited Pro Forma Financial Statements, GEIPPPII's basis in the companies which are a part of the Transactions have been "pushed down" to the Unaudited Pro Forma Financial Statements. The Unaudited Pro Forma Financial Statements also reflect various other effects of the Transactions such as capital contributions, retirement of existing debt and write-off of related financing costs, issuance of new debt and transaction expenses.

    The Unaudited Consolidated Pro Forma Balance Sheet has been prepared to give effect to the Transactions as if they occurred on June 30, 1998. The Unaudited Pro Forma Consolidated Statements of Income give effect to the Transactions as if they occurred on January 1, 1997.

    The unaudited pro forma adjustments are based upon available information and certain assumptions that the Combined Company believes are reasonable. The Unaudited Pro Forma Financial Statements and the accompanying notes should be read in conjunction with the historical financial statements listed in the Index to Financial Statements in Item 7 of this Current Report on Form 8-K and the history of the Combined Company as presented below.

    The Combined Company was formed through a series of transactions and acquisitions. The following summary should be considered in conjunction with reading the unaudited pro forma consolidated financial information:

    July 3, 1995--The common stock of Atrium (formerly known as Fojtasek Companies, Inc.), was acquired by a wholly owned subsidiary of Heritage Fund I, L.P. in a transaction that was accounted for as a recapitalization (the "Heritage Transaction"). Atrium manufactures and sells doors, windows and various building materials throughout the United States. Atrium was founded in 1948 as a leading vertically-integrated domestic manufacturer and distributor of a full line of residential windows and doors and began manufacturing operations in 1953.

    September 1, 1996--Atrium purchased certain assets of Keller Aluminum Products of Texas ("Keller"), a division of Keller Building Products, which was owned by Keller Industries, Inc. The assets were recorded at cost.

    September 30, 1996--Atrium Corp. acquired Atrium Door and Window Company of the Northeast ("ADW--Northeast"), formerly known as Bishop Manufacturing Company, Incorporated ("Bishop"), a manufacturer of vinyl replacement windows and doors for the residential market in the northeast region of the United States. Atrium Corp. contributed the capital stock of ADW--Northeast to Atrium. The transaction was recorded under the purchase method of accounting.

    October 25, 1996--WIH acquired (the "Wing Acquisition") 100% of the outstanding common stock of Wing Industries, Inc. ("Wing"), and Wing Acquisition Corporation ("WAC"), a Delaware corporation and a wholly owned subsidiary of WIH, was merged with and into Wing, with Wing being the surviving corporation. WIH did not have any significant activity prior to the Wing Acquisition. Wing was founded in 1924 and incorporated in 1941. Wing manufactures and markets bifold, louver, stile and rail, and flush doors, and related products for the home improvement and home building industries.

    November 27, 1996--Atrium was effectively recapitalized in a transaction in which affiliates of Hicks Muse Tate & Furst Incorporated purchased approximately 82% of Atrium Corp.'s newly issued common stock and redeemed the equity interests of selling securityholders of Atrium (the "Hicks Muse Transaction"). The redemption payments were funded through the issuance of the Notes and the other outstanding debt of Atrium was refinanced. The transaction was accounted for as a recapitalization.

    July 1, 1997--Atrium purchased the assets of the Western Window Division of Gentek Building Products, Inc. ("Gentek") (the results of operations associated with these assets are referred to as "Gentek"). Gentek, located in Anaheim, California, is engaged in the manufacture and sale of vinyl replacement windows to independent remodelers and contractors. The acquisition was accounted for under the purchase method of accounting.

    November 10, 1997--Wing purchased certain assets of the Door Division of Super Millwork, Inc. ("Super Millwork") in a transaction accounted for under the purchase method of accounting (the "Super Millwork Acquisition"). The Door Division of Super Millwork, located in Melville, New York, is engaged in the distribution, manufacture and sale of doors and other millwork. The Door Division, along with Marvin Windows, comprised the consolidated entity of Super Millwork.

    January 8, 1998--Door acquired all of the outstanding common stock of Darby (the "Darby Acquisition") in a transaction accounted for under the purchase method of accounting. Darby, founded in 1983, provides interior and exterior doors, vanity mirrors, door knobs and locks, shelving, molding, and related installation to contractors of apartment buildings and hotels.

    March 27, 1998--Atrium purchased substantially all of the assets (the "Masterview Acquisition") of Masterview Window Company, LLC ("Masterview"), a privately held window and door company located in Phoenix, Arizona in a transaction accounted for under the purchase method of accounting.

    These transactions have been presented in the Unaudited Pro Forma Consolidated Statement of Income as if they occurred on January 1, 1997. All of the transactions have been recorded in the historical balance sheets of the respective acquiring companies as of June 30, 1998. The Unaudited Pro Forma Financial Statements are not indicative of either future results of operations or the results that might have occurred if the Transactions had been consummated on the indicated dates.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

                                                  HISTORICAL                      PRO FORMA
                                          --------------------------  ----------------------------------
                                           ATRIUM    WING     DOOR       ADJUSTMENTS        CONSOLIDATED
                                          --------  -------  -------  -----------------     ------------
CURRENT ASSETS:
  Cash and cash equivalents.............  $      1  $   139  $   182   $ --                   $    322
  Equity securities--available for
    sale................................       113    --       --        --                        113
  Accounts receivable, net..............    34,005    6,476    3,487     --                     43,968
  Inventories...........................    19,091   18,748    1,448     --                     39,287
  Prepaid expenses and other current
    assets..............................       988      935      175     --                      2,098
  Deferred tax asset....................       692    --       --        --                        692
                                          --------  -------  -------   --------             ------------
      Total current assets..............    54,890   26,298    5,292     --                     86,480
PROPERTY, PLANT AND EQUIPMENT, net......    18,540    7,942      585     --                     27,067
GOODWILL, net...........................    37,550   22,130   22,220     81,598(1)             218,030
                                                                          2,359(2)
                                                                            223(3)
                                                                         51,950(4)
DEFERRED FINANCING COSTS, net...........     5,143    1,151      198      8,653(4)              15,145
OTHER ASSETS............................     4,067      756        3     --                      4,826
                                          --------  -------  -------   --------             ------------
  Total assets..........................  $120,190  $58,277  $28,298   $144,783               $351,548
                                          --------  -------  -------   --------             ------------
                                          --------  -------  -------   --------             ------------
CURRENT LIABILITIES:
  Current portion of notes payable......  $  1,900  $ 3,367  $   500   $ (5,767)(4)           $  1,750
                                                                          1,750(4)
  Accounts payable......................    17,350    4,746    1,166     --                     23,262
  Accrued liabilities...................     8,122    3,542    1,245       (819)(4)             12,090
                                          --------  -------  -------   --------             ------------
  Total current liabilities.............    27,372   11,655    2,911     (4,836)                37,102
LONG-TERM LIABILITIES:
  Notes payable.........................   123,058   32,091   14,285    (11,337)(5)            218,250
                                                                         (5,286)(6)
                                                                        (52,811)(4)
                                                                        118,250(4)
  Deferred tax liability................     1,058      449    --        --                      1,507
  Other liabilities.....................       300    2,500    4,000     --                      6,800
                                          --------  -------  -------   --------             ------------
  Total long-term liabilities...........   124,416   35,040   18,285     48,816                226,557
                                          --------  -------  -------   --------             ------------
  Total liabilities.....................   151,788   46,695   21,196     43,980                263,659
STOCKHOLDER'S EQUITY (DEFICIT):
  Common stock..........................     --           1        1         (2)(7)             --
  Paid-in-capital.......................    33,512    9,891    6,468     11,337(5)              85,895
                                                                          5,286(6)
                                                                         16,488(1)
                                                                          2,359(2)
                                                                            223(3)
                                                                            331(7)
  Retained earnings (accumulated
    deficit)............................   (65,117)   1,690      633     65,117(1)               1,994
                                                                           (329)(7)
  Accumulated other comprehensive
    income..............................         7    --       --            (7)(1)             --
                                          --------  -------  -------   --------             ------------
  Total stockholder's equity
    (deficit)...........................   (31,598)  11,582    7,102    100,803                 87,889
                                          --------  -------  -------   --------             ------------
    Total liabilities and stockholder's
      equity (deficit)..................  $120,190  $58,277  $28,298   $144,783               $351,548
                                          --------  -------  -------   --------             ------------
                                          --------  -------  -------   --------             ------------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

                                 JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

    (1) Elimination of Atrium's accumulated deficit of $65,117 and unrealized gain on equity securities available for sale of $7 and recording GEIPPPII's and Ardshiel's basis in Atrium as follows:

GEIPPPII's contribution......................................  $  49,500
Ardatrium's contribution.....................................        500
Elimination of Atrium's historical paid-in capital...........    (33,512)
                                                               ---------
Net increase in Atrium's paid-in capital.....................  $  16,488
                                                               ---------
                                                               ---------

As a result of the above entries, the following details the
  net increase in goodwill:
  Elimination of Atrium's accumulated deficit................  $  65,117
  Elimination of unrealized gain on equity securities
    available for sale.......................................         (7)
  Net increase in Atrium's paid-in capital...................     16,488
                                                               ---------
  Net increase in goodwill...................................  $  81,598
                                                               ---------
                                                               ---------

    (2) Recording of GEIPPPII's purchase of additional interest of WIH of 5.03% from 89.47% fully converted basis prior to the Transactions to 94.50% immediately after the Transactions as follows:

GEIPPPII's basis in WIH prior to the Transactions..........  $  22,160
GEIPPPII's purchase of minority interest...................      1,818
Basis of remaining minority interest.......................      1,300
                                                             ---------
Adjusted basis in WIH......................................                25,278
Historical equity of WIH...................................     11,582
Conversion of exchangeable subordinated notes payable
  (5)......................................................     11,337
                                                             ---------
Adjusted equity of WIH after conversion of debt............                22,919
                                                                        ---------
Net increase in equity related to the acquisition of WIH's
  minority
  interest.................................................             $   2,359
                                                                        ---------
                                                                        ---------

    (3) Recording of GEIPPPII's purchase of additional interest of Door of 2.19% from 92.31% fully converted basis prior to the Transactions to 94.50% immediately after the Transactions as follows:

GEIPPPII's basis in Door prior to the Transactions.........  $  11,391
GEIPPPII's purchase of minority interest...................        379
Basis of remaining minority interest.......................        841
                                                             ---------
Adjusted basis in Door.....................................                12,611
Historical equity of Door..................................      7,102
Conversion of subordinated note payable (6)................      5,286
                                                             ---------
Adjusted equity of Door after conversion of debt...........                12,388
                                                                        ---------
Net increase in equity related to the acquisition of Door's
  minority
  interest.................................................             $     223
                                                                        ---------
                                                                        ---------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                                 JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

    (4) To record borrowings under the Credit Facility, including related deferred financing costs, to record the Existing Debt Repayment and the write-off of associated deferred financing costs.

NOTES PAYABLE
Borrowings under the Credit Facility
  B Tranche.............................................  $  75,000
  C Tranche.............................................     25,000
Discount Debentures issued by Atrium Corp...............     20,000
                                                          ---------
Total Notes Payable (including $1,750 of current
  portion)..............................................             $ 120,000
Less Existing Debt Repayment:
  Atrium Notes Payable--Current Portion.................     (1,900)
  WIH Notes Payable--Current Portion....................     (3,367)
  Door Notes Payable--Current Portion...................       (500)
                                                          ---------
                                                                        (5,767)
  Atrium Notes Payable--Long Term Portion...............    (23,058)
  WIH Notes Payable--Long Term Portion (including
    capital leases).....................................    (20,754)
  Door Notes Payable--Long Term Portion.................     (8,999)
                                                          ---------
                                                                       (52,811)
  Atrium accrued interest...............................       (162)
  WIH accrued interest..................................       (633)
  Door accrued interest.................................        (24)
                                                          ---------
                                                                          (819)
DEBT FINANCING COSTS
Debt financing costs capitalized........................    (11,000)
Write off of associated deferred financing costs
  Atrium................................................        998
  WIH...................................................      1,151
  Door..................................................        198
                                                          ---------
Net increase in deferred financing costs................                (8,653)
                                                                     ---------
Net increase in goodwill................................             $  51,950
                                                                     ---------
                                                                     ---------

    (5) Conversion of GEIPPPII's and Ardshiel's or its affiliates' interest in WIH's exchangeable subordinated notes payable of $12,460 and $40, respectively, less $1,163 of unamortized discount related to detachable warrants converted to common stock pursuant to the Transactions.

    (6) Conversion of GEIPPPII's and Ardshiel's or its affiliates' interest in Door's subordinated note payable of $5,940 and $60, respectively, less $714 of unamortized discount related to detachable warrants converted to common stock pursuant to the Transactions.

    (7) Elimination of Door's retained earnings and common stock and the elimination of WIH common stock as Atrium's Common Stock remains outstanding.

Note: No adjustment has been made in the Unaudited Pro Forma Financial
      Statements to conform the accounting policies of Atrium, WIH and Door. The Combined Company believes there will not be material adjustments to the balance sheet, other than as shown above, in the application of the purchase price.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                             (DOLLARS IN THOUSANDS)

                                                                                                 1997
                                 1997 AND 1998                                                COMPLETED
                                   COMPLETED                PRO FORMA                        ACQUISITIONS   PRO FORMA
                     HISTORICAL    ACQUISITIONS    ----------------------------  HISTORICAL  ------------  -----------
                     --------- ------------------  ACQUISITIONS  ATRIUM BEFORE   ----------     SUPER      ACQUISITION
                      ATRIUM   GENTEK  MASTERVIEW  ADJUSTMENTS    TRANSACTIONS      WIH        MILLWORK    ADJUSTMENTS
                     --------- ------- ----------  -----------   --------------  ----------  ------------  -----------
NET SALES...........  $186,764 $ 6,733  $25,007      $--           $218,504       $99,059      $23,351        $--
COST OF GOODS
  SOLD..............  121,301    5,083   19,056       --            145,440        78,270       18,085        --
                     --------- ------- ----------  -----------   --------------  ----------  ------------     -----
  Gross profit......   65,463    1,650    5,951       --             73,064        20,789        5,266        --
OPERATING EXPENSES:
  Selling, delivery,
    general and
    administrative
    expenses........   44,486      982    3,105         (124)(a)     48,449        16,445        4,487          225(b)
  Stock option
    compensation
    expense.........      307    --       --          --                307         --          --            --
                     --------- ------- ----------  -----------   --------------  ----------  ------------     -----
                       44,793      982    3,105         (124)        48,756        16,445        4,487          225
                     --------- ------- ----------  -----------   --------------  ----------  ------------     -----
    Income (loss)
      from
      operations....   20,670      668    2,846          124         24,308         4,344          779         (225)
INTEREST EXPENSE....   11,523    --         779        1,654(f)      13,956         2,953          169          708(g)
OTHER INCOME
  (EXPENSE), net....    1,088    --         (30)      --              1,058         --          --            --
                     --------- ------- ----------  -----------   --------------  ----------  ------------     -----
    Income before
      income
      taxes.........   10,235      668    2,037       (1,530)        11,410         1,391          610         (933)
PROVISION (BENEFIT)
  FOR INCOME
  TAXES.............    4,068      267    --             172(j)       4,507           695       --             (110)(k)
                     --------- ------- ----------  -----------   --------------  ----------  ------------     -----
NET INCOME (LOSS)...  $ 6,167  $   401  $ 2,037      $(1,702)      $  6,903       $   696      $   610        $(823)
                     --------- ------- ----------  -----------   --------------  ----------  ------------     -----
                     --------- ------- ----------  -----------   --------------  ----------  ------------     -----

                                                                               PRO FORMA
                                                                              ------------                    THE
                                                          PRO FORMA           THE COMBINED                  COMBINED
                                      HISTORICAL   ------------------------     COMPANY     ADJUSTMENTS     COMPANY
                        WIH BEFORE    ----------   ACQUISITION  DOOR BEFORE      BEFORE        AFTER         AFTER
                       TRANSACTIONS      DOOR      ADJUSTMENTS  TRANSACTIONS  TRANSACTIONS  TRANSACTIONS   TRANSACTIONS
                      --------------  ----------   -----------  -----------   ------------  ------------   ----------
NET SALES...........    $122,410       $16,956      $ --          $16,956       $357,870      $--            $357,870
COST OF GOODS
  SOLD..............      96,355        10,227        --           10,227        252,022       --            252,022
                      --------------  ----------   -----------  -----------   ------------  ------------   ----------
  Gross profit......      26,055         6,729        --            6,729        105,848       --            105,848
OPERATING EXPENSES:
  Selling, delivery,
    general and
    administrative
    expenses........      21,157         4,707        (1,013)(c)     3,694        73,300        3,391(d)      76,691
  Stock option
    compensation
    expense.........      --             --           --           --                307          208(e)         515
                      --------------  ----------   -----------  -----------   ------------  ------------   ----------
                          21,157         4,707        (1,013)       3,694         73,607        3,599         77,206
                      --------------  ----------   -----------  -----------   ------------  ------------   ----------
    Income (loss)
      from
      operations....       4,898         2,022         1,013        3,035         32,241       (3,599)        28,642
INTEREST EXPENSE....       3,830            61         1,510(h)     1,571         19,357        4,606(i)      23,963
OTHER INCOME
  (EXPENSE), net....      --                90        --               90          1,148       --              1,148
                      --------------  ----------   -----------  -----------   ------------  ------------   ----------
    Income before
      income
      taxes.........       1,068         2,051          (497)       1,554         14,032       (8,205)         5,827
PROVISION (BENEFIT)
  FOR INCOME
  TAXES.............         585         --              528(l)       528          5,620       (1,637)(m)      3,983
                      --------------  ----------   -----------  -----------   ------------  ------------   ----------
NET INCOME (LOSS)...    $    483       $ 2,051      $ (1,025)     $ 1,026       $  8,412      $(6,568)       $ 1,844
                      --------------  ----------   -----------  -----------   ------------  ------------   ----------
                      --------------  ----------   -----------  -----------   ------------  ------------   ----------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                               DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

    (a) Reflects net decrease in the amortization expense relating to goodwill as a result of Atrium's acquisition of Gentek and Masterview on July 1, 1997 and March 27, 1998, respectively, as follows:

Amortization expense of Gentek goodwill of $3,320 being amortized
  over 40 years......................................................  $      42
Elimination of Masterview's historical amortization expense of
  goodwill of $10,689 being amortized over 15 years..................       (698)
Amortization expense of goodwill of $21,282 being amortized over 40
  years..............................................................        532
                                                                       ---------
                                                                       $    (124)
                                                                       ---------
                                                                       ---------

    (b) Reflects net increase in selling, delivery, general and administrative expenses resulting from the elimination of certain one-time costs, and the amortization expense relating to goodwill and non-compete agreement as a result of the Super Millwork Acquisition on November 10, 1997, as follows:

Elimination of a one-time transaction bonus and associated payroll taxes paid to senior executive in connection with the Super
  Millwork Acquisition...............................................  $     (32)
Amortization expense of goodwill of $9,945 being amortized over 40
  years..............................................................        207
Amortization of non-compete agreement being amortized over 5 years...         50
                                                                       ---------
                                                                       $     225
                                                                       ---------
                                                                       ---------

    (c) Reflects net decrease in selling, delivery, general and administrative expenses for amortization expense relating to goodwill and compensation expense resulting from Door's acquisition of the common stock of Darby as follows:

Reduction of compensation expense paid to a former stockholder's salary and bonus compensation that will be received pursuant to a three year employment agreement..................................  $  (1,676)
Compensation expense paid to a former stockholder pursuant to a
  three year employment agreement..................................        100
Amortization of goodwill of $22,503 being amortized over 40
  years............................................................        563
                                                                     ---------
                                                                     $  (1,013)
                                                                     ---------
                                                                     ---------

    (d) Reflects net increase in amortization expense relating to goodwill as a result of the Transactions:

Elimination of historical goodwill amortization....................  $  (2,060)
Amortization of $218,030 of goodwill being amortized over 40
  years............................................................      5,451
                                                                     ---------
                                                                     $   3,391
                                                                     ---------
                                                                     ---------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

    (e) Reflects net increase in stock option compensation expense as a result of the Transactions:

Elimination of historical stock option compensation..................  $    (307)
Stock option compensation related to 2,600,000 shares issued at $.01
  with a fair market value of $1.00 vesting over five years..........        515
                                                                       ---------
                                                                       $     208
                                                                       ---------
                                                                       ---------

    (f) Reflects net increase in interest expense resulting from Atrium's acquisition of Gentek and Masterview as follows:

Interest expense resulting from the borrowing of $6,500 on Atrium's
  revolving credit facility at 7.9% for Gentek......................  $     257
Elimination of historical interest expense of Masterview related to debt that was paid off including the amortization of related deferred financing
  costs.............................................................       (779)
Interest expense resulting from borrowings under a $17,500 term loan
  at 7.875% for Masterview..........................................      1,378
Interest expense resulting from the borrowing of $9,029 on Atrium's
  revolving credit facility at 7.9% for Masterview..................        713
Amortization of deferred financing costs of $508 related to the issuance of the term loan and amendment of the revolving credit
  facility for Masterview...........................................         85
                                                                      ---------
                                                                      $   1,654
                                                                      ---------
                                                                      ---------

    (g) Reflects net increase in interest expense resulting from the Super Millwork Acquisition as follows:

Elimination of historical interest expense...........................  $    (169)
Interest expense resulting from the borrowing of $194 under Wing's
  revolving credit facility at 10.0%.................................         16
Interest expense resulting from the borrowing of $6,750 under Wing's
  term loan facility at 8.8%.........................................        495
Interest expense resulting from the borrowing of $4,000 exchangeable
  subordinated debt at 11.0%.........................................        366
                                                                       ---------
                                                                       $     708
                                                                       ---------
                                                                       ---------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

    (h) Reflects net increase in interest expense resulting from Door's acquisition of the common stock of Darby as follows:

Elimination of historical interest expense..........................  $     (61)
Interest expense resulting from the issuance of $10,000 senior debt
  at 8.5%...........................................................        850
Interest expense resulting from the issuance of $6,000 subordinated
  debt at 11.5%.....................................................        690
Amortization of deferred financing costs being amortized over 7
  years.............................................................         31
                                                                      ---------
                                                                      $   1,510
                                                                      ---------
                                                                      ---------

    (i) Reflects net increase in interest expense resulting from the
Transactions:

Elimination of historical interest expense related to debt to be repaid, including amortization of deferred financing costs.......  $  (8,365)
Interest expense resulting from the borrowing of $100,000 at 9%
  pursuant to the Credit Facility..................................      9,000
Interest expense resulting from the borrowing of $20,000 Discount
  Debentures at 12% issued by Atrium Corp. (non-cash
  payment-in-kind by Atrium Corp.).................................      2,400
Amortization of deferred financing costs of $11,000 related to the
  Credit Facility..................................................      1,571
                                                                     ---------
                                                                     $   4,606
                                                                     ---------
                                                                     ---------

    The Pro Forma Consolidated Statement of Income has been prepared assuming that none of the Notes will be tendered in the Change of Control Offer. In the event all of the Notes were tendered in the Change of Control Offer, adjusted net interest expense would decrease by $1,500.

    Borrowings under the Credit Facility bear interest at a variable rate. A one percentage point increase or decrease in the applicable interest rate would increase or decrease adjusted net interest expense by $1,000.

    (j) Reflects the income tax provision related to the historical earnings of Gentek and Masterview and the income tax effect of the pro forma adjustments discussed in (a) and (f) using the federal statutory income tax rate of 34%. Prior to the Masterview Acquisition, Masterview, a limited liability company, was classified as a partnership for federal and state income tax purposes with income or loss accruing directly to the members. Accordingly, no provisions or credits for federal or state income taxes are reflected in the Masterview historical financial statements.

    (k) Reflects the income tax provision related to the historical earnings of Super Millwork and the income tax effect of the pro forma adjustments discussed in (b) and (g) using the federal statutory income tax rate of 34%. Prior to the acquisition, Super Millwork was classified as an S-corporation for federal and state income tax purposes with income or loss accruing directly to the shareholders. Accordingly, no provisions or credits for federal or state income taxes are reflected in the Super Millwork historical financial statements.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                               DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

    (l) Reflects the income tax provision related to the historical earnings of Darby and the income tax effect of the pro forma adjustments discussed in (c) and (h) using the federal statutory income tax rate of 34%. Prior to the acquisition, Darby was classified as an S-corporation for federal and state income tax purposes with income or loss accruing directly to the shareholders. Accordingly, no provisions or credits for federal or state income taxes are reflected in the Darby historical financial statements.

    (m) Reflects the income tax effect of the pro forma adjustments discussed in
(e) and (i) using the federal statutory income tax rate of 34%. No income tax effect has been reflected for the pro forma adjustment discussed in (j) as the additional goodwill recorded as a result of the Transactions is non-deductible for federal tax purposes.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

                       FOR THE PERIOD ENDED JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

                                              1998                 PRO FORMA
                                            COMPLETED    -----------------------------                        THE COMBINED
                             HISTORICAL    ACQUISITION                       ATRIUM          HISTORICAL          COMPANY
                             -----------  -------------   ACQUISITIONS       BEFORE     --------------------     BEFORE
                               ATRIUM      MASTERVIEW      ADJUSTMENTS    TRANSACTIONS     WIH       DOOR     TRANSACTIONS
                             -----------  -------------  ---------------  ------------  ---------  ---------  -------------
NET SALES..................   $ 106,482     $   6,219       $  --          $  112,701   $  71,848  $  10,432    $ 194,981
COST OF GOODS SOLD.........      70,526         4,687          --              75,213      56,197      6,386      137,796
                             -----------       ------           -----     ------------  ---------  ---------  -------------
  Gross profit.............      35,956         1,532          --              37,488      15,651      4,046       57,185
OPERATING EXPENSES:
  Selling, delivery,
    general and
    administrative
    expenses...............      24,377           834             (45)(b)      25,166      12,180      2,043       39,389
  Stock option compensation
    expense................         447        --              --                 447      --         --              447
                             -----------       ------           -----     ------------  ---------  ---------  -------------
                                 24,824           834             (45)         25,613      12,180      2,043       39,836
                             -----------       ------           -----     ------------  ---------  ---------  -------------
    Income from
      operations...........      11,132           698              45          11,875       3,471      2,003       17,349
INTEREST EXPENSE...........       6,241           158             386(d)        6,785       2,105        789        9,679
OTHER INCOME (EXPENSE),
  net......................        (223)         (173)            171(f)         (225)     --              5         (220)
                             -----------       ------           -----     ------------  ---------  ---------  -------------
  Income before income
    taxes..................       4,668           367            (170)          4,865       1,366      1,219        7,450
PROVISION FOR INCOME
  TAXES....................       1,711        --                  67(g)        1,778         675        586        3,039
                             -----------       ------           -----     ------------  ---------  ---------  -------------
NET INCOME.................   $   2,957     $     367       $    (237)     $    3,087   $     691  $     633    $   4,411
                             -----------       ------           -----     ------------  ---------  ---------  -------------
                             -----------       ------           -----     ------------  ---------  ---------  -------------

                                      PRO FORMA
                             ----------------------------
                                            THE COMBINED
                              ADJUSTMENTS      COMPANY
                                 AFTER          AFTER
                             TRANSACTIONS   TRANSACTIONS
                             -------------  -------------
NET SALES..................    $    (232)(a)   $ 194,749
COST OF GOODS SOLD.........         (232)(a)     137,564
                             -------------  -------------
  Gross profit.............       --             57,185
OPERATING EXPENSES:
  Selling, delivery,
    general and
    administrative
    expenses...............        1,626(c)      41,015
  Stock option compensation
    expense................       --                447
                             -------------  -------------
                                   1,626         41,462
                             -------------  -------------
    Income from
      operations...........       (1,626)        15,723
INTEREST EXPENSE...........        2,303(e)      11,982
OTHER INCOME (EXPENSE),
  net......................                        (220)
                             -------------  -------------
  Income before income
    taxes..................       (3,929)         3,521
PROVISION FOR INCOME
  TAXES....................         (783)(h)       2,256
                             -------------  -------------
NET INCOME.................    $  (3,146)     $   1,265
                             -------------  -------------
                             -------------  -------------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                       FOR THE PERIOD ENDED JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

    (a) Represents the elimination of intercompany sales of $232 from WIH to Door during the first six months of 1998.

    (b) Reflects net decrease in the amortization expense relating to goodwill as a result of the Masterview Acquisition as follows:

Elimination of historical amortization of goodwill of $10,689 being
  amortized over 15 years............................................  $    (178)
Amortization of goodwill of $21,282 associated with the Transactions
  being amortized over 40 years......................................        133
                                                                       ---------
                                                                       $     (45)
                                                                       ---------
                                                                       ---------

    (c) Reflects net increase in amortization expense relating to goodwill as a result of the Transactions:

Elimination of historical goodwill amortization....................  $  (1,099)
Amortization of $218,030 of goodwill being amortized over 40
  years............................................................      2,725
                                                                     ---------
                                                                     $   1,626
                                                                     ---------
                                                                     ---------

    (d) Reflects net increase in interest expense as a result of the Masterview Acquisition as follows:

Elimination of historical interest expenses related to debt that was paid off including the amortization of related deferred financing
  costs..............................................................  $    (158)
Interest expense resulting from the issuance of $17,500 term loan at
  7.875%.............................................................        345
Interest expense resulting from the borrowing of $9,029 on Atrium's
  revolving credit facility at 7.9%..................................        178
Amortization of deferred financing costs of $508 related to the issuance of the term loan and amendment of the revolving credit
  facility...........................................................         21
                                                                       ---------
                                                                       $     386
                                                                       ---------
                                                                       ---------

    (e) Reflects net increase in interest expense resulting from the
       Transactions:

Elimination of historical interest expense related to debt to be repaid, including amortization of deferred financing costs.......  $  (4,183)
Interest expense resulting from the borrowing of $100,000 at 9%
  pursuant to the Credit Facility..................................      4,500
Interest expense resulting from the borrowing of $20,000 Discount
  Debentures at 12% issued by Atrium Corp. (non-cash
  payment-in-kind by Atrium Corp.).................................      1,200
Amortization of deferred financing costs of $11,000 related to the
  Credit Facility..................................................        786
                                                                     ---------
                                                                     $   2,303
                                                                     ---------
                                                                     ---------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                       FOR THE PERIOD ENDED JUNE 30, 1998

                             (DOLLARS IN THOUSANDS)

    The Pro Forma Consolidated Statement of Income has been prepared assuming that none of the Notes will be tendered in the Change of Control Offer. In the event all of the Notes were tendered in the Change of Control Offer, adjusted net interest expense would decrease by $750.

    Borrowings under the Credit Facility bear interest at a variable rate. A one percentage point increase or decrease in the applicable interest rate would increase or decrease adjusted net interest expense by $500.

    (f) Reflects the elimination of one-time bonuses and associated payroll taxes aggregating $171 paid to certain members of senior management of Masterview in connection with the Masterview Acquisition.

    (g) Reflects the income tax provision related to the historical earnings of Masterview and the income tax effect of the pro forma adjustments discussed in notes (b), (d) and (f) using the federal statutory income tax rate of 34%. Prior to the acquisition, Masterview, a limited liability company, was classified as a partnership for federal and state income tax purposes with income or loss accruing directly to the memebers. Accordingly, no provisions or credits for federal or state income taxes are reflected in the Masterview historical financial statements.

    (h) Reflects the income tax effect of the pro forma adjustment discussed in
(e) using the statutory federal income tax rate of 34%. No income tax effect has been reflected for the pro forma adjustment discussed in (f) as the additional goodwill recorded as a result of the Transactions is non-deductible for federal tax purposes.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                ATRIUM COMPANIES, INC.

                                By:  /s/ JEFF L. HULL
                                     -----------------------------------------
                                     Name:  Jeff L. Hull
                                     Title:  CHIEF FINANCIAL OFFICER, SECRETARY
                                     AND TREASURER

Date: October 19, 1998

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
ATRIUM COMPANIES, INC.
Report of Independent Accountants..........................................................................        F-3

Consolidated Financial Statements:

  Consolidated Balance Sheets as of December 31, 1997 and 1996.............................................        F-4

  Consolidated Statements of Income for the years ended December 31, 1997, 1996 and 1995...................        F-5

  Consolidated Statements of Stockholder's Equity (Deficit) for the years ended December 31, 1997, 1996 and
    1995...................................................................................................        F-6

  Consolidated Statements of Cash Flows for the years ended December 31, 1997, 1996 and 1995...............        F-7

Notes to Consolidated Financial Statements.................................................................        F-9

MASTERVIEW WINDOW COMPANY, LLC
Report of Independent Accountants..........................................................................       F-27

Financial Statements:

  Statement of Financial Position as of December 31, 1997..................................................       F-28

  Statement of Income for the year ended December 31, 1997.................................................       F-29

  Statement of Changes in Members' Equity for the year ended December 31, 1997.............................       F-30

  Statement of Cash Flows for the year ended December 31, 1997.............................................       F-31

Notes to Financial Statements..............................................................................       F-32

WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY
Report of Independent Accountants..........................................................................       F-38

Consolidated Financial Statements:

  Consolidated Balance Sheets as of December 31, 1997 and 1996.............................................       F-39

  Consolidated Statements of Income for the year ended December 31, 1997, the periods ended December 31,
    1996 and October 25, 1996 and the year ended December 31, 1995.........................................       F-40

  Consolidated Statements of Stockholders' Equity for the year ended December 31, 1997, the periods ended
    December 31, 1996 and October 25, 1996 and the year ended December 31, 1995............................       F-41

  Consolidated Statements of Cash Flows for the year ended December 31, 1997, the periods ended December
    31, 1996 and October 25, 1996 and the year ended December 31, 1995.....................................       F-42

Notes to Consolidated Financial Statements.................................................................       F-43

DOOR DIVISION OF SUPER MILLWORK, INC.
Report of Independent Accountants..........................................................................       F-60

Carve-out Financial Statements:

  Carve-out Balance Sheets as of November 10, 1997 and December 31, 1996...................................       F-61

  Carve-out Statements of Income and Changes in Business Unit Equity for the period from January 1, 1997 to
    November 10, 1997 and for the year ended December 31, 1996.............................................       F-62

  Carve-out Statements of Cash Flows for the period from January 1, 1997 to November 10, 1997 and for the
    year ended December 31, 1996...........................................................................       F-63

Notes to Carve-out Financial Statements....................................................................       F-64

                                                                                                               PAGE
                                                                                                             ---------
R.G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.
Report of Independent Accountants..........................................................................       F-68

Combined Financial Statements:

  Combined Balance Sheets as of December 31, 1997 and 1996.................................................       F-69

  Combined Statements of Income for the years ended December 31, 1997 and 1996.............................       F-70

  Combined Statements of Stockholder's Equity for the years ended
    December 31, 1997 and 1996.............................................................................       F-71

  Combined Statements of Cash Flows for the years ended December 31, 1997 and 1996.........................       F-72

Notes to Combined Financial Statements.....................................................................       F-73

ATRIUM COMPANIES, INC.
Consolidated Financial Statements (Unaudited):

  Consolidated Balance Sheet as of June 30, 1998...........................................................       F-77

  Consolidated Statements of Income for the six months ended June 30, 1998 and 1997........................       F-78

  Consolidated Statements of Comprehensive Income for the six months ended June 30, 1998 and 1997..........       F-79

  Consolidated Statement of Stockholder's Equity (Deficit) for the six months ended June 30, 1998..........       F-80

  Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1997....................       F-81

Notes to Consolidated Financial Statements.................................................................       F-82

WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY
Consolidated Financial Statements (Unaudited):

  Consolidated Balance Sheet as of June 30, 1998...........................................................       F-86

  Consolidated Statements of Income for the six months ended June 30, 1998 and 1997........................       F-87

  Consolidated Statement of Stockholders' Equity for the six months ended June 30, 1998....................       F-88

  Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1997....................       F-89

Notes to Consolidated Financial Statements.................................................................       F-90

DOOR HOLDINGS, INC. AND SUBSIDIARIES
Consolidated Financial Statements (Unaudited):

  Consolidated Balance Sheet as of June 30, 1998...........................................................       F-92

  Consolidated Statements of Income for the six months ended June 30, 1998 and 1997........................       F-93

  Consolidated Statement of Stockholders' Equity for the six months ended June 30, 1998....................       F-94

  Consolidated Statements of Cash Flows for the six months ended June 30, 1998 and 1997....................       F-95

Notes to Consolidated Financial Statements.................................................................       F-96

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Atrium Corporation:

    We have audited the accompanying consolidated balance sheets of Atrium Companies, Inc. and its subsidiaries, (the "Company"), a wholly-owned subsidiary of Atrium Corporation, as of December 31, 1997 and 1996 and the related consolidated statements of income, stockholder's equity (deficit), and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Atrium Companies, Inc. and its subsidiaries as of December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

Dallas, Texas
March 27, 1998

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                 DECEMBER 31,
                                                                                            ----------------------
                                                                                               1997        1996
                                                                                            ----------  ----------
                                                      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents...............................................................  $        1  $      617
  Equity securities--available for sale...................................................          27      --
  Accounts receivable, net................................................................      24,376      21,975
  Inventories.............................................................................      16,534      13,474
  Prepaid expenses and other current assets...............................................       1,608       1,765
  Deferred tax asset......................................................................         692       2,555
                                                                                            ----------  ----------
  Total current assets....................................................................      43,238      40,386

PROPERTY, PLANT AND EQUIPMENT, net........................................................      16,388      13,970
GOODWILL, net.............................................................................      14,884      11,963
DEFERRED FINANCING COSTS, net.............................................................       4,961       5,173
OTHER ASSETS..............................................................................       3,904       3,258
                                                                                            ----------  ----------
  Total assets............................................................................  $   83,375  $   74,750
                                                                                            ----------  ----------
                                                                                            ----------  ----------

                                  LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Accounts payable........................................................................  $   10,007  $    8,528
  Current portion of notes payable........................................................      --          --
  Accrued liabilities.....................................................................       7,102       6,580
                                                                                            ----------  ----------
  Total current liabilities...............................................................      17,109      15,108

LONG-TERM LIABILITIES:
  Notes payable...........................................................................     100,000     100,000
  Deferred tax liability..................................................................       1,058         818
                                                                                            ----------  ----------
  Total long-term liabilities.............................................................     101,058     100,818
                                                                                            ----------  ----------
  Total liabilities.......................................................................     118,167     115,926

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY (DEFICIT):
  Common stock $.01 par value, 3,000 shares authorized, 100 shares issued and
    outstanding...........................................................................      --          --
  Paid-in capital.........................................................................      32,790      31,936
  Accumulated deficit.....................................................................     (67,503)    (73,112)
  Unrealized loss on equity securities--available for sale................................         (79)     --
                                                                                            ----------  ----------
  Total stockholder's deficit.............................................................     (34,792)    (41,176)
                                                                                            ----------  ----------
  Total liabilities and stockholder's deficit.............................................  $   83,375  $   74,750
                                                                                            ----------  ----------
                                                                                            ----------  ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                             (DOLLARS IN THOUSANDS)

                                                                                  1997        1996        1995
                                                                               ----------  ----------  ----------
NET SALES....................................................................  $  186,764  $  156,269  $  135,478
COST OF GOODS SOLD...........................................................     121,301     102,341      93,975
                                                                               ----------  ----------  ----------
  Gross profit...............................................................      65,463      53,928      41,503

OPERATING EXPENSES:
  Selling, delivery, general and administrative expenses.....................      44,486      34,815      29,303
  Special charges............................................................      --           3,044       7,188
  Stock option compensation expense..........................................         307       3,023         308
                                                                               ----------  ----------  ----------
                                                                                   44,793      40,882      36,799
                                                                               ----------  ----------  ----------
  Income from operations.....................................................      20,670      13,046       4,704

INTEREST EXPENSE.............................................................      11,523       4,786       2,753
OTHER INCOME (EXPENSE), net..................................................       1,088        (182)      1,442
                                                                               ----------  ----------  ----------
  Income before income taxes and extraordinary charge........................      10,235       8,078       3,393

PROVISION FOR INCOME TAXES...................................................       4,068       2,699       1,544
                                                                               ----------  ----------  ----------
  Income before extraordinary charge.........................................       6,167       5,379       1,849

EXTRAORDINARY CHARGE ON EARLY RETIREMENT OF DEBT (net of income tax benefit
  of $720)...................................................................      --           1,176      --
                                                                               ----------  ----------  ----------
NET INCOME...................................................................  $    6,167  $    4,203  $    1,849
                                                                               ----------  ----------  ----------
                                                                               ----------  ----------  ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                      UNREALIZED
                                                                       RETAINED     LOSS ON EQUITY       TOTAL
                                           COMMON STOCK                EARNINGS       SECURITIES     STOCKHOLDER'S
                                          ---------------   PAID IN  (ACCUMULATED     AVAILABLE         EQUITY
                                          SHARES   AMOUNT   CAPITAL    DEFICIT)        FOR SALE        (DEFICIT)
                                          ------   ------   -------  ------------   --------------   -------------
BALANCE, December 31, 1994..............   100     $--      $   484    $ 39,881        --$             $ 40,365
  Capital contribution..................   --       --       22,100      --            --                22,100
  Net distributions to stockholders.....   --       --        --        (79,741)       --               (79,741)
  Land contribution.....................   --       --          575      --            --                   575
  Stock option compensation expense.....   --       --          308      --            --                   308
  Net income............................   --       --        --          1,849        --                 1,849
                                          ------   ------   -------  ------------       -----        -------------

BALANCE, December 31, 1995..............   100      --       23,467     (38,011)       --               (14,544)
  Capital contributions.................   --       --        5,025      --            --                 5,025
  Net distributions to Holding..........   --       --        --        (39,304)       --               (39,304)
  Stock option compensation expense.....   --       --        3,023      --            --                 3,023
  Income tax benefit upon exercise of
    Holding's stock options.............   --       --          421      --            --                   421
  Net income............................   --       --        --          4,203        --                 4,203
                                          ------   ------   -------  ------------       -----        -------------

BALANCE, December 31, 1996..............   100      --       31,936     (73,112)       --               (41,176)
  Contributions from Holding............   --       --          476      --            --                   476
  Distributions to Holding..............   --       --        --           (558)       --                  (558)
  Stock option compensation expense.....   --       --          307      --            --                   307
  Unrealized loss on equity securities
    available for sale..................   --       --        --         --               (79)              (79)
  Income tax benefit upon exercise of
    Holding's stock options.............   --       --           71      --            --                    71
  Net income............................   --       --        --          6,167        --                 6,167
                                          ------   ------   -------  ------------       -----        -------------

BALANCE, December 31, 1997..............   100     $--      $32,790    $(67,503)         $(79)         $(34,792)
                                          ------   ------   -------  ------------       -----        -------------
                                          ------   ------   -------  ------------       -----        -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                             (DOLLARS IN THOUSANDS)

                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income......................................................................  $   6,167  $   4,203  $   1,849
  Adjustments to reconcile net income to net cash provided by operating activities:
    Extraordinary charge, net of income tax benefit...............................     --          1,176     --
    Depreciation and amortization.................................................      3,278      2,205      1,779
    Amortization of deferred financing costs......................................        642        279        138
    Noncash bonuses...............................................................     --         --          1,609
    Gain on retirement of assets..................................................        (38)       (10)      (429)
    Gain on sale of equity securities.............................................         (2)    --         --
    Stock option compensation expense.............................................        307      3,023        308
    Deferred tax provision (benefit)..............................................      2,102     (1,303)       202
  Changes in assets and liabilities, net of acquisitions in 1997 and 1996:
    Accounts receivable, net......................................................       (640)    (3,056)      (523)
    Inventories...................................................................     (1,688)     2,252        540
    Prepaid expenses and other current assets.....................................        197       (730)       171
    Accounts payable..............................................................     (1,165)       815        722
    Accrued liabilities...........................................................        (57)       (87)       541
                                                                                    ---------  ---------  ---------
      Net cash provided by operating activities...................................      9,103      8,767      6,907
                                                                                    ---------  ---------  ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment......................................     (3,438)    (3,380)    (2,337)
  Proceeds from sales of assets...................................................         68         25        784
  Purchases of equity securities..................................................       (480)    --         --
  Proceeds from sales of equity securities........................................        375     --         --
  Increase in other assets........................................................     (1,377)    (1,134)    (1,677)
  Payment for acquisition, net of cash acquired...................................     (6,561)   (10,243)    --
                                                                                    ---------  ---------  ---------
    Net cash used in investing activities.........................................    (11,413)   (14,732)    (3,230)
                                                                                    ---------  ---------  ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of notes payable........................................................     --        (62,928)    (8,605)
  Net borrowings under revolving credit facility..................................     --          7,740     --
  Proceeds from issuance of senior subordinated notes.............................     --        100,000     --
  Proceeds from issuance of notes payable.........................................     --          6,000     57,155
  Checks drawn in excess of bank balances.........................................      2,135     --            946
  Deferred financing costs........................................................       (430)    (5,457)    (2,127)
  Capital contributions...........................................................     --             25     22,100
  Contributions from Holding......................................................        476     --         --
  Net distributions to stockholders...............................................     --         --        (74,268)
  Net distributions to Holding....................................................       (558)   (39,304)    --
  Income tax benefit upon exercise of Holding's stock options.....................         71        421     --
                                                                                    ---------  ---------  ---------
    Net cash provided by (used in) financing activities...........................      1,694      6,497     (4,799)
                                                                                    ---------  ---------  ---------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS..............................       (616)       532     (1,122)
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR......................................        617         85      1,207
                                                                                    ---------  ---------  ---------
CASH AND CASH EQUIVALENTS, END OF YEAR............................................  $       1  $     617  $      85
                                                                                    ---------  ---------  ---------
                                                                                    ---------  ---------  ---------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

              FOR THE YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                             (DOLLARS IN THOUSANDS)

                                                                                      1997       1996       1995
                                                                                    ---------  ---------  ---------
SUPPLEMENTAL DISCLOSURE:
  Cash paid during the period for:
    Interest......................................................................  $  10,393  $   3,699  $   2,420
    Income taxes..................................................................      2,737      4,514      1,064
    Noncash distributions.........................................................     --         --          4,899
    Noncash contribution from Holding.............................................     --          5,000     --

    During 1996, the Company acquired all of the capital stock of ADW--Northeast for a combined purchase price of $19,531 of which $10,243 was paid in cash, as follows:

Fair value of net assets acquired...............................  $  20,705
Payable to seller...............................................     (1,000)
Cash acquired...................................................     (3,288)
Common stock issued by Holding..................................     (5,000)
Liabilities assumed.............................................     (1,174)
                                                                  ---------
Cash paid for capital stock of ADW--Northeast...................  $  10,243
                                                                  ---------
                                                                  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:

    Atrium Companies, Inc. (the "Company"), (formerly Fojtasek Companies, Inc., a Texas corporation), is engaged in the manufacture and sale of doors, windows and various building materials throughout the United States. A significant portion of the Company's sales relates to new home construction activity, which is cyclical in nature.

    On July 3, 1995, the stockholders of Fojtasek Companies, Inc. ("Fojtasek") executed a stock purchase agreement (the "Heritage Transaction") whereby all of Fojtasek's common stock was acquired by FCI Holding Corp. ("FCI Holding"), a Delaware holding company which was established in connection with the Heritage Transaction (Note 12). On September 30, 1996, Atrium Corporation ("Holding"), a Delaware parent company which owned 100% of FCI Holding (which owned 100% of Fojtasek) acquired Atrium Door and Window Company of the Northeast ("ADW--Northeast," formerly Bishop), a manufacturer of vinyl replacement windows and doors and contributed the capital stock of ADW--Northeast to Fojtasek (Note
15). On November 8, 1996, in connection with the Hicks Muse Transaction (the "Hicks Muse Transaction"), Fojtasek, which was a Texas corporation, was merged with and into FCI Holding (Note 12). The two companies were merged to achieve certain business objectives related to brand-name recognition. The surviving Delaware corporation was renamed "Atrium Companies, Inc.," (the "Company") which is a direct, wholly-owned subsidiary of Holding. The merger was accounted for as a merger of companies under common control and the assets were valued at historical cost.

    BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, ADW--Northeast, acquired in September 1996, and Atrium Door and Window Company-- West Coast ("ADW--West Coast," formerly H-R Window Supply, Inc). ADW--Northeast refers to the combined consolidated results of Atrium Door and Window Company of the Northeast (the merged companies formerly named Vinyl Building Specialties of Connecticut, Inc. and Bishop Manufacturing Company, Incorporated), its subsidiary Atrium Door and Window Company of New England ("ADW-- New England" formerly Bishop Manufacturing Company of New England, Inc.), and Atrium Door and Window Company of New York ("ADW--New York" formerly Bishop Manufacturing Co. of New York, Inc.) All significant intercompany transactions and balances have been eliminated in consolidation.

    INDUSTRY SEGMENT

    The Company operates in a single industry segment, the fabrication and distribution of doors and windows and related components.

    REVENUE RECOGNITION

    Revenue from the sale of doors and windows and related components is recorded at the time of delivery and billing to the customer. Allowances are established to recognize the risk of sales returns from customers.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    EQUITY SECURITIES--AVAILABLE FOR SALE

    Investments in equity securities--available for sale are carried at market based on quoted market prices, with unrealized gains (losses) recorded in stockholder's equity.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Accounts receivable are net of allowances for doubtful accounts of $608 and $1,497 as of December 31, 1997 and 1996, respectively.

    PROVISION FOR WARRANTY CLAIMS

    Estimated warranty costs are provided at the time of the sale of the warranted product.

    CONCENTRATIONS OF CREDIT RISK

    Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company's customers are concentrated in the southern regions of the U.S. and focus upon the distribution and sale of building products. Sales in the state of Texas accounted for approximately 38.3% of revenue in 1997. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. The Company does not believe it is dependent upon any single customer. No single customer accounted for more than 10% of sales.

    INVENTORIES

    Inventories are valued at the lower of cost (last-in, first-out or "LIFO") or market. Management believes that the LIFO method results in a better matching of current costs with current revenues.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost less accumulated depreciation. Prior to January 1, 1997, the Company provided for depreciation and amortization using straight-line and accelerated methods. For all assets acquired subsequent to January 1, 1997, the Company depreciates the assets on a straight-line basis over their estimated useful lives, as follows:

                                                                                   ESTIMATED
                                                                                  USEFUL LIFE
                                                                                 -------------
Buildings and improvements.....................................................   5 - 40 years
Machinery and equipment........................................................   3 - 12 years

    Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the assets sold or retired. Expenditures for maintenance, minor renewals and repairs are expensed as incurred, while major replacements and improvements are capitalized.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    GOODWILL

    Goodwill represents the excess of cost over fair market value of net assets acquired. Goodwill is being amortized over 40 years on a straight-line basis. Amortization expense of $340 and $75 was recorded for the years ended December 31, 1997 and 1996. Accumulated amortization at December 31, 1997 and 1996 was $415 and $75, respectively. Management continually reviews the carrying value of goodwill for recoverability based on anticipated undiscounted cash flows of the assets to which it relates. The Company considers operating results, trends and prospects of the Company, as well as competitive comparisons. The Company also takes into consideration competition within the building materials industry and any other events or circumstances which might indicate potential impairment. When goodwill is determined not to be recoverable, an impairment is recognized as a charge to operations to the extent the carrying value of related assets (including goodwill) exceeds the sum of the undiscounted cash flows from those related assets.

    CAPITALIZED SOFTWARE COSTS

    The Company capitalizes internal employee costs and external consulting costs associated with implementing and developing software for internal use. Internal costs capitalized include payroll and payroll-related costs for employees who are directly associated with the development, modification and implementation of the software. External costs include direct expenses related to consulting and other professional fees consumed in developing, modifying and implementing the software. Capitalization of costs occurs upon the completion of the preliminary project stage and when management believes it is probable a project will be completed and the software will be used to perform the function intended. Amortization begins when the software is put into place and is calculated on a straightline basis over five years. Management continually reviews the carrying value and expected functionality of the accumulated costs for potential impairment. When it is no longer probable that computer software being developed will be completed, modified or placed in service, the assets carrying value will be adjusted to the lower of cost or fair value.

    INCOME TAXES

    The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting.

    FORWARD COMMITMENTS

    The Company periodically enters into forward commitments to hedge price variances in materials. Changes in the market value of forward commitments are recognized in income when the effects of the related charges in the hedged items are recognized.

    USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1. OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED) of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. Significant estimates are used in calculating allowance for bad debt, workers' compensation and warranty accruals, and deferred tax assets and liabilities.

    RECLASSIFICATIONS

    Certain reclassifications have been made to the 1996 and 1995 balances to conform to the 1997 presentation.

2.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures About Fair Value of Financial Instruments," the following methods have been used in estimating fair value disclosures for significant financial instruments of the Company.

    Estimated fair value amounts have been determined by the Company using available market information and appropriate valuation methodologies. Due to the fact that considerable judgment is required to interpret market data to develop the estimates of fair value, the estimates presented are not necessarily indicative of the amounts that could be realized in a current market exchange.

    Cash and cash equivalents--The carrying amounts reported in the balance sheet approximate the fair value.

    Equity securities--available for sale--The carrying amounts that are reported in the balance sheet approximate the fair value based on quoted market prices.

    Notes payable--The fair value of the Company's notes is based on quoted market prices.

    Forward aluminum contracts--The unrealized gains and losses are based on quotes for aluminum as reported on the London Metal Exchange.

    The carrying amounts and estimated fair values of the Company's financial instruments as of December 31, 1997 and 1996 were as follows:

                                                        1997                    1996
                                               ----------------------  ----------------------
                                                CARRYING                CARRYING
                                                 AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                               ----------  ----------  ----------  ----------
ASSETS:
Cash and cash equivalents....................  $        1  $        1  $      617  $      617
Equity securities--available for sale........  $       27  $       27  $   --      $   --

LIABILITIES:
Notes payable................................  $  100,000  $  106,000  $  100,000  $  102,000

                                                NOTIONAL    UNREALIZED    NOTIONAL    UNREALIZED
                                                 AMOUNT     GAIN/(LOSS)    AMOUNT     GAIN/(LOSS)
                                                ---------  -------------  ---------  -------------
OFF BALANCE SHEET:
Forward aluminum contracts....................  $  24,960    $     (21)   $  21,656    $     519

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

3.  INVENTORIES:

    Inventories are valued at the lower of cost or market using the LIFO method of accounting. Work-in-process and finished goods inventories consist of materials, labor, and manufacturing overhead. Inventories consisted of the following at December 31:

                                                                            1997       1996
                                                                          ---------  ---------
Raw materials...........................................................  $  13,653  $  11,765
Work-in-process.........................................................        705        563
Finished goods..........................................................      4,056      2,526
                                                                          ---------  ---------
                                                                             18,414     14,854
LIFO reserve............................................................     (1,880)    (1,380)
                                                                          ---------  ---------
                                                                          $  16,534  $  13,474
                                                                          ---------  ---------
                                                                          ---------  ---------

    The change in the LIFO reserve for the years ended December 31, 1997, 1996 and 1995 resulted in an increase in cost of sales of $500 and a decrease in cost of sales by $491 and $851, respectively.

4.  PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment consisted of the following at December 31:

                                                                            1997       1996
                                                                          ---------  ---------
Land....................................................................  $     682  $     682
Buildings and improvements..............................................      7,596      7,139
Machinery and equipment.................................................     16,238     11,970
Construction-in-process.................................................        434        705
                                                                          ---------  ---------
    Total...............................................................     24,950     20,496
Less accumulated depreciation and amortization..........................     (8,562)    (6,526)
                                                                          ---------  ---------
                                                                          $  16,388  $  13,970
                                                                          ---------  ---------
                                                                          ---------  ---------

    Depreciation expense was $2,217, $1,681, and $1,554 for the years ended December 31, 1997, 1996, and 1995, respectively.

5.  OTHER ASSETS:

    Other assets consisted of the following at December 31:

                                                                               1997       1996
                                                                             ---------  ---------
Capitalized software costs, net............................................  $   2,406  $   1,355
Non-compete agreements, net................................................      1,125      1,575
Deposits, notes receivable and other.......................................        373        328
                                                                             ---------  ---------
                                                                             $   3,904  $   3,258
                                                                             ---------  ---------
                                                                             ---------  ---------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

5.  OTHER ASSETS: (CONTINUED)
    The costs of the non-compete agreements are being amortized over the terms of the related agreements, which are five years. Amortization expense for the years ended December 31, 1997, 1996 and 1995 was $450, $450 and $225,
respectively, resulting in accumulated amortization at December 31, 1997 and 1996 of $1,125 and $675, respectively. Amortization expense of $271 was recorded for the year ended December 31, 1997 for costs related to capitalized software costs.

6.  DEFERRED FINANCING COSTS:

    The deferred financing costs relate to costs incurred in the placement of the Company's debt and are being amortized using the effective interest method over the terms of the related debt, which range from five to ten years. Amortization expense for the years ended December 31, 1997, 1996 and 1995 was $642, $279 and $138, respectively and was recorded as interest expense in the accompanying Consolidated Statements of Income.

7.  ACCRUED LIABILITIES:

    Accrued liabilities include the following at December 31:

                                                                               1997       1996
                                                                             ---------  ---------
Accrued salaries and wages.................................................  $   2,627  $   2,100
Accrued interest...........................................................      1,358      1,003
Accrued taxes payable......................................................      1,263        601
Contingent payable related to
    ADW--Northeast acquisition.............................................     --          1,000
Warranty and litigation reserve............................................        781        961
Workers' compensation reserve..............................................        250        500
Other......................................................................        823        415
                                                                             ---------  ---------
                                                                             $   7,102  $   6,580
                                                                             ---------  ---------
                                                                             ---------  ---------

8.  NOTES PAYABLE:

    Notes payable consisted of the following at December 31:

                                                                           1997        1996
                                                                        ----------  ----------
Senior subordinated notes.............................................  $  100,000  $  100,000
Less current maturities...............................................      --          --
                                                                        ----------  ----------
                                                                        $  100,000  $  100,000
                                                                        ----------  ----------
                                                                        ----------  ----------

    In November 1996, the Company issued $100,000 aggregate principal amount of 10 1/2% Senior Subordinated Notes (the "Notes") due November 15, 2006 under the Indenture dated as of November 27, 1996. Interest on the Notes is payable semiannually on May 15 and November 15 of each year, commencing on May 15, 1997. The Notes mature on November 15, 2006. The Company may redeem the Notes based on certain triggering events. In addition, under certain circumstances the Company will be

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

8.  NOTES PAYABLE: (CONTINUED)
obligated to make an offer to repurchase the Notes at 100% of the principal amount, plus accrued and unpaid interest to the date of repurchase, with the net cash proceeds of certain sales or other dispositions of assets.

    The Notes are fully and unconditionally guaranteed, jointly and severally, on an unsecured, senior subordinated basis, by each of the Company's subsidiaries (see Note 18). The Indenture permits the Company to incur additional indebtedness (including Senior Indebtedness) of up to $45,000 as of December 31, 1997, subject to certain limitations. The Indenture restricts the Company's ability to pay dividends or make certain other restricted payments, consummate certain asset sales, or otherwise dispose of all or substantially all of the assets of the Company and its subsidiaries.

    The Company has also entered into a Credit Agreement providing for a revolving credit facility (the "Credit Facility"). The Credit Facility enables the Company to borrow up to $20,000. The revolving credit loans bear interest at a rate based upon the lender's prime rate plus a borrowing margin of 1.5% or a LIBOR-based rate plus a borrowing margin of 2.5%. The Company pays a commitment fee of .5% based on the unused portion of the Credit Facility. The Credit Facility terminates in March 2002. The Company had $19,191 of availability under the Credit Facility as of December 31, 1997, net of outstanding letters of credit totaling $809. The Credit Facility contains various covenants that restrict the Company from taking various actions and requires the Company to achieve and maintain certain financial covenants.

    Principal payments due during the next five years on long-term notes payable as of December 31, 1997 are as follows:

1998..............................................................................  $   --
1999..............................................................................      --
2000..............................................................................      --
2001..............................................................................      --
2002..............................................................................      --
Thereafter........................................................................     100,000
                                                                                    ----------
                                                                                    $  100,000
                                                                                    ----------
                                                                                    ----------

9.  FEDERAL INCOME TAX:

    In connection with the Heritage Transaction in July 1995, the Company converted from an S corporation to a C corporation. Accordingly, subsequent to the Heritage Transaction, the Company accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes," which requires that deferred income tax expenses be provided based upon the liability method. Pro forma federal income tax expense, had the Company been subject to corporate income taxes for twelve months in 1995, would have been $1,187.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

9.  FEDERAL INCOME TAX: (CONTINUED)
    Temporary differences that give rise to the deferred income tax assets and liabilities are as follows as of December 31:

                                                                             1997       1996
                                                                           ---------  ---------
Deferred income tax assets:
  Allowance for doubtful accounts........................................  $  --      $     495
  Deferred stock compensation............................................        572        501
  Inventory cost capitalization and valuation............................        331        660
  Non-compete agreement..................................................        277        167
  Accrued vacation.......................................................        178        173
  Warranty and litigation................................................         90        357
  Workers' compensation..................................................         92        185
  Other..................................................................     --             17
                                                                           ---------  ---------
                                                                               1,540      2,555
Deferred income tax liabilities:
  Depreciation...........................................................     (1,050)      (811)
  Capitalized software costs.............................................       (830)    --
  Other..................................................................        (26)        (7)
                                                                           ---------  ---------
                                                                              (1,906)      (818)
Net deferred income tax asset (liability)................................       (366)     1,737
Less-current deferred tax asset..........................................        692      2,555
                                                                           ---------  ---------
Long-term deferred tax liability.........................................  $  (1,058) $    (818)
                                                                           ---------  ---------
                                                                           ---------  ---------

    SFAS 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some of or all of the deferred tax assets will not be realized. As of December 31, 1997 and 1996, no valuation reserve was recorded.

    The components of the provision for income taxes are as follows for the years ended December 31:

                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
Current federal income tax provision.............................  $   1,543  $   3,388  $   1,420
Deferred federal income tax provision (benefit)..................      2,102       (930)       202
State income tax provision (benefit).............................        423        241        (78)
                                                                   ---------  ---------  ---------
Provision for income taxes.......................................  $   4,068  $   2,699  $   1,544
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

    The Company recognized a tax benefit in 1997 and 1996 of $71 and $421, respectively, related to Holding's stock options. This benefit was recorded directly to paid in capital.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

9.  FEDERAL INCOME TAX: (CONTINUED)
    Reconciliation of the federal statutory income tax rate to the effective tax rate, was as follows for the years ended December 31:

                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
Tax computed at statutory rate...................................  $   3,482  $   2,777  $   1,154
State taxes......................................................        423        241        (78)
Income tax benefit not recognized on S corporation tax
  deductions.....................................................     --         --            655
Prior year return to accrual differences.........................     --           (352)    --
Other............................................................        163         33       (187)
                                                                   ---------  ---------  ---------
Provision for income taxes.......................................  $   4,068  $   2,699  $   1,544
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

10.  RELATED PARTIES:

    Included in prepaid expenses and other current assets are the following receivables due from related parties at December 31:

                                                                                     1997         1996
                                                                                     -----        -----
Receivables from stockholders...................................................   $      19    $      82
Receivables from officers.......................................................   $      20    $       5
Receivables from employees......................................................   $      64    $      80

    MONITORING AND OVERSIGHT AGREEMENT

    Holding and the Company have entered into a ten-year monitoring and oversight agreement with Hicks Muse. Pursuant thereto, Holding and the Company have agreed to pay to Hicks Muse a minimum annual fee of $320 for ongoing financial oversight and monitoring services to the Company. The annual fee is adjustable upward or downward on January 1 of each calendar year to an amount equal to 0.2% of the budgeted consolidated annual net sales of the Company and its subsidiaries for the then-current fiscal year, provided that such fee shall at no time be less than $320 per year. In the year ended December 31, 1997, $437 was paid to Hicks Muse under this agreement.

    FINANCIAL ADVISORY AGREEMENT

    Holding and the Company are parties to a ten-year financial advisory agreement (the "Financial Advisory Agreement") with Hicks Muse pursuant to which Hicks Muse received a financial advisory fee of $2,000 on the closing date of the Hicks Muse Transaction as compensation for its services as financial advisor to the Company in connection with the Hicks Muse Transaction. Pursuant to the Financial Advisory Agreement, Hicks Muse is also entitled to receive a fee equal to 1.5% of the transaction value (as defined in the Financial Advisory Agreement) for each add-on transaction in which the Company or any of its subsidiaries is involved. In connection with the ADW--West Coast asset acquisition (see Note 15), the Company paid $92 to Hicks Muse.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

11.  COMMITMENTS AND CONTINGENCIES:

    COMMITMENTS

    The Company has entered into operating lease agreements for office and manufacturing space with unrelated third parties and with certain affiliates of certain stockholders of the Company. Total rent expense for the years ended December 31, 1997, 1996 and 1995 was $4,339, $2,012 and $3,156, respectively. Of these totals, amounts paid to related parties were $753, $605 and $313 in 1997, 1996 and 1995, respectively. Future minimum rents due under operating leases with initial or remaining terms greater than twelve months are as follows:

                                                                RELATED     OTHER
                                                                PARTIES    PARTIES     TOTAL
                                                               ---------  ---------  ---------
1998.........................................................  $   1,030  $   1,768  $   2,798
1999.........................................................      1,180      1,371      2,551
2000.........................................................      1,180      1,111      2,291
2001.........................................................      1,245        828      2,073
2002.........................................................      1,311        409      1,720
Thereafter...................................................      7,603        174      7,777
                                                               ---------  ---------  ---------
                                                               $  13,549  $   5,661  $  19,210
                                                               ---------  ---------  ---------
                                                               ---------  ---------  ---------

    The Company has contracts with various suppliers to purchase aluminum for use in the manufacturing process. The contracts vary from one to twelve months and are at fixed quantities and fixed and floating prices. As of December 31, 1997 and 1996, the Company had forward commitments totaling $24,960 and $21,656 for delivery through December 1998 and 1997 for 28.6 and 28.7 million pounds of aluminum, of which 14.3 and 10.0 million pounds were at fixed prices, respectively.

    The Company has entered into employment agreements with several key executives of the Company including its President and Chief Executive Officer, its Chief Financial Officer and several Divisional Presidents, Vice Presidents, General Managers and Sales Managers of the Company's divisions. The agreements generally provide for terms of employment, annual salaries, bonuses, and eligibility for option awards and severance benefits.

    CONTINGENCIES

    The Company is party to various claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material effect on the financial position, results of operations or liquidity of the Company.

    During 1993, factory employees voted to unionize and become members of Amalgamated Clothing and Textile Workers Union. A three-year union contract was executed during 1995. In addition, in connection with the Kel-Star acquisition, the Company became a party to collective bargaining arrangements due to expire in 2001.

    The Company is involved in various stages of investigation and cleanup relative to environmental protection matters, some of which relate to waste disposal sites. The potential costs related to such matters

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

11. COMMITMENTS AND CONTINGENCIES: (CONTINUED) and the possible impact thereof on future operations are uncertain due in part to: the uncertainty as to the extent of pollution; the complexity of Government laws and regulations and their interpretations; the varying costs and effectiveness of alternative cleanup technologies and methods; the uncertain level of insurance or other types of recovery; and the questionable level of the Company's involvement. The Company was named in 1988 as a potentially responsible party ("PRP") in two superfund sites pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (the Chemical Recycling, Inc. site in Wylie, Texas, and the Diaz Refinery site in Little Rock, Arkansas). The Company believes that based on the information currently available, including the substantial number of other PRP's and relatively small share allocated to it at such sites, its liability, if any, associated with either of these sites will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

12.  STOCK PURCHASE AGREEMENT:

    HERITAGE TRANSACTION

    On June 23, 1995, Heritage Fund I, L.P. ("Heritage") formed two Delaware corporations, FCI Holding and its wholly-owned subsidiary, Fojtasek/Heritage Acquisition Company ("Acquisition Corp."). Heritage contributed approximately $22,000 to FCI Holding in exchange for 18,318,352 shares of voting common stock, 11,824,398 shares of nonvoting common stock and 11,000 shares of nonvoting preferred stock of FCI Holding. Additionally, FCI Holding issued 95,854 shares of voting common stock to a member of management whom had an equity interest in the voting common stock of Fojtasek prior to the transaction for approximately $50. In a simultaneous transaction, (i) Acquisition Corp. used the $22,050 proceeds contributed from FCI Holding plus approximately $57,200 borrowed under a term loan agreement and a revolving line of credit to purchase a majority of the voting common stock from the Fojtasek shareholders and pay transaction costs of approximately $5,000 (ii) Fojtasek shareholders exchanged their remaining 1,643,985 shares of Fojtasek voting stock (the "Rollover Stock") to FCI Holding for 18,318,352 shares of FCI Holding voting common stock, (iii) the Rollover Stock was contributed by FCI Holding to Acquisition Corp. for shares of Acquisition Corp. stock issued to FCI Holding and (iv) Acquisition Corp. was merged into Fojtasek. The transaction was accounted for as a recapitalization as it did not result in a change of control. Accordingly, the assets and liabilities of Fojtasek were not revalued. The transaction resulted in an increase to stockholder's deficit of $57,000.

    After the Heritage Transaction, the voting common stock of FCI Holding was held by Heritage (49.8%), the Fojtasek shareholders (49.8%) and the management shareholder (0.4%). FCI Holding owned 100% of the interest in Fojtasek (the surviving company from the merger with Acquisition Corp.) As a result of its purchase of nonvoting common stock in the transaction, Heritage held approximately 68% of the economic interest of FCI Holding.

    In connection with the Heritage Transaction, certain assets and liabilities were excluded from the assets and liabilities of Fojtasek and distributed as follows. Fojtasek distributed the land, building, and improvements related to two of its primary operating divisions to certain Fojtasek shareholders. The book value of the property distributed totaled approximately $9,300. The shareholders also assumed the industrial development revenue bonds of $4,400, which were collateralized by the property. Fojtasek also distributed its investments in rental real estate to certain Fojtasek shareholders. The net book value of the properties distributed was approximately $3,100. The shareholders also assumed the related notes payable,

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

12.  STOCK PURCHASE AGREEMENT: (CONTINUED)
which were collateralized by the property. The outstanding balance of the notes payable transferred was approximately $2,300. These assets were distributed at fair market value, resulting in a net loss of $205, which was recorded in the accompanying 1995 Consolidated Statement of Income.

    HICKS MUSE TRANSACTION

    The Hicks Muse Transaction refers to a recapitalization transaction that closed concurrent with the closing of the issuance of the Notes in which affiliates of Hicks Muse purchased a number of newly issued shares of Holding's Common Stock for $32,000 pursuant to a Stock Purchase Agreement dated November 7, 1996, and certain outstanding shares, and certain options and warrants to acquire shares of Holding's Common Stock and all outstanding shares of preferred stock of Holding were redeemed.

    This transaction, which was completed on November 27, 1996, required approximately $134,500 to complete, consisting of $59,417 in redemption payments to the selling securityholders, $54,369 representing all outstanding indebtedness under the old credit facility and debt assumed in connection with its acquisition of ADW--Northeast, $12,472 in redemption payments to preferred stockholders of Holding (including cumulative dividends in arrears) and approximately $8,242 of fees and expenses. The funds required to consummate the Hicks Muse Transaction were provided by (i) the proceeds of the issuance of the Notes, (ii) $32,000 in equity financing, (iii) drawings of $2,000 under the Company's Credit Facility, and (iv) other cash provided by the Company of $500. The shares issued to Hicks Muse, after giving effect to the other elements of the Hicks Muse Transaction, represent approximately 82.0% of the outstanding common stock of Holding. The Hicks Muse Transaction has been accounted for as a recapitalization.

13.  SPECIAL CHARGES AND STOCK OPTION COMPENSATION EXPENSE:

    Included in special charges in the 1996 Consolidated Statement of Income are officer bonuses of $3,044 incurred in connection with the Hicks Muse Transaction. Special charges in 1995 consisted of consulting fees of $408, officer and management bonuses of $6,380, and restructuring charges of $400 incurred in connection with the Heritage Transaction.

    Included in stock option compensation expense are charges associated with the issuance of new stock options at exercise prices below the fair value of the underlying common stock, the expense associated with the cash redemption of certain options, and amortization of deferred compensation expense related to previously issued options.

14.  OTHER INCOME (EXPENSE), NET:

    Other income (expense), net consists of the following for the years ended December 31:

                                                                     1997       1996       1995
                                                                   ---------  ---------  ---------
Insurance settlement.............................................  $   1,193  $      --  $      --
Rental, interest, and other income...............................         65         49      1,013
Gain on sale of assets...........................................         38         10        429
Other............................................................       (208)      (241)        --
                                                                   ---------  ---------  ---------
                                                                   $   1,088  $    (182) $   1,442
                                                                   ---------  ---------  ---------
                                                                   ---------  ---------  ---------

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

15.  ACQUISITIONS:

    ADW--WEST COAST (FORMERLY GENTEK) ASSET PURCHASE:

    On July 1, 1997, the Company purchased through its wholly-owned subsidiary, ADW--West Coast (formerly H-R Window Supply, Inc.), the assets of the Western Window Division of Gentek Building Products, Inc., located in Anaheim, California. The purchase price (including transactions expenses) was approximately $6,562 and was funded from borrowings under the Company's revolving credit facility. The transaction was accounted for under the purchase method of accounting. The purchase allocation, preliminary in nature and subject to change, is as follows:

Cash and advances to the Company....................................................  $       1
Accounts receivable, net............................................................      1,760
Inventories.........................................................................      1,372
Other current assets................................................................         39
Property, plant and equipment, net..................................................      1,131
Other noncurrent assets.............................................................         28
Goodwill............................................................................      3,320
Current liabilities.................................................................     (1,089)
                                                                                      ---------
    Total purchase price............................................................  $   6,562
                                                                                      ---------
                                                                                      ---------

    ADW--NORTHEAST (FORMERLY BISHOP):

    Effective September 30, 1996, the Company acquired the capital stock of ADW--Northeast, a manufacturer of vinyl replacement windows and doors for the residential market in the northeast region of the United States, for approximately $19,531. To consummate the acquisition, the Company paid approximately $13,531 to ADW--Northeast's shareholders (the "Sellers"), agreed to a $1,000 payable to the Sellers to be paid if certain earnings targets are met, and issued $5,000 of Holding common stock in exchange for all of ADW--Northeast's capital stock. The $1,000 was recorded as an accrued liability in the Company's financial statements at December 31, 1996. During 1997, the Company paid $500 of the amount and adjusted the purchase price by the remaining balance (this amount was recorded as a reduction in goodwill). Holding subsequently contributed the ADW--Northeast capital stock to the Company. Consequently, as of September 30, 1996, ADW--Northeast became a wholly-owned subsidiary of the Company. The ADW--Northeast acquisition has been accounted for under the purchase method of

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

15.  ACQUISITIONS: (CONTINUED)
accounting. Accordingly, the purchase price has been allocated to the assets and liabilities based upon their estimated fair values at the date of acquisition as follows:

Cash and advances to the Company...................................................  $   3,288
Accounts receivable, net...........................................................      2,073
Inventories........................................................................      1,774
Other current assets...............................................................        256
Property, plant and equipment, net.................................................      1,206
Other noncurrent assets............................................................         70
Goodwill...........................................................................     12,038
Current liabilities................................................................       (986)
Other noncurrent liabilities.......................................................       (188)
                                                                                     ---------
    Total purchase price...........................................................  $  19,531
                                                                                     ---------
                                                                                     ---------

    The Company's Consolidated Statements of Income for the years ended December 31, 1997 and 1996 includes ADW--West Coast's and ADW--Northeast's operations from the dates of acquisition, July 1, 1997 and September 30, 1996, respectively. The following table presents the historical consolidated operating results of the Company for the years ended December 31, 1997 and 1996, compared to pro forma operating results for such periods. The following unaudited pro forma information presents consolidated operating results as though the acquisitions of ADW--West Coast and ADW--Northeast had occurred at the beginning of the periods presented:

                                                     YEAR ENDED               YEAR ENDED
                                                  DECEMBER 31, 1997        DECEMBER 31, 1996
                                               -----------------------  -----------------------
                                                 ACTUAL     PRO FORMA     ACTUAL     PRO FORMA
                                               ----------  -----------  ----------  -----------
Net sales....................................  $  186,764   $ 193,497   $  156,269   $ 182,099
Income before extraordinary charge...........       6,167       6,568        5,379       6,358
Net income...................................       6,167       6,568        4,203       5,182

    KELLER ASSET PURCHASE:

    In June 1996, the Company purchased certain assets from a division of Keller Building Products for $1,150. In September 1996, the Company purchased the division's inventory for $500. These asset purchases were recorded at cost.

16.  STOCK OPTIONS:

    In connection with the Heritage Transaction, FCI Holding issued options (the "Substitute Options") to certain members of Fojtasek management to purchase FCI Holding's nonvoting common stock. The options vested ratably over five years or immediately upon a public offering or a sale of substantially all the assets of FCI Holding or a subsidiary. In connection with this issuance, $1,350 in compensation expense representing the difference between the market value of the underlying common stock and the exercise price of the option was deferred and amortized over the vesting period. To effect the acquisition of ADW--Northeast, FCI Holding formed Holding. The Substitute Option holders exchanged 2,875,922

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

16.  STOCK OPTIONS: (CONTINUED)
options for equivalent nonvoting common stock options (the "Replacement Options") in Holding's 1996 Original Stock Option Plan (the "Original Plan"). In conjunction with the Hicks Muse Transaction, 2,875,922 options of Holding were tendered at an exercise price of $.01, of which 1,050,000 were exchanged for Replacement Options of Holding. In connection with the exchanged options, $1,040 was deferred and is being amortized over the new 5 year vesting period. Under certain circumstances, if the option holders terminate employment prior to the exercise of such option, they have the right to receive $1.00 per option (net of the exercise price). Compensation expense of approximately $307, $926 and $308 related to the options was recognized by the Company for the years ended December 31, 1997, 1996 and 1995, respectively.

    FCI Holding also issued stock options (the "Disposition Options") to certain members of Fojtasek management. Value was recognized on these options based on the market value of the Company, which became exercisable upon a public offering or a sale of substantially all the assets of FCI Holding or a subsidiary of FCI Holding. In connection with the Hicks Muse Transaction, the options vested and were redeemed and the resultant compensation expense of $743 was recorded in stock option compensation expense in the 1996 Consolidated Statement of Income.

    Upon completion of the Hicks Muse Transaction, Holding adopted the 1996 Stock Option Plan (the "New Plan") authorizing the issuance of 3,500,000 options to acquire common stock. Holding's New Plan gives certain individuals and key employees of Holding and any subsidiary corporation thereof who are responsible for the continued growth of Holding an opportunity to acquire a proprietary interest in Holding and thus to create in such persons an increased interest in and a greater concern for the welfare of Holding or any subsidiary. Through December 31, 1997 and 1996, the Board of Directors of Holding has granted 2,185,390 and 1,910,390 options, respectively, under the New Plan at a weighted average price of $1.00 per share which represented fair market value on the dates of grant. The Company applies APB Opinion 25 and related interpretations in accounting for the Plan.

    The following table summarizes the transactions of the Original Plan and the New Plan for the periods ended December 31, 1997, 1996 and 1995 (all outstanding options were granted to management of the Company):

                                                                        DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                                                            1997          1996          1995
                                                                        ------------  ------------  ------------
Outstanding options, beginning of period..............................    2,960,390     2,875,922        --
Granted...............................................................      275,000     2,960,390     2,875,922
Canceled or expired...................................................     (504,645)       --            --
Exchanged.............................................................       --        (1,050,000)       --
Exercised.............................................................     (355,708)   (1,825,922)       --
                                                                        ------------  ------------  ------------
Outstanding options, end of year......................................    2,375,037     2,960,390     2,875,922
                                                                        ------------  ------------  ------------
                                                                        ------------  ------------  ------------
Weighted average exercise price of options exercised..................   $      .72    $      .01        --
Weighted average exercise price of options granted....................   $     1.00    $      .62    $      .01
Weighted average exercise price, end of period........................   $      .60    $      .65    $      .01
Options exercisable, end of period....................................      420,007        24,500        --
Options available for future grant....................................    1,819,255     1,589,610        --

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

16.  STOCK OPTIONS: (CONTINUED)
    The options vest over periods ranging from three to five years.

    On November 27, 1996, Holding issued a warrant (the "Warrant") to the President and Chief Executive Officer (the "Executive") of the Company. Pursuant to the terms of the Warrant, the Executive is entitled to purchase 1,333,333 shares of Holding common stock at any time subsequent to the Hicks Muse Transaction. The exercise price of the Warrant is $.01 per share. An additional 861,889 shares may be purchased under the Warrant at an exercise price of $1.00, representing the fair market value on the date of grant upon the realization of an 8.0% internal rate of return. The 861,889 options vest ratably each day for three years. The Warrant will terminate on November 27, 2006. The Company recorded non cash compensation expense of $1,320 for the period ended December 31, 1996 in connection with the difference between the fair market value of the stock at the date of issuance ($1.00) and the exercise price ($.01).

    The following table summarizes information about stock options and warrants outstanding at December 31, 1997:

                             OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                ---------------------------------------------  -----------------------
                                                   WEIGHTED                 WEIGHTED
   RANGE OF                   WEIGHTED AVERAGE      AVERAGE                  AVERAGE
   EXERCISE       NUMBER       REMAINING LIFE      EXERCISE      NUMBER     EXERCISE
    PRICES      OUTSTANDING       (MONTHS)           PRICE     EXERCISABLE    PRICE
--------------  -----------  -------------------  -----------  ----------  -----------
   Options:
  $ .01            950,000              107        $     .01      190,000   $     .01
  $1.00          1,425,037              107        $    1.00      230,007   $    1.00

  Warrants:
  $ .01          1,333,333              107        $     .01    1,333,333   $     .01
  $1.00            861,889              107        $    1.00      314,058   $    1.00

    In 1995, the Financial Accounting Standards Board ("FASB") issued Statement on Financial Accounting Standards No. 123 ("SFAS 123") "Accounting for Stock-Based Compensation" ("SFAS 123") which, if fully adopted by the Company, would change the methods the Company applies in recognizing the cost of the stock-based plans. Adoption of the cost recognition provisions of SFAS 123 is optional and the Company has decided not to elect these provisions of SFAS 123. However, pro forma disclosures as if the Company adopted the cost recognition provisions of SFAS 123 in 1995 are required by SFAS 123 and are presented below. In 1997 and 1996, the Company granted only nonqualified stock options under the plans.

    The fair value of each stock option granted is estimated on the date of grant using the minimum value method of option pricing with the following weighted-average assumptions for grants in 1997 and 1996: dividend yield of 0.0%; risk-free interest rate of 7.0%; and the expected life of 10 years. (In determining the "minimum value" SFAS 123 does not require the volatility of the Company's common stock underlying the options to be calculated or considered because the Company was not publicly-traded when the options were granted).

    Had the compensation cost for the Company's stock-based compensation plans and warrants been determined consistent with SFAS 123, the Company's net income for 1997, 1996 and 1995 would have been $6,105, $3,934 and $1,949, respectively.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

16.  STOCK OPTIONS: (CONTINUED)
    The effects of applying SFAS 123 in this pro forma disclosure are not indicative of future amounts. SFAS 123 does not apply to awards prior to 1995, and the Company anticipates making awards in the future under its stock-based compensation plans.

17.  EMPLOYEE BENEFIT PLANS:

    STOCK PURCHASE PLAN

    Holding's 1996 Stock Purchase Plan gives certain key employees of Holding or related entities who are expected to contribute materially to the success of Holding or related entities an opportunity to acquire a proprietary interest in Holding, and thus to retain such persons and create in such persons an increased interest in and a greater concern for the welfare of Holding and any Related Entities. The Board of Directors is authorized to offer 500,000 shares for purchase. As of December 31, 1997 and 1996, 425,000 and 375,000 shares, respectively, have been purchased under the plan.

    401(K)

    During 1996, the Company established an employee benefit plan in accordance with Section 401(k) of the Internal Revenue Code for all employees not covered under a collective bargaining agreement. The Company may at its discretion match employee contributions. During the years ended December 31, 1997 and 1996, the Company incurred no expense.

18.  SUBSIDIARY GUARANTORS:

    In connection with the Note offering, the Company's payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally (collectively, the Subsidiary Guarantees) on a senior subordinated basis by its wholly-owned subsidiaries: ADW--Northeast and ADW--West Coast (collectively, the Subsidiary Guarantors). The Company has no non-guarantor direct or indirect subsidiaries. The operations related to the assets of ADW--Northeast and ADW--West Coast are included since September 30, 1996 and July 1, 1997, respectively, the dates of acquisition. In the opinion of management, separate financial statements of the respective Subsidiary Guarantors would not provide additional material information, which would be useful in assessing the financial composition of the Subsidiary Guarantors. No single Subsidiary Guarantor has any significant legal restrictions on the ability of investors or creditors to obtain access to its assets in event of default on the Subsidiary Guarantee other than its subordination to senior indebtedness.

                    ATRIUM COMPANIES, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

18.  SUBSIDIARY GUARANTORS: (CONTINUED)
    Following is summarized combined financial information pertaining to these Subsidiary Guarantors:

                                                                   DECEMBER 31,  DECEMBER 31,
                                                                       1997          1996
                                                                   ------------  ------------
Current assets...................................................   $   12,399    $    7,939
Noncurrent assets................................................       17,148        13,242
Current liabilities..............................................        1,906         1,135
Noncurrent liabilities...........................................       --            --

                                                                TWELVE MONTHS ENDED DECEMBER
                                                                             31,
                                                               -------------------------------
                                                                 1997       1996       1995
                                                               ---------  ---------  ---------
Net sales....................................................  $  20,162  $   5,020  $     771
Gross profit.................................................      8,374      2,289        372
Net income (loss) from continuing operations.................      1,495        561        (29)

    The Notes and the Subsidiary Guarantees are subordinated to all existing and future Senior Indebtedness of the Company. The indenture governing the Notes contains limitations on the amount of additional indebtedness (including Senior Indebtedness) which the Company may incur. As of December 31, 1997, the maximum amount of Senior Indebtedness the Company and its Subsidiary Guarantors collectively, and in the aggregate, could incur was $45,000.

19.  SUBSEQUENT EVENTS:

    On March 4, 1998, the Company signed an agreement to purchase substantially all of the assets of Masterview Window Company, LLC. (the "Acquisition" or "Masterview"), a privately held aluminum window and door company located in Phoenix, Arizona, for approximately $27,000 including fees and other expenses. On March 27, 1998, the Company completed the transaction. The Company financed the Acquisition through a new amended and restated credit agreement provided by Bankers Trust Company. The new facility includes a $17,500 term loan with the remainder of the purchase price of $10,000 being drawn from the present $20,000 revolving credit facility. The amended and restated credit agreement is for six and one-half years expiring September 2004.

    The acquisition will be accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16, "Business Combinations." The aggregate purchase price will be allocated to the underlying assets and liabilities based upon their respective estimated fair market values at the date of acquisition, with the remainder allocated to goodwill. Based on preliminary estimates which will be finalized at a later date, the excess of purchase price over the fair value of the net assets acquired ("goodwill") was approximately $20,000, which will be amortized over 40 years. The results of operations for the acquired business will be included in the Company's consolidated financial statements beginning March 27, 1998.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Members of Masterview Window Company, LLC

    We have audited the accompanying statement of financial position of Masterview Window Company, LLC as of December 31, 1997, and the related statements of income, changes in members' equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Masterview Window Company, LLC as of December 31, 1997 and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

Phoenix, Arizona
March 9, 1998

                         MASTERVIEW WINDOW COMPANY, LLC

                        STATEMENT OF FINANCIAL POSITION

                  (DOLLARS IN THOUSANDS, EXCEPT UNIT AMOUNTS)

                                                                                                      DECEMBER 31,
                                                                                                          1997
                                                                                                      ------------
                                                      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.........................................................................   $        4
  Restricted cash...................................................................................          209
  Accounts receivable, net..........................................................................        3,299
  Inventories.......................................................................................        1,665
  Prepaid expenses and other current assets.........................................................           78
                                                                                                      ------------
  Total current assets..............................................................................        5,255

PROPERTY, PLANT AND EQUIPMENT, net..................................................................        2,767
GOODWILL, net.......................................................................................        9,858
DEFERRED FINANCING COSTS, net.......................................................................          156
                                                                                                      ------------
  Total assets......................................................................................   $   18,036
                                                                                                      ------------
                                                                                                      ------------

                                         LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable..................................................................................   $    1,598
  Accrued liabilities...............................................................................          602
  Bank overdraft....................................................................................          183
  Current maturities of long-term debt..............................................................          800
  Deferred revenue..................................................................................          381
  Other current liabilities.........................................................................           17
                                                                                                      ------------
  Total current liabilities.........................................................................        3,581

LONG-TERM LIABILITIES:
  Long-term debt....................................................................................        6,409
                                                                                                      ------------
  Total liabilities.................................................................................        9,990

MEMBERS' EQUITY:
  Class A units, 3,210.0 units authorized, issued and outstanding...................................        3,210
  Class B units, 45,161.3 units authorized, issued, and outstanding.................................        4,836
                                                                                                      ------------
  Total members' equity.............................................................................        8,046
                                                                                                      ------------
  Total liabilities and members' equity.............................................................   $   18,036
                                                                                                      ------------
                                                                                                      ------------

   The accompanying notes are an integral part of these financial statements.

                         MASTERVIEW WINDOW COMPANY, LLC

                              STATEMENT OF INCOME

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                                                                           1997
                                                                                                         ---------
NET SALES..............................................................................................  $  25,007
COST OF SALES..........................................................................................     19,056
                                                                                                         ---------
  Gross profit.........................................................................................      5,951

OPERATING EXPENSES:
  Selling, general and administrative expenses.........................................................      3,105
                                                                                                         ---------
  Income from operations...............................................................................      2,846

INTEREST EXPENSE.......................................................................................        779
OTHER INCOME (EXPENSES), net...........................................................................        (30)
                                                                                                         ---------
NET INCOME.............................................................................................  $   2,037
                                                                                                         ---------
                                                                                                         ---------

   The accompanying notes are an integral part of these financial statements.

                         MASTERVIEW WINDOW COMPANY, LLC

                    STATEMENT OF CHANGES IN MEMBERS' EQUITY

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                                                      CLASS A      CLASS B
                                                                                      MEMBERS      MEMBERS      TOTAL
                                                                                    -----------  -----------  ---------
BALANCE, December 31, 1996........................................................   $   3,045    $   3,587   $   6,632
  Net income......................................................................         282        1,755       2,037
  Distributions to members........................................................        (117)        (506)       (623)
                                                                                    -----------  -----------  ---------
BALANCE, December 31, 1997........................................................   $   3,210    $   4,836   $   8,046
                                                                                    -----------  -----------  ---------
                                                                                    -----------  -----------  ---------

   The accompanying notes are an integral part of these financial statements.

                         MASTERVIEW WINDOW COMPANY, LLC

                            STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

                             (DOLLARS IN THOUSANDS)

                                                                                                           1997
                                                                                                        ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..........................................................................................  $    2,037
  Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization.......................................................................       1,064
  Loss on disposal of property and equipment..........................................................          18
  Change in operating assets and liabilities, net:
    Accounts receivable...............................................................................         (79)
    Inventories.......................................................................................         380
    Prepaid expenses and other current assets.........................................................         207
    Accounts payable..................................................................................        (415)
    Accrued liabilities...............................................................................        (896)
    Deferred revenue..................................................................................          26
    Other current liabilities.........................................................................         (20)
                                                                                                        ----------
      Net cash provided by operating activities.......................................................       2,322
                                                                                                        ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property, plant and equipment...........................................................        (221)
  Sale of property, plant and equipment...............................................................          27
  Decrease in restricted cash.........................................................................          83
                                                                                                        ----------
  Net cash used in investing activities...............................................................        (111)
                                                                                                        ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Bank overdrafts.....................................................................................         124
  Proceeds from long-term debt........................................................................      24,157
  Repayments of long-term debt........................................................................     (25,867)
  Distributions to members............................................................................        (623)
                                                                                                        ----------
  Net cash used in financing activities...............................................................      (2,209)
                                                                                                        ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS.............................................................           2
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..........................................................           2
                                                                                                        ----------
CASH AND CASH EQUIVALENTS, END OF YEAR................................................................  $        4
                                                                                                        ----------
                                                                                                        ----------
SUPPLEMENTAL DISCLOSURE:
Cash paid during the period for:
    Interest..........................................................................................  $      738

   The accompanying notes are an integral part of these financial statements.

                         MASTERVIEW WINDOW COMPANY, LLC

                         NOTES TO FINANCIAL STATEMENTS

                  (DOLLARS IN THOUSANDS, EXCEPT UNIT AMOUNTS)

1.  NATURE OF BUSINESS AND ORGANIZATION:

    Masterview Window Company, LLC (the "Company") is engaged in the manufacture and distribution of windows for residential construction. The Company sells windows primarily to large home-builders in Arizona, Nevada, and Southern California.

    The Company was formed as a limited liability company on October 30, 1996 pursuant to the provisions of Section 18-101 of the Delaware Limited Liability Company Act ("the Act") to acquire substantially all of the assets and liabilities of Publicker Industries, Inc.'s ("Publicker") wholly-owned subsidiary, Masterview Window Company, Inc., on October 31, 1996. The acquisition has been accounted for as a purchase. The purchase price has been allocated to the assets acquired and liabilities assumed based on their fair values at the date of purchase in accordance with APB 16, Business Combinations. The excess of the purchase price over the fair value of the net assets acquired has been allocated to goodwill.

2.  MEMBERSHIP INTERESTS:

    The Company has two classes of members, holders of Class A units and Class B units. The Class A units are non-voting units with a liquidation value of $1,000 per unit. Class A units are entitled to preferential distributions which accrue at 9% per annum of the liquidation value, payable on the last day of each fiscal quarter. If prohibited by a financing agreement, the preferential distributions are to be paid through the issuance of additional Class A units. During 1997, 282,302 additional Class A units were issued as a preferential distribution. All Class A units are redeemable on October 31, 2001, at the liquidation value plus any accrued and unpaid preferential distributions.

    Class B units have full voting rights. Net income and losses on these units are allocated to the members based on each member's percentage ownership interest in the Company. Class B Minority Members [as defined in Masterview's Limited Liability Company Agreement (the "Agreement")] may elect, after seven years, to have their shares repurchased at the then current fair market value as determined by an independent appraisal.

    Each member's liability for the debts and obligations of the Company is limited as set forth in the Agreement. The term of the Company commenced on October 31, 1996 and shall continue until December 31, 2046, unless dissolved before such date in accordance with the provisions of the Agreement.

3.  SIGNIFICANT ACCOUNTING POLICIES:

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    INVENTORIES

    Inventories are valued at the lower of cost or market, with cost determined by the first-in, first-out (FIFO) method.

                         MASTERVIEW WINDOW COMPANY, LLC

                  (DOLLARS IN THOUSANDS, EXCEPT UNIT AMOUNTS)

3.  SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is stated at cost and is being depreciated using the straight-line method over the estimated useful lives of the related assets which are as follows:

Buildings and improvements....................................  7 - 24 years
Machinery and equipment.......................................  5 years
Transportation equipment......................................  3 years
Furniture and fixtures........................................  7 years

    Maintenance and repairs are expensed as incurred. Costs of assets sold, retired, or abandoned and the related accumulated depreciation are eliminated from the appropriate accounts in the year of disposition, and the resulting gain or loss is included in income.

    GOODWILL

    The excess of the purchase price over the fair value of the net assets acquired is being amortized using the straight-line method over 15 years. The Company periodically assesses the recoverability of goodwill based on the expected future undiscounted operating cash flows of the related assets.

    DEFERRED FINANCING COSTS

    Financing costs related to the acquisition of debt are deferred and amortized over the term of the related debt using the effective interest method.

    DEFERRED REVENUE

    Amounts relating to the installation of glass doors and window screens are billed in advance and deferred until the installation process is complete.

    INCOME TAXES

    The Company, as a LLC, is classified as a partnership for federal and state income tax purposes with income or loss accruing directly to the members. Accordingly, no provisions or credits for federal or state income taxes are reflected in these financial statements.

4.  CONCENTRATIONS OF CREDIT RISK:

    Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and trade accounts receivable. The Company places its cash with high credit quality financial institutions. At times, such cash balances may be in excess of the FDIC insurance limit.

    The Company performs ongoing credit evaluations within the context of the industry in which it operates and maintains reserves for potential credit losses on customer accounts when deemed necessary. During the year ended December 31, 1997, two customers accounted for 37% of the Company's revenues. At December 31, 1997, two customers accounted for 28% of the Company's receivables.

                         MASTERVIEW WINDOW COMPANY, LLC

                  (DOLLARS IN THOUSANDS, EXCEPT UNIT AMOUNTS)

4.  CONCENTRATIONS OF CREDIT RISK: (CONTINUED)
    The Company is a regional manufacturer of windows with market concentration in the residential construction industry. The Company's business is, therefore, dependent upon economic activity within Arizona, Nevada, and Southern California.

5.  INVENTORIES:

    Inventories consist of the following:

                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  ------------
Raw materials...................................................................   $    1,380
Work-in-process.................................................................           80
Finished goods..................................................................          205
                                                                                  ------------
                                                                                   $    1,665
                                                                                  ------------
                                                                                  ------------

6.  PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment consist of the following:

                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  ------------
Land............................................................................   $      507
Buildings and improvements......................................................        1,309
Machinery and equipment.........................................................          931
Transportation equipment........................................................          324
Furniture and fixtures..........................................................           66
                                                                                  ------------
  Total.........................................................................        3,137
Less accumulated depreciation...................................................         (370)
                                                                                  ------------
                                                                                   $    2,767
                                                                                  ------------
                                                                                  ------------

7.  GOODWILL:

    Goodwill consists of the following:

                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  ------------
Goodwill........................................................................   $   10,689
Less accumulated amortization...................................................         (831)
                                                                                  ------------
                                                                                   $    9,858
                                                                                  ------------
                                                                                  ------------

                         MASTERVIEW WINDOW COMPANY, LLC

                  (DOLLARS IN THOUSANDS, EXCEPT UNIT AMOUNTS)

8.  DEFERRED FINANCING COSTS:

    Deferred financing costs consist of the following:

                                                                                   DECEMBER 31,
                                                                                       1997
                                                                                  ---------------
Deferred financing costs........................................................     $     203
Less accumulated amortization...................................................           (47)
                                                                                         -----
                                                                                     $     156
                                                                                         -----
                                                                                         -----

9.  CREDIT FACILITY:

    On October 31, 1996, the Company entered into a Loan and Security Agreement with Fleet Capital Corporation (the "credit facility") which expires on October 31, 2001. The credit facility provides for an initial term loan of $7,200 and a revolving line of credit. The revolving line of credit allows for borrowings up to $3,000, less the amount by which the term loan exceeds $7,000, and is based upon a borrowing base of eligible accounts receivable and inventory. The credit facility is collateralized by substantially all of the Company's assets. The revolving line of credit bears interest (at the option of the Company) at the bank's prime rate plus 1.25% or a LIBOR Rate (as defined in the credit facility) plus 2.5%. The term loan bears interest (at the option of the Company) at the bank's prime rate plus 1.5% or a LIBOR Rate (as defined in the credit facility) plus 2.75%. A commitment fee equal to .5% per annum on the average monthly unused balance of the revolving line of credit is also payable by the Company. Availability under the revolving line of credit was $2,271 at December 31, 1997.

    The credit facility agreement requires all amounts collected from trade receivables to be held in a restricted cash account to be applied against the credit facility.

    The credit facility agreement contains covenants which limit the Company's ability to incur additional indebtedness, pay distributions, and make capital expenditures and requires the Company to maintain a minimum net worth and certain financial ratios as defined in the credit facility.

    Outstanding balances on the credit facility were as follows:

                                                                                  DECEMBER 31,
                                                                                      1997
                                                                                  -------------
Revolving line of credit........................................................    $     729
Term loan.......................................................................        6,480
                                                                                       ------
                                                                                        7,209

Less current maturities.........................................................          800
                                                                                       ------
                                                                                    $   6,409
                                                                                       ------
                                                                                       ------

                         MASTERVIEW WINDOW COMPANY, LLC

                  (DOLLARS IN THOUSANDS, EXCEPT UNIT AMOUNTS)

9.  CREDIT FACILITY: (CONTINUED)
    The annual amount of principal maturities of long-term debt outstanding at December 31, 1997 are as follows:

1998................................................................  $     800
1999................................................................      1,050
2000................................................................      1,250
2001................................................................      1,500
2002................................................................      2,609
                                                                      ---------
                                                                      $   7,209
                                                                      ---------
                                                                      ---------

10.  EMPLOYEE BENEFIT PLAN:

    The Company has a 401(k) defined contribution plan for all eligible employees. Eligible employees may contribute up to 15% of their annual salary within certain limitations. The Company makes matching contributions equal to 25% of the first 6% contributed by the employee. Participants are immediately vested in their voluntary contributions and vest 100% in the Company's contributions after two years. The Company contributed $27 for the year ended December 31, 1997.

11.  UNIT OPTIONS:

    On October 31, 1996, the Company granted options for 950.8 Class B units to three officers of the Company. The options were granted with an exercise price of $100 which was the estimated fair market price on the grant date and may be exercised only within ten years from the date of grant. The option agreements call for the options to be vested ratably over a five-year period and have a weighted average grant date fair value of $26.175.

    On October 31, 1996, the Company also granted options for 950.8 Class B units to three officers of the company to be vested over a five-year period if the actual EBITDA (as defined) is 90% or more of the budgeted EBITDA (as defined) in each of the five years. The options were granted with an exercise price of $100 which was the estimated fair market price on the grant date. The weighted average grant date fair value was $26.175.

    All of the outstanding options have a weighted average remaining contractual life of 108 months at December 31, 1997. At December 31, 1997, 380.32 options were vested.

    The Company has adopted the disclosure-only provisions of the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation." Accordingly, no compensation cost has been recognized for the unit option plan. Had the Company elected to adopt the recognition provision of SFAS 123, net income would have been reduced by $10 for the year ended December 31, 1997.

    The fair value of options granted in 1996 was estimated using the Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate of 6.07%, expected life of five years, and no expected dividends.

                         MASTERVIEW WINDOW COMPANY, LLC

                  (DOLLARS IN THOUSANDS, EXCEPT UNIT AMOUNTS)

12.  COMMITMENTS:

    The Company leases certain machinery and equipment under operating leases. Certain of these leases contain renewal provisions and purchase options.

    At December 31, 1997, the future minimum lease payments under noncancelable operating leases are as follows:

YEAR                                                                                  OPERATING
-----------------------------------------------------------------------------------  -----------
1998...............................................................................   $     176
1999...............................................................................         176
2000...............................................................................         174
2001...............................................................................         168
2002...............................................................................          78
                                                                                          -----
                                                                                      $     772
                                                                                          -----
                                                                                          -----

    Rental expense under noncancelable operating leases totaled $152 for the year ended December 31, 1997.

13.  SUBSEQUENT EVENTS:

    ACQUISITION BY ATRIUM COMPANIES, INC.

    On March 4, 1998, the Company entered into an agreement to be acquired by Atrium Companies, Inc. ("Atrium"). The agreement calls for the Company to sell substantially all of its assets and for Atrium to acquire certain liabilities. The total purchase price will be approximately $25,500. Completion of the acquisition, which is expected to occur by the end of March 1998, is contingent on customary conditions, including the successful cash tender offer and expiration or termination of the Hart-Scott-Rodino Act waiting period requirements. The Company will use the proceeds from the sale to repay the credit facility. As a condition of the credit facility, a finance charge of $102 will be incurred by the Company for the early retirement of the obligations.

    MEMBER DISTRIBUTION

    On January 12, 1998, a cash distribution to members of $316 was made for the payment of taxes on earnings generated during the fourth quarter of 1997.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

Wing Industries Holdings, Inc.:

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, stockholders' equity, and of cash flows present fairly, in all material respects, the financial position of Wing Industries Holdings, Inc. and Subsidiary (the "Company") at December 31, 1997 and 1996, and the results of their operations and their cash flows for the year ended December 31, 1997 and the period ended December 31, 1996 and of its predecessor for the period ended October 25, 1996 and the year ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Dallas, Texas

September 23, 1998

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                  DECEMBER 31,
                                                                                              --------------------
                                                                                                1997       1996
                                                                                              ---------  ---------
                                                      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents.................................................................  $      34  $      40
  Accounts receivable, net..................................................................      9,187      7,238
  Inventories...............................................................................     13,557      8,027
  Prepaid expenses and other current assets.................................................        832        615
                                                                                              ---------  ---------
  Total current assets......................................................................     23,610     15,920

PROPERTY, PLANT AND EQUIPMENT, net..........................................................      7,553      6,321
GOODWILL, net...............................................................................     22,394     12,825
DEFERRED FINANCING COSTS, net...............................................................      1,374      1,228
OTHER ASSETS................................................................................        452        110
                                                                                              ---------  ---------
  Total assets..............................................................................  $  55,383  $  36,404
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of notes payable..........................................................  $   3,128  $   1,313
  Current portion of capital lease obligation...............................................        236     --
  Accounts payable..........................................................................      6,438      4,313
  Accrued liabilities.......................................................................      2,517      1,141
  Deferred tax liability....................................................................        566        353
                                                                                              ---------  ---------
  Total current liabilities.................................................................     12,885      7,120

LONG-TERM LIABILITIES:
  Notes payable.............................................................................     28,340     19,176
  Capital lease obligation..................................................................        534     --
  Deferred tax liability....................................................................        449        478
  Other long-term liabilities...............................................................      2,500     --
                                                                                              ---------  ---------
  Total long-term liabilities...............................................................     31,823     19,654
                                                                                              ---------  ---------
  Total liabilities.........................................................................     44,708     26,774

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock; $.01 par value; 2,000 shares authorized; none issued.....................     --         --
  Class A voting common stock; $.01 par value; 225,000 shares authorized; 25,501 shares
    issued and outstanding..................................................................     --         --
  Class B nonvoting common stock; $.01 par value; 100,000 shares authorized; 54,500 shares issued and outstanding (convertible at option of holder into Class A voting common
    stock)..................................................................................          1          1
  Paid-in capital...........................................................................      9,675      9,326
  Retained earnings.........................................................................        999        303
                                                                                              ---------  ---------
  Total stockholders' equity................................................................     10,675      9,630
                                                                                              ---------  ---------
  Total liabilities and stockholders' equity................................................  $  55,383  $  36,404
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

   FOR THE YEAR ENDED DECEMBER 31, 1997, THE PERIODS ENDED DECEMBER 31, 1996
           AND OCTOBER 25, 1996 AND THE YEAR ENDED DECEMBER 31, 1995

                             (DOLLARS IN THOUSANDS)

                                                   THE COMPANY               PREDECESSOR
                                             ------------------------  ------------------------
                                                            PERIOD       PERIOD
                                             YEAR ENDED      ENDED        ENDED     YEAR ENDED
                                              DECEMBER     DECEMBER    OCTOBER 25,   DECEMBER
                                              31, 1997     31, 1996       1996       31, 1995
                                             -----------  -----------  -----------  -----------
NET SALES..................................   $  99,059    $  13,200    $  62,880    $  68,481
COST OF GOODS SOLD.........................      78,270        9,927       47,311       53,020
                                             -----------  -----------  -----------  -----------
  Gross profit.............................      20,789        3,273       15,569       15,461

OPERATING EXPENSES:
  Selling, delivery, general and
    administrative expenses................      16,445        2,367       13,271       13,931
                                             -----------  -----------  -----------  -----------
  Income from operations...................       4,344          906        2,298        1,530

INTEREST EXPENSE...........................       2,953          374          509        1,039
                                             -----------  -----------  -----------  -----------
  Income before income taxes...............       1,391          532        1,789          491

PROVISION FOR INCOME TAXES.................         695          229          670          212
                                             -----------  -----------  -----------  -----------
NET INCOME.................................   $     696    $     303    $   1,119    $     279
                                             -----------  -----------  -----------  -----------
                                             -----------  -----------  -----------  -----------

   The accompanying notes are an integral part of the consolidated financial statements.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

   FOR THE YEAR ENDED DECEMBER 31, 1997, THE PERIODS ENDED DECEMBER 31, 1996
           AND OCTOBER 25, 1996 AND THE YEAR ENDED DECEMBER 31, 1995
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                          CLASS B
                                     CLASS A VOTING      NONVOTING
                                      COMMON STOCK      COMMON STOCK                                        TOTAL
                                     ---------------   --------------   TREASURY   PAID-IN   RETAINED   STOCKHOLDERS'
                                     SHARES   AMOUNT   SHARES  AMOUNT     STOCK    CAPITAL   EARNINGS      EQUITY
                                     -------  ------   ------  ------   ---------  -------   --------   -------------
PREDECESSOR

BALANCE, December 31, 1994.........  511,814   $256     --      $--     $  --      $  188     $3,892       $ 4,336
  Net income.......................                                                              279           279
  Exercise of stock options........   13,010      7                                    45                       52
  Purchase of Treasury Stock.......  (12,500)                                (156)                            (156)
                                     -------  ------   ------  ------   ---------  -------   --------   -------------
BALANCE, December 31, 1995.........  512,324    263     --      --           (156)    233      4,171         4,511
  Net income.......................                                                            1,119         1,119
  Exercise of stock options........   59,040     30                                   409                      439
  Tax benefit related to option
    exercises......................                                                   253                      253
                                     -------  ------   ------  ------   ---------  -------   --------   -------------
BALANCE, October 25, 1996..........  571,364   $293     --      $--     $    (156) $  895     $5,290       $ 6,322
                                     -------  ------   ------  ------   ---------  -------   --------   -------------
                                     -------  ------   ------  ------   ---------  -------   --------   -------------
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------

THE COMPANY

BALANCE, October 26, 1996..........    --      $--      --      $--     $  --      $ --       $--          $--
  Net income.......................                                                              303           303
  Initial issuance of common
    stock..........................   25,501           54,500      1                7,999                    8,000
  Issuance of warrants.............                                                 1,327                    1,327
                                     -------  ------   ------  ------   ---------  -------   --------   -------------
BALANCE, December 31, 1996.........   25,501           54,500      1       --       9,326        303         9,630
  Net income.......................                                                              696           696
  Issuance of warrants.............                                                   349                      349
                                     -------  ------   ------  ------   ---------  -------   --------   -------------
BALANCE, December 31, 1997.........   25,501   $--     54,500   $  1    $  --      $9,675     $  999       $10,675
                                     -------  ------   ------  ------   ---------  -------   --------   -------------
                                     -------  ------   ------  ------   ---------  -------   --------   -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

   FOR THE YEAR ENDED DECEMBER 31, 1997, THE PERIODS ENDED DECEMBER 31, 1996
           AND OCTOBER 25, 1996 AND THE YEAR ENDED DECEMBER 31, 1995

                             (DOLLARS IN THOUSANDS)

                                                                           THE COMPANY                   PREDECESSOR
                                                                   ---------------------------   ---------------------------
                                                                    YEAR ENDED    PERIOD ENDED   PERIOD ENDED    YEAR ENDED
                                                                   DECEMBER 31,   DECEMBER 31,   OCTOBER 25,    DECEMBER 31,
                                                                       1997           1996           1996           1995
                                                                   ------------   ------------   ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.....................................................    $    696       $    303       $ 1,119        $    279
  Adjustments to reconcile net income to net cash provided by operating activities:
  Depreciation and amortization..................................       1,492            260           716             844
  Amortization of deferred financing costs.......................         390             30        --              --
  Provision for bad debts........................................       1,791            287         1,274           2,706
  Deferred tax provision (benefit)...............................         184             60           (71)           (172)
  Accretion of discount..........................................         113             33        --              --
  Changes in assets and liabilities, net of acquisitions:
    Accounts receivable..........................................      (1,949)           582        (2,116)         (2,042)
    Inventories..................................................      (2,990)          (229)         (621)          2,241
    Prepaid expenses and other current assets....................        (166)            93           219             209
    Other assets.................................................      --             --                28              82
    Accounts payable.............................................         354           (462)          253          (2,246)
    Accrued liabilities..........................................       1,233            155          (335)          1,487
    Other long-term liabilities..................................      --             --               266              21
                                                                   ------------   ------------   ------------   ------------
      Net cash provided by operating activities..................       1,148          1,112           732           3,409
                                                                   ------------   ------------   ------------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.....................      (1,355)          (122)         (962)         (1,667)
  Payment for acquisitions.......................................     (10,408)       (29,143)       --              --
                                                                   ------------   ------------   ------------   ------------
      Net cash used in investing activities......................     (11,763)       (29,265)         (962)         (1,667)
                                                                   ------------   ------------   ------------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment of notes payable.......................................      (1,032)        --            (2,492)           (588)
  Payments of capital lease obligation...........................         (70)        --            --              --
  Net borrowings (payments) under revolving credit facility......       1,497          2,951         2,122          (1,184)
  Proceeds from issuance of senior subordinated notes............       3,960         --            --              --
  Proceeds from issuance of notes payable........................       6,790         18,500        --              --
  Deferred financing costs.......................................        (536)        (1,258)       --              --
  Proceeds from initial issuance of common stock.................      --              8,000        --              --
  Proceeds from exercise of stock options........................      --             --               439              52
  Purchase of treasury stock.....................................      --             --            --                (156)
                                                                   ------------   ------------   ------------   ------------
      Net cash provided by (used in) financing activities........      10,609         28,193            69          (1,876)
                                                                   ------------   ------------   ------------   ------------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS.............          (6)            40          (161)           (134)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...................          40         --               161             295
                                                                   ------------   ------------   ------------   ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD.........................    $     34       $     40       $--            $    161
                                                                   ------------   ------------   ------------   ------------
                                                                   ------------   ------------   ------------   ------------

SUPPLEMENTAL DISCLOSURE:
  Cash paid during the period for:
    Interest.....................................................    $  2,620       $    167       $   510        $  1,056
    Income taxes.................................................         550         --               927             322
Non cash investing and financing activities:.....................
  Capital lease obligations......................................         840         --            --              --
  Payable to seller..............................................       2,500         --            --              --
  Issuance of common stock warrants..............................      --                332        --              --
  Tax benefit related to option exercises........................      --             --               253          --

   The accompanying notes are an integral part of the consolidated financial statements.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:

    Wing Industries, Inc. ("WII") was founded in 1924 and incorporated in 1941. WII manufacturers and markets bifold, louver, stile and rail, and flush doors, and related products for the home improvement and home building industries.

    On October 25, 1996, Wing Acquisition Corporation ("WAC"), a Delaware corporation and a 100% owned subsidiary of Wing Industries Holdings, Inc. ("Holdings"), a Delaware corporation, purchased 100% of the outstanding common stock from the selling shareholders of WII, a Texas corporation. Concurrent with the acquisition, WAC merged with and into WII with WII being the surviving corporation (the "Transaction"). Holdings did not have any significant activity prior to the Transaction.

    The Transaction resulted in Holdings effectively acquiring 100% of the common stock of WII, for an aggregate purchase price of approximately $28,500 (hereafter, Holdings and/or WII will be referred to as the "Company"). The total cost of the acquisition including direct costs incurred aggregated $29,143. The purchase price was funded with borrowings under a line of credit of approximately $2,643, term loan borrowings of $10,000, the issuance of $8,500 of subordinated notes with attached warrants as well as the issuance of $8,000 of common stock.

    The acquisition was accounted for using the purchase method of accounting. The continuing interest in the Company attributable to management's ownership interest was not significant. The purchase price allocation was as follows:

Accounts and other receivables.....................................  $   8,106
Inventories........................................................      7,798
Other current assets...............................................        708
Property, plant and equipment, net.................................      6,364
Other noncurrent assets............................................        110
Goodwill...........................................................     12,920
Accounts payable (inclusive of $201 of checks drawn in excess of
  bank balances)...................................................     (4,777)
Accrued liabilities................................................     (1,233)
Deferred tax liability.............................................       (771)
Other..............................................................        (82)
                                                                     ---------
      Total purchase price.........................................  $  29,143
                                                                     ---------
                                                                     ---------

    Included in accounts payable is approximately $507 payable to selling shareholders for income tax benefits associated with expenses incurred in connection with the Transaction. This amount remains outstanding at December 31, 1997.

BASIS OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany transactions and balances have been eliminated in consolidation.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    INDUSTRY SEGMENT

    The Company operates in a single industry segment, the fabrication and distribution of interior and exterior doors and related products.

    REVENUE RECOGNITION

    Revenue from the sale of doors and related components is recorded at the time of delivery and billing to the customer. Allowances are established to recognize the risk of sales returns from customers.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Accounts receivable are net of allowances for doubtful accounts of $725 and $830 as of December 31, 1997 and 1996, respectively.

    CONCENTRATIONS OF CREDIT RISK

    Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. The Company's customers are located in all 50 states and 18 different countries. The Company performs ongoing credit evaluations of its customers' financial condition and generally requires no collateral. The Company establishes an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends, and other information. Two customers accounted for approximately 65% of gross sales for 1997, 55% for the periods ended December 31, 1996 and October 25, 1996 and 45% for 1995.

    INVENTORIES

    Inventories are valued at the lower of cost (last-in, first-out or "LIFO") or market. Inventory costs include direct materials, labor and manufacturing overhead. Management believes that the LIFO method results in a better matching of current costs with current revenues.

    PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment is recorded at cost. Major renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred. Upon disposition of an asset, the related costs and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
Depreciation is provided principally on the straight-line method for financial reporting purposes, using the following estimated useful lives for the respective assets:

                                                                                   ESTIMATED
                                                                                  USEFUL LIFE
                                                                                 -------------
Buildings and improvements.....................................................   5 - 40 years
Machinery and equipment........................................................   3 - 10 years

    Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the assets sold or retired. Expenditures for maintenance, minor renewals and repairs are expensed as incurred, while major replacements and improvements are capitalized.

    GOODWILL

    Goodwill represents the excess of cost over fair market value of net assets acquired. Goodwill is being amortized over 40 years on a straight-line basis. Amortization expense of $376 and $95 was recorded for the year ended December 31, 1997 and the period ended December 31, 1996. There was no goodwill recognized during the period ended October 25, 1996 or the year ended December 31, 1995. Accumulated amortization at December 31, 1997 and 1996 was $471 and $95, respectively. Management continually reviews the carrying value of goodwill for recoverability based on anticipated undiscounted cash flows of the assets to which it relates. The Company considers operating results, trends and prospects of the Company, as well as competitive comparisons. The Company also takes into consideration competition within the building materials industry and any other events or circumstances which might indicate potential impairment. When goodwill is determined not to be recoverable, an impairment is recognized as a charge to operations to the extent the carrying value of related assets (including goodwill) exceeds the sum of the undiscounted cash flows from those related assets.

    INCOME TAXES

    The provision for income taxes is based on pretax income as reported for financial statement purposes. Deferred income taxes are provided in accordance with the liability method of accounting for income taxes to recognize the tax effects of temporary differences between financial statement and income tax accounting.

    USE OF ESTIMATES

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates are used in calculating allowance for bad debt, workers' compensation and deferred tax assets and liabilities.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    ADVERTISING COSTS

    Advertising costs are expensed when incurred and were $1,800, $128, $1,222 and $1,255 for the year ended December 31, 1997, the periods ended December 31, 1996 and October 25, 1996, and the year ended December 31, 1995, respectively. These costs are reflected in "selling, delivery, general and administrative" in the consolidated statements of income.

    NEW ACCOUNTING STANDARDS

    In June 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 130, ("SFAS 130") "Reporting Comprehensive Income". SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 is effective for financial statement periods beginning after December 15, 1997. Management does not anticipate that SFAS 130 will have a significant effect on the Company's consolidated financial statements and related disclosures.

    RECLASSIFICATIONS

    Certain reclassifications have been made to prior year balances to conform with current year presentation.

2.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

    In accordance with Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," the following methods have been used in estimating fair value disclosures for significant financial instruments of the Company.

    As of December 31, 1997 and 1996, the carrying amounts of certain financial instruments employed by the Company, including cash, accounts receivable, and trade accounts payable are representative of fair value because of the short-term maturity of these instruments. The carrying amount of notes payable, other than the exchangeable subordinated note, approximate fair value due to the floating nature of the interest rates. Management estimates that the effective interest rate for the exchangeable subordinated note approximates market for similar instruments with comparable maturities. The fair value of all derivative financial instruments which, as of December 31, 1997, include only an interest rate swap agreement, is the amount at which they could be settled, based on estimates obtained from the lender.

    On March 31, 1997, the Company entered into an interest rate swap agreement with a lender. Under the agreement, the Company pays a fixed rate of 6.5% and receives a floating rate based on LIBOR on the aggregate notional principal amount as determined in three month intervals. The transaction effectively changes a portion of the Company's interest rate exposure from a floating rate to a fixed rate basis. At December 31, 1997, the aggregate notional principal amount of the swap agreement was $2,938 with a fair value of $19.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

3.  INVENTORIES:

    Inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) method of accounting. Work-in process and finished goods inventories consist of materials, labor, and manufacturing overhead. Inventories consisted of the following at December 31:

                                                                             1997       1996
                                                                           ---------  ---------
Raw materials............................................................  $   6,816  $   4,492
Work-in-process..........................................................      1,591      1,590
Finished goods...........................................................      5,247      1,947
                                                                           ---------  ---------
                                                                              13,654      8,029
LIFO reserve.............................................................        (97)        (2)
                                                                           ---------  ---------
                                                                           $  13,557  $   8,027
                                                                           ---------  ---------
                                                                           ---------  ---------

    The change in the LIFO reserve for the year ended December 31, 1997 resulted in an increase in cost of sales of $95 and a decrease in cost of sales for the periods ended December 31, 1996 and October 25, 1996 and the year ended December 31, 1995 of $2, $360, and $340, respectively.

4.  PROPERTY, PLANT AND EQUIPMENT:

    Property, plant and equipment, stated at cost, consisted of the following at December 31:

                                                                              1997       1996
                                                                            ---------  ---------
Land......................................................................  $      40  $      40
Buildings and improvements................................................      1,812      1,800
Machinery and equipment...................................................      6,204      4,646
Leased computer equipment and software....................................        770     --
                                                                            ---------  ---------
    Total.................................................................      8,826      6,486
Less accumulated depreciation.............................................     (1,273)      (165)
                                                                            ---------  ---------
                                                                            $   7,553  $   6,321
                                                                            ---------  ---------
                                                                            ---------  ---------

    Depreciation expense was $1,108, $165, $716 and $844 for the year ended December 31, 1997, the periods ended December 31, 1996 and October 25, 1996 and the year ended December 31, 1995, respectively.

5.  OTHER ASSETS:

    Other assets consisted of the following at December 31:

                                                                                  1997       1996
                                                                                ---------  ---------
Non-compete agreement, net....................................................  $     292  $  --
Deposits and other............................................................        160        110
                                                                                ---------  ---------
                                                                                $     452  $     110
                                                                                ---------  ---------
                                                                                ---------  ---------

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

5.  OTHER ASSETS: (CONTINUED)
    The cost of the non-compete agreement is being amortized over the terms of the related agreement, which is five years. Amortization expense for the year ended December 31, 1997 was $8.

6.  DEFERRED FINANCING COSTS:

    The deferred financing costs relate to costs incurred in the placement of the Company's debt and are being amortized using the effective interest method over the terms of the related debt which range from five to ten years. Amortization expense for the year ended December 31, 1997 and for the period ended December 31, 1996 was $390, and $30, respectively. No amortization expense was recorded for the period ended October 25, 1996 or the year ended December 31, 1995.

7.  ACCRUED LIABILITIES:

    Accrued liabilities include the following at December 31:

                                                                               1997       1996
                                                                             ---------  ---------
Accrued salaries and wages.................................................  $     804  $     460
Accrued interest...........................................................        540        207
Accrued taxes payable......................................................        446        270
Accrued professional fees..................................................        542     --
Other......................................................................        185        204
                                                                             ---------  ---------
                                                                             $   2,517  $   1,141
                                                                             ---------  ---------
                                                                             ---------  ---------

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

8.  NOTES PAYABLE:

    Notes payable consisted of the following at December 31:

                                                                                                1997       1996
                                                                                              ---------  ---------
$14,500 revolving line of credit with BHF-Bank, dated October 25, 1996, as amended and
  restated as of November 10, 1997..........................................................  $   4,448  $   2,951
$6,750 note payable to BHF-Bank, due in quarterly installments of $219 through September 30,
  2002 and $591 through maturity, November 6, 2003, plus interest at the base rate (which approximates prime) plus 1.5 percentage points (10% at December 31, 1997). Under terms of the agreement, a portion of the note balance can be transferred to different interest rate contracts. $6,531 was transferred to different interest rates equal to the three month
  LIBOR plus three percentage points during the period (8.9062% at December 15, 1997).......      6,750     --
$3,960 exchangeable subordinated note payable to GE Investment Private Placement Partners II
  ("GEIPPPII"), payable interest only in quarterly installments at 11% on the unpaid face amount, due November 10, 2004, exchangeable into approximately 22,048 shares of common stock. Valuation assigned to common stock warrants (approximately 6,175 shares) issued in conjunction with this note resulted in a discount of $345 resulting in an effective
  interest of approximately 12.9052%........................................................      3,960     --
$40 exchangeable subordinated note payable to Ardwing L.L.C., payable interest only in quarterly installments at 11% on the unpaid face amount, due November 10, 2004 exchangeable into approximately 78 shares of common stock. Valuation assigned to common stock warrants (approximately 62 shares) issued in conjunction with this note resulted in
  a discount of $4 resulting in an effective interest of 12.893%............................         40     --
$10,000 note payable to BHF-Bank, due in quarterly installments of $250 through September
  30, 1997 and $562 through maturity, October 25, 2001, plus interest at the base rate
  (which approximates prime) plus 1.5 percentage points (10% and 9.75% at December 31, 1997 and 1996, respectively). Under terms of the agreement, a portion of the note balance can be transferred to different interest rate contracts. $4,000, $5,000 and $3,438 were transferred to contracts with interest rates equal to the six month LIBOR plus three percentage points during the period (8.5625% at November 8, 1996, 8.8750% at August 13,
  1997 and 8.8438% at November 7, 1997).....................................................      9,000     10,000
$8,500 exchangeable subordinated note payable to GEIPPPII, payable interest only in quarterly installments at 11% on the unpaid face amount due October 25, 2003, exchangeable into approximately 46,669 shares of common stock. Valuation assigned to common stock warrants (approximately 17,141 shares) issued in conjunction with this note resulted in a
  discount of $995 resulting in an effective interest of approximately 13.6%................      8,500      8,500
                                                                                              ---------  ---------
                                                                                                 32,698     21,451
Less:
  Unamortized discount on exchangeable subordinated notes payable...........................     (1,230)      (962)
  Current maturities of long-term debt......................................................     (3,128)    (1,313)
                                                                                              ---------  ---------
    Long-term debt..........................................................................  $  28,340  $  19,176
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

8.  NOTES PAYABLE: (CONTINUED)
    Under provisions of the revolving line of credit, the Company can borrow up to $14,500 subject to a borrowing base equal to the sum of 85% of the aggregate amount of eligible accounts receivable and 50% of the aggregate value of eligible inventory, as defined. Approximately $448 and $2,451 at December 31, 1997 and 1996, respectively, of the outstanding borrowings bear interest at the bank's base rate (which approximates prime) plus one and one-half basis points (10% and 9.75% at December 31, 1997 and 1996, respectively). The remaining borrowings of $1,300 and $2,700 for 1997 and $500 in 1996, bear interest at the applicable LIBOR rates at the time of the agreements plus three percentage points (8.9063% at December 18, 1997, 8.875% at August 14, 1997, and 8.5% at
December 9, 1996).

    The revolving line of credit expires on December 25, 2001 and repayments are only required if the borrowing base falls below amounts borrowed. There are no current maturities under this agreement based upon management's expected future borrowing base levels, the fact that the agreement extends through 2001 and management intends to finance future receivables and inventory for more than one year. At December 31, 1997 and 1996, the Company had approximately $10,000 and $6,550 of available borrowing capacity under the revolving line of credit, respectively.

    The Company has the ability to issue letters of credit for up to $1,000. Issuance of letters of credit are applied against availability under the revolving line of credit. At December 31, 1997 and 1996, no letters of credit had been issued in conjunction with this agreement.

    The note agreements contain certain covenants, including, among others, requirements that the Company comply with certain financial and operational results and ratios. In addition, the loan agreements place certain limitations on the ability to pay dividends, to incur indebtedness, to change its present method of doing business, to make certain investments (including capital expenditures) or to sell assets. Substantially all of the Company's assets and capital stock are collateralized under the BHF-Bank agreements. The $10,000 and $6,750 term loan contains an "excess cash flow" provision mandating additional principal payments if certain cash flow targets are met during each fiscal year. No additional principal payments are required as of December 31, 1997 as related to this provision for fiscal 1997.

    Principal payments due during the next five years on long-term notes payable as of December 31, 1997 are as follows:

1998...............................................................  $   3,128
1999...............................................................      3,128
2000...............................................................      3,128
2001...............................................................      7,576
2002...............................................................        878
Thereafter.........................................................     14,860
                                                                     ---------
                                                                     $  32,698
                                                                     ---------
                                                                     ---------

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

9.  FEDERAL INCOME TAX:

    The components of the provision for income taxes are as follows:

                                    THE COMPANY               PREDECESSOR
                              ------------------------  ------------------------
                               DECEMBER     DECEMBER    OCTOBER 25,   DECEMBER
                               31, 1997     31, 1996       1996       31, 1995
                              -----------  -----------  -----------  -----------
Current:
  Federal...................   $     462    $     153    $     441    $     348
  State.....................          49           16           47           36
Deferred:
  Federal...................         165           54          164         (156)
  State.....................          19            6           18          (16)
                              -----------  -----------  -----------  -----------
    Provision for income
      taxes.................   $     695    $     229    $     670    $     212
                              -----------  -----------  -----------  -----------
                              -----------  -----------  -----------  -----------

    Reconciliation of the federal statutory income tax rate to the effective tax rate, was as follows:

                                      THE COMPANY                   PREDECESSOR
                              ----------------------------  ----------------------------
                              DECEMBER 31,   DECEMBER 31,    OCTOBER 25,   DECEMBER 31,
                                  1997           1996           1996           1995
                              -------------  -------------  -------------  -------------
Tax computed at statutory
  rate......................    $     473      $     181      $     606      $     167
State taxes.................           67             22             40             20
Goodwill amortization.......          110             18         --             --
Other.......................           45              8             24             25
                                    -----          -----          -----          -----
Provision for income
  taxes.....................    $     695      $     229      $     670      $     212
                                    -----          -----          -----          -----
                                    -----          -----          -----          -----

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

9.  FEDERAL INCOME TAX: (CONTINUED)
    Temporary differences which give rise to the deferred income tax assets and liabilities are as follows:

                                                                               DECEMBER 31,
                                                                           --------------------
                                                                             1997       1996
                                                                           ---------  ---------
Deferred income tax assets:
  Inventory reserves.....................................................  $      72  $     123
  Vacation accrual.......................................................         80         82
  Accounts receivable reserve............................................         52        285
  Deferred rent..........................................................         28         30
  Other..................................................................         31         24
                                                                           ---------  ---------
                                                                                 263        544
Deferred income tax liabilities:
  Depreciation...........................................................       (449)      (478)
  LIFO reserve...........................................................       (829)      (897)
                                                                           ---------  ---------
                                                                              (1,278)    (1,375)
                                                                           ---------  ---------
Net deferred income tax liability........................................     (1,015)      (831)
Less current deferred tax liability......................................       (566)      (353)
                                                                           ---------  ---------
Long-term deferred tax liability.........................................  $    (449) $    (478)
                                                                           ---------  ---------
                                                                           ---------  ---------

    SFAS 109 requires a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more likely than not that some of or all of the deferred tax assets will not be realized. As of December 31, 1997 and 1996, no valuation reserve was recorded.

10.  PREFERRED STOCK:

    The Board of Directors is authorized to provide for the issuance of preferred stock in one or more series and to determine the designation, relative powers, preferences and rights, and the qualifications, limitations or restrictions of all shares of any such series.

    Certain of the authorized but unissued shares of preferred stock are reserved for exchange under the exchangeable subordinated notes held by GEIPPPII.

11.  RELATED PARTIES:

    MANAGEMENT AND INVESTMENT BANKING AGREEMENT

    In November 1997, the Company amended its ten-year Management and Investment Banking Agreement (the "Management Agreement") with Ardshiel, Inc. ("Ardshiel"). Pursuant thereto, the Company has agreed to pay Ardshiel an annual fee of $375 plus expenses for ongoing management advisory services to the Company. The Management Agreement gives Ardshiel the first opportunity, in most instances, to perform investment banking services for the Company until such time as Ardshiel and certain of its affiliates cease to be affiliates of the Company.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

11.  RELATED PARTIES: (CONTINUED)
    The Management Agreement makes available on an ongoing basis the resources of Ardshiel concerning a variety of financial and operational matters. The services that have been and will continue to be provided by Ardshiel could not otherwise be obtained by the Company without the addition of personnel or the engagement of outside professional advisors.

    FINANCIAL ADVISORY FEE

    Ardshiel received a financial advisory fee of $600 plus expenses on the closing date of the Transaction as compensation for its services as financial advisor to the Company in connection with the Transaction. In addition, Ardshiel received warrants to obtain 5,714 shares of Class A voting common stock at no additional cost. Such warrants can be converted into Class A voting common stock at any time. The warrants were valued at $332 and were included in the total purchase price for the Transaction.

    Ardshiel received an investment banking fee of $250 plus expenses on the closing date of the Door Division of Super Millwork, Inc. acquisition as compensation for its services to the Company in connection with the acquisition.

    CAPITALIZATION

    Ardshiel holds one share of the Class A voting common stock of the Company. In addition, certain affiliates of Ardshiel control Ardwing L.L.C., which is the General Partner of Wing Partners, L.P. Wing Partners, L.P. holds 6,152 shares of Class A voting common stock. Also, J.O. Hambro holds 4,348 shares of Class A voting common stock. Three officers of the Company hold 2,500 shares of Class A voting common stock. Through agreements with the officers and agreements with J.O. Hambro, Ardshiel has an irrevocable proxy to vote the 2,500 shares and the 4,348 shares, respectively. Through various agreements, Wing Partners, L.P. has the right to designate a majority of the Company's Directors.

    GEIPPPII holds 12,500 shares of Class A voting common stock, 54,500 shares of Class B nonvoting common stock and warrants to obtain 17,141 shares of Class A voting common stock at no additional cost. Such warrants can be converted into Class A voting common stock at any time. These warrants were valued at $995 at the Transaction date. In addition, Ardshiel has received warrants to obtain 5,714 shares of Class A voting common stock at no additional cost. Such warrants can be converted into Class A voting stock at any time. The value of these warrants has been included in the total purchase price for the Wing Industries, Inc., as appropriate.

    GEIPPPII and Ardwing L.L.C. received warrants to obtain 6,175 and 62 shares of Class A voting common stock, respectively, at no additional cost. Such warrants can be converted into Class A common stock at any time. These warrants were valued at $349 at the date of the acquisition of the Door Division of Super Millwork, Inc.

12.  CAPITAL LEASES:

    The Company leases computer hardware and software under capital leases which expire in 2001.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

12.  CAPITAL LEASES: (CONTINUED)
    Future minimum lease payments and their present value as of December 31, 1997 were as follows:

1998.................................................................................   $     259
1999.................................................................................         259
2000.................................................................................         259
2001.................................................................................         130
                                                                                            -----
Total minimum lease payments.........................................................         907
Less interest........................................................................        (137)
                                                                                            -----
Present value of minimum lease payments..............................................   $     770
                                                                                            -----
                                                                                            -----

13.  COMMITMENTS AND CONTINGENCIES:

    EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements with three executives including its President and Chief Executive Officer as well as two Vice Presidents. The agreements generally provide for terms of employment, annual salaries, bonuses, eligibility for stock option awards and severance benefits. Severance benefits for termination without cause are equal to one year's salary. The terms of the employment agreements are three years.

    CONSULTING AGREEMENTS

    In October 1997, the Company entered into agreements with related parties to provide consulting services to the Company over a two year period. Annual minimum payments under the agreements are $205.

    LITIGATION

    The Company is party to various claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material effect on the consolidated financial position, results of operations or liquidity of the Company.

    OPERATING LEASES

    The Company leases automobiles, machinery and equipment, three manufacturing facilities and its corporate offices under noncancelable operating leases which expire at various times from 1998 to 2009.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

13.  COMMITMENTS AND CONTINGENCIES: (CONTINUED)
Future minimum rentals due under operating leases with initial or remaining terms greater than twelve months are as follows:

                                                                       AUTOMOBILES,
                                                                       MACHINERY AND
                                                         REAL ESTATE     EQUIPMENT       TOTAL
                                                         -----------  ---------------  ---------
1998...................................................   $     734      $     211     $     945
1999...................................................         630            114           744
2000...................................................         594             62           656
2001...................................................         416             45           461
2002...................................................         416              8           424
Thereafter.............................................         907         --               907
                                                         -----------        ------     ---------
                                                          $   3,697      $     440     $   4,137
                                                         -----------        ------     ---------
                                                         -----------        ------     ---------

    Rental expense for all operating leases was $1,189, $172, $691 and $1,007 for the year ended December 31, 1997 for the periods ended December 31, 1996 and October 25, 1996 and the year ended December 31, 1995.

14.  ACQUISITION:

    On November 10, 1997, the Company purchased certain assets of the Door Division of Super Millwork, Inc. (SMI), a New York corporation for $12,500, including contingent payments of $2,500 based on future operating results. The total cost of the acquisition including transaction costs incurred aggregated $13,444. The purchase price was funded with borrowings under a line of credit of approximately $194, term loan borrowings of $6,750, and the issuance of exchangeable subordinated notes of $4,000 with warrants. The purchase price allocation is as follows:

Accounts receivable................................................  $   1,791
Inventories........................................................      2,540
Other current assets...............................................         31
Property, plant and equipment, net.................................        215
Other noncurrent assets............................................        300
Deferred financing costs...........................................        536
Goodwill...........................................................      9,945
Current liabilities................................................     (1,914)
                                                                     ---------
    Total purchase price...........................................  $  13,444
                                                                     ---------
                                                                     ---------

                  WING INDUSTRIES HOLDINGS, INC. AND SUSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

14.  ACQUISITION: (CONTINUED)

    The Company's Consolidated Statement of Income for the year ended December 31, 1997 includes SMI's operations from the date of acquisition, November 10, 1997. The following table presents the historical consolidated operating results of the Company for the year ended December 31, 1997, and the periods ended December 31, 1996 and October 25, 1996, compared to pro forma operating results for such year and periods. The unaudited pro forma information presents consolidated operating results as though the acquisition of SMI had occurred at the beginning of the year and periods presented.

                                                                              THE COMPANY
                                                                         ----------------------
1997                                                                      ACTUAL     PRO FORMA
-----------------------------------------------------------------------  ---------  -----------
Net sales..............................................................  $  99,059   $ 122,410
Income before income taxes.............................................      1,391       2,001
Net income.............................................................        696       1,306

                                     THE COMPANY
                               ------------------------        PREDECESSOR
                                 ACTUAL      PRO FORMA   ------------------------
                                 PERIOD       PERIOD       ACTUAL      PRO FORMA
                                  ENDED        ENDED       PERIOD       PERIOD
                                DECEMBER     DECEMBER       ENDED        ENDED
1996                               31,          31,      OCTOBER 25,  OCTOBER 25,
-----------------------------  -----------  -----------  -----------  -----------
Net sales....................   $  13,200    $  15,444    $  62,880    $  87,568
Income before income taxes...         532          634        1,789        2,916
Net income...................         303          405        1,119        2,246

15.  STOCK OPTIONS:

    Wing Industries, Inc. adopted stock option plans in 1981 and 1994 (collectively referred to as the "Original Plan"). The total number of shares available for grant under the Original Plan was 125,000. Option prices (ranging from $3.93 to $8.40 per share) were not less than fair market value (as determined by the Board of Directors) on the date of grant. Both Incentive Stock Options and Nonqualified Stock Options were issued as part of the Original Plan (see definitions below). In conjunction with the Ardshiel transaction on October 25, 1996, all remaining unexercised options as of that date were exercised and the related shares of stock were sold thus terminating the Original Plan. No compensation expense was recorded during the period ended October 25, 1996 or the year ended December 31, 1995.

    The Wing Industries Holdings, Inc. Stock Option Plan (the "Plan") was adopted on October 25, 1996 to provide certain employees, officers and directors of the Company an opportunity to purchase Class A voting common stock of Holdings. Options that may be granted under this plan include (1) "Incentive Stock Options" as such term is defined in Section 422 of the Internal Revenue Code of 1986, as amended and (2) Nonqualified Stock Options which are options which do not constitute Incentive Stock Options.

    An aggregate of 18,500 shares of Holdings' authorized but unissued Class A common stock, subject to adjustment, as defined, may be granted under the Plan.

    The price for each share issuable pursuant to the exercise of an Incentive Stock Option shall not be less than the fair market value of a share of the stock on the date the option is granted. The price for each share issuable pursuant to the exercise of a Nonqualified Stock Option may be less than, equal to or greater than the fair market value of the stock on the date such option is granted.

                  WING INDUSTRIES HOLDINGS, INC. AND SUSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

15.  STOCK OPTIONS: (CONTINUED)
    Unless specifically provided for in an individual participant's stock option agreement, each Incentive Stock Option shall expire no later than ten years after the date the option is granted. The term of Nonqualified Stock Options is determined at the discretion of the Compensation Committee at the time of the grant. Vesting periods are determined by the Compensation Committee at the time options are granted.

    As of December 31, 1997, Nonqualified Stock Options for a total of 11,415 shares of Class A common stock of Holdings had been granted to three executives of the Company. The options granted consist of three traunches: (a) "Free options"--options to purchase 3,805 shares at a strike price of $.01 per share. These options are exercisable only upon the occurrence of a value event. A value event is defined as: (1) Holdings sells common stock in an offering registered with the Securities and Exchange Commission, (2) Holdings is merged or consolidated with another corporation in a merger in which the surviving corporation has freely tradeable common stock, or (3) substantially all assets of Holdings and subsidiary, taken as a whole, are sold or otherwise transferred
(b) "15% options"--options to purchase 3,805 shares at a strike price of $115 per share to November 30, 1997 and then increasing 15% per year thereafter and
(c) "30% options"--options to purchase 3,805 shares at a strike price of $130 per share to November 30, 1997 and then increasing 30% per year thereafter. For the 15% and the 30% options, if the holder chooses not to exercise at time of vesting, the strike price increases annually to the next level until expiration. Vesting for the above compensatory variable options is one third per year for three years.

    As of December 31, 1997, Nonqualified Stock Options for a total of 3,068 shares of Class A common stock of Holdings had been granted to certain employees (middle managers) of the Company. These options are exercisable only upon the occurrence of a value event (see definition of value event in the preceding paragraph; or (4) all of the common stock of the Company is sold or otherwise transferred). The options vest at such time of occurrence of a value event. The options carry a strike price of $228.

    The following table summarizes the transactions of the Plan for the year ended December 31, 1997 and the period ended December 31, 1996:

                                                                            1997       1996
                                                                          ---------  ---------
Outstanding options, beginning of period................................     11,415     --
Granted.................................................................      3,068     11,415
                                                                          ---------  ---------
Outstanding options, end of year........................................     14,483     11,415
                                                                          ---------  ---------
                                                                          ---------  ---------
Weighted average exercise price of options exercised....................  $  --      $  --
Weighted average exercise price of options granted......................  $  228.00  $   81.67
Weighted average exercise price, end of period..........................  $  112.67  $   81.67
Options exercisable, end of period......................................      2,537     --
Options available for future grant......................................      4,017      4,585

    The fair value of each option granted was estimated on the date of grant for the 15% options and 30% options using the Black-Scholes option pricing model. The following assumptions were used; dividend yield of 0%; expected volatility 0%; a range of risk free interest rates of 5.7% to 6.4% and expected lives of between one and five years. Based on the above, the calculated weighted average fair values were $0 on the grant date. The "Free" options and the options granted to middle managers are only exercisable upon the occurrence of a value event, which is not probable at this time.

                  WING INDUSTRIES HOLDINGS, INC. AND SUSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

15.  STOCK OPTIONS: (CONTINUED)
    If a value event were to become probable the difference between the option price and the then fair market value would be charged to earnings at that time. No compensation expense was recognized in income for stock based employee compensation awards during fiscal year 1997 or the period ended December 31, 1996.

    The following table summarizes information about stock options outstanding at December 31, 1997:

                                                      OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                          -------------------------------------------  --------------------------
                                                           WEIGHTED       WEIGHTED                    WEIGHTED
                                                           AVERAGE         AVERAGE                     AVERAGE
                                             NUMBER     REMAINING LIFE    EXERCISE       NUMBER       EXERCISE
RANGE OF EXERCISE PRICES                  OUTSTANDING      (MONTHS)         PRICE      EXERCISABLE      PRICE
----------------------------------------  ------------  --------------  -------------  -----------  -------------
Options:
  $.01                                          3,805            107      $     .01        --         $  --
  $115-130                                      7,610            107      $  122.50         2,537     $  122.50
  $228                                          3,068            119      $  228.00        --         $  --

    In 1995, the FASB issued FASB Statement No. 123 ("SFAS 123") "Accounting for Stock-Based Compensation" which, if fully adopted by the Company, would change the methods the Company applies in recognizing the cost of the stock based plans. Adoption of the cost recognition provisions of SFAS 123 is optional and the Company has decided not to elect the provisions of SFAS 123. However, pro forma disclosures as if the Company adopted the cost recognition provisions of SFAS 123 are required by SFAS 123; however, there is no pro forma effect of adopting the cost provisions of SFAS 123 for the year ended December 31, 1997, the periods ended December 31, 1996 and October 25, 1996 and the year ended December 31, 1995. In 1997 and 1996, the Company granted only nonqualified stock options and warrants under the plans.

16.  EMPLOYEE BENEFIT PLANS:

    Prior to the formation of the Company, management announced the curtailment of the defined benefit pension plan covering substantially all employees. Upon receipt of a favorable tax determination letter from the Internal Revenue Service, settlement of the plan occurred during the period ended October 25, 1996, at which time a liquidating distribution of $2,789 was made to the eligible employees based on years of service and the employee's compensation during the five consecutive years of employment in which compensation was the highest. In addition, management retired the two nonqualified, unfunded, and noncontributory plans for the directors. Settlement of the plans occurred during the period ended October 25, 1996 at which time a lump-sum payout of $801 was made to the directors.

    The Company maintains an employees' savings plan (the "Plan") under Section 401(k) of the Internal Revenue Code. The Plan covers substantially all employees. Employees are eligible after one year of service and may enter the Plan after such time on the quarterly enrollment dates. Under the Plan, employees generally may elect to exclude up to 15% of their compensation from amounts subject to income tax as a salary deferral contribution. The Company makes a discretionary matching contribution to each employee in an amount equal to 50% of the first 4% of each employee's contributions. The Plan runs on a calendar year with contributions paid once a year. The Company's matching contributions to the Plan

                  WING INDUSTRIES HOLDINGS, INC. AND SUSIDIARY

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

16.  EMPLOYEE BENEFIT PLANS: (CONTINUED)
were approximately $85, $78 and $19 for the plan years ending December 31, 1997, 1996 and 1995, respectively.

17.  SUBSEQUENT EVENT:

    Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 3, 1998, the Company will become a wholly-owned subsidiary of Atrium Companies, Inc. and an indirect wholly owned subsidiary of D and W Holdings, Inc. ("D&W") (the "Merger"). D&W was formed to effect the Merger by the principal equity holders of the Company and Door Holdings, Inc. ("Door"), an affiliate. Pursuant to the terms of the Merger Agreement, D&W is also acquiring Atrium Companies, Inc. Transactions contemplated pursuant to the Merger Agreement are expected to be consummated no later than September 30, 1998.

    Immediately prior to the merger, GEIPPPII and Ardshiel, Inc., equity holders of the Company are expected to increase their respective ownership in the Class A voting common stock of the Company by converting their respective interests in exchangeable subordinated notes payable, warrants and Class B nonvoting common stock.

    In connection with the Merger, Management will exchange all their options in the Company for options to purchase stock in D&W. It is also expected that the Management Agreement will be terminated and replaced by a new agreement with D&W.

    As a part of the Merger, the notes payable remaining after conversion will be repaid and the deferred financing cost will be expensed.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors

Wing Industries Holdings, Inc.

    In our opinion, the accompanying carve-out balance sheets and the related carve-out statements of income and changes in business unit equity and of carve-out cash flows present fairly, in all material respects, the financial position of the Door Division of Super Millwork, Inc. at November 10, 1997 and December 31, 1996, and the results of its operations and its cash flows for the period from January 1, 1997 to November 10, 1997 and the year ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Dallas, Texas
September 23, 1998

                     DOOR DIVISION OF SUPER MILLWORK, INC.
                            CARVE-OUT BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                       NOVEMBER 10,   DECEMBER 31,
                                                                                           1997           1996
                                                                                       -------------  -------------
                                                      ASSETS

CURRENT ASSETS:
  Accounts receivable, net...........................................................    $   1,891      $   1,802
  Inventories........................................................................        2,567          1,720
  Prepaid expenses...................................................................           31             91
                                                                                            ------         ------
  Total current assets...............................................................        4,489          3,613

PROPERTY AND EQUIPMENT, net..........................................................          222            244
                                                                                            ------         ------
  Total assets.......................................................................    $   4,711      $   3,857
                                                                                            ------         ------
                                                                                            ------         ------

                                       LIABILITIES AND BUSINESS UNIT EQUITY

CURRENT LIABILITIES:
  Accounts payable...................................................................    $   1,650      $     350
  Accrued liabilities................................................................          108            661
  Payables to former affiliate.......................................................        1,430          1,933
                                                                                            ------         ------
  Total current liabilities..........................................................        3,188          2,944

COMMITMENTS AND CONTINGENCIES

BUSINESS UNIT EQUITY:
  Business unit equity...............................................................        1,523            913
                                                                                            ------         ------
  Total liabilities and business unit equity.........................................    $   4,711      $   3,857
                                                                                            ------         ------
                                                                                            ------         ------

     The accompanying notes are an integral part of the carve-out financial statements.

                     DOOR DIVISION OF SUPER MILLWORK, INC.
       CARVE-OUT STATEMENTS OF INCOME AND CHANGES IN BUSINESS UNIT EQUITY
            FOR THE PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 10, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                1997       1996
                                                                                              ---------  ---------
NET SALES...................................................................................  $  23,351  $  26,932
COST OF GOODS SOLD..........................................................................     18,085     20,901
                                                                                              ---------  ---------
  Gross profit..............................................................................      5,266      6,031

OPERATING EXPENSES:
  Selling, delivery, general and administrative expenses....................................      4,487      5,433
                                                                                              ---------  ---------
  Income from operations....................................................................        779        598

INTEREST EXPENSE............................................................................        169        230
OTHER INCOME (EXPENSE), net.................................................................     --            861
                                                                                              ---------  ---------
NET INCOME..................................................................................        610      1,229
BUSINESS UNIT EQUITY (DEFICIT), BEGINNING OF PERIOD.........................................        913       (316)
                                                                                              ---------  ---------
BUSINESS UNIT EQUITY, END OF PERIOD.........................................................  $   1,523  $     913
                                                                                              ---------  ---------
                                                                                              ---------  ---------

     The accompanying notes are an integral part of the carve-out financial statements.

                     DOOR DIVISION OF SUPER MILLWORK, INC.
                       CARVE-OUT STATEMENTS OF CASH FLOWS
            FOR THE PERIOD FROM JANUARY 1, 1997 TO NOVEMBER 10, 1997
                      AND THE YEAR ENDED DECEMBER 31, 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                   1997       1996
                                                                                                 ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income...................................................................................  $     610  $   1,229
  Adjustments to reconcile net income to net cash provided by operating activities:
    Gain on sale of Octagon assets.............................................................     --           (861)
    Depreciation and amortization..............................................................         44         93
  Changes in assets and liabilities, in 1997 and 1996:
    Accounts receivable, net...................................................................        (89)      (728)
    Inventories................................................................................       (847)       690
    Prepaid expenses...........................................................................         60         25
    Accounts payable...........................................................................      1,300       (294)
    Accrued liabilities........................................................................       (553)       317
                                                                                                 ---------  ---------
      Net cash provided by operating activities................................................        525        471

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment..........................................................        (22)      (120)
                                                                                                 ---------  ---------
    Net cash used in investing activities......................................................        (22)      (120)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Change in payables due to former affiliate...................................................       (503)      (351)
                                                                                                 ---------  ---------
    Net cash used in financing activities......................................................       (503)      (351)

NET CHANGE IN CASH AND CASH EQUIVALENTS........................................................     --         --
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD.................................................     --         --
                                                                                                 ---------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD.......................................................  $  --      $  --
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

     The accompanying notes are an integral part of the carve-out financial statements.

                      DOOR DIVISION OF SUPER MILLWORK, INC
                    NOTES TO CARVE-OUT FINANCIAL STATEMENTS

                             (DOLLARS IN THOUSANDS)

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:

    BASIS OF PRESENTATION

    The Door Division of Super Millwork, Inc., (the "Company"), located in Melville, NY, is engaged in the distribution, manufacture and sale of doors and other millwork throughout the United States. The Company, along with Marvin Windows, comprised the consolidated entity of Super Millwork, Inc.

    The financial statements reflect the "carve-out" financial position of the Company as of November 10, 1997 and December 31, 1996, and the results of its operations and its cash flows for the period from January 1, 1997 to November 10, 1997 and the year ended December 31, 1996. The financial statements have been prepared as if the Company had operated as a stand-alone entity for all periods presented, and include those assets, liabilities, revenues and expenses directly attributable to the Company's operations. Certain general and administrative expenses were allocated to the Company on various bases, including percentage of sales and others based on relative size of each entity. In the opinion of management, the allocations are reasonable and reflect all costs of doing business. However, such expenses are not necessarily indicative of, and it is not practicable for management to estimate the level of expenses that might have been incurred if the Company had been operating as a separate entity.

    REVENUE RECOGNITION

    Revenue from the sale of doors and related components is recorded at the time of delivery and billing to the customer. Allowances are established to recognize the risk of sales returns from customers.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly-liquid investments with original maturities of three months or less to be cash equivalents.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Accounts receivable are net of allowance for doubtful accounts of $40 as of November 10, 1997 and December 31, 1996.

    CONCENTRATIONS OF CREDIT RISK

    Financial instruments, which potentially expose the Company to concentrations of credit risk, consist primarily of trade accounts receivable. The Company is a wholesale distributor and manufacturer of doors and related products, which it sells to commercial end-users, generally on 30-day or less terms. It performs periodic credit evaluations of its customers and has credit insurance. The Company believes that any concentration of credit risk related to trade accounts receivable is limited because of the large number of customers included in its customer base, and the credit worthiness of its largest customer which accounted for approximately 65% of sales during the period from January 1, 1997 to November 10, 1997.

    INVENTORIES

    Inventories consist of doors and other millwork and are valued at the lower of cost (first-in, first-out or "FIFO") or market. Inventories consist primarily of raw materials, however small amounts of work-in-process and finished goods inventories are maintained. Work-in-process and finished goods inventories consist of materials, labor, and manufacturing overhead.

                      DOOR DIVISION OF SUPER MILLWORK, INC
              NOTES TO CARVE-OUT FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

1.  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
    PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost less accumulated depreciation. The Company provides for depreciation and amortization using straight-line and accelerated methods.

                                                                                   ESTIMATED
                                                                                  USEFUL LIFE
                                                                                 -------------
Office equipment...............................................................        5 years
Machinery and equipment........................................................   5 - 10 years

    Gains or losses on disposition are based on the net proceeds and the adjusted carrying amount of the assets sold or retired. Expenditures for maintenance, minor renewals and repairs are expensed as incurred, while major replacements and improvements are capitalized.

    INCOME TAXES

    The Company's shareholders elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. As a result, there is no provision for federal income taxes in the accompanying financial statements, as such taxes are the responsibility of the individual shareholders.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

2.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

    In accordance with Statement of Financial Accounting Standards (SFAS) No. 107, "Disclosures About Fair Value of Financial Instruments," the Company evaluates fair value disclosures for significant financial instruments. The carrying amounts of accounts receivable, accounts payable, accrued expenses and notes payable approximate fair value due to the short-term maturity of these instruments.

    The Company is not an active participant in financial derivative transactions.

                      DOOR DIVISION OF SUPER MILLWORK, INC
              NOTES TO CARVE-OUT FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

3.  PROPERTY AND EQUIPMENT:

    Property and equipment consisted of the following at November 10, 1997 and December 31, 1996:

                                                                             1997       1996
                                                                           ---------  ---------
Warehouse equipment......................................................  $     874  $     852
Office equipment.........................................................        492        492
                                                                           ---------  ---------
  Total..................................................................      1,366      1,344
Less accumulated depreciation and amortization...........................     (1,144)    (1,100)
                                                                           ---------  ---------
                                                                           $     222  $     244
                                                                           ---------  ---------
                                                                           ---------  ---------

    Depreciation expense was $44 and $93 for the period from January 1, 1997 to November 10, 1997 and year ended December 31, 1996.

4.  PAYABLES TO FORMER AFFILIATE:

    Payables to former affiliate consisted of allocated amounts related to a revolving credit line and cash overdraft for outstanding checks of Super Millwork, Inc. The revolving credit line enabled the Company and Marvin Windows to borrow up to $4,500 and bore interest at a rate based upon the lender's prime rate plus two percent. The revolving credit line was collateralized by substantially all assets of the Company, personally guaranteed by certain shareholders, due on demand and contained various covenants that restricted the Company from taking certain actions. Prior to the transaction described in Note 8, the revolving credit line of the Company of $1,333 was retired.

5.  COMMITMENTS AND CONTINGENCIES:

    The Company, along with its former affiliate, entered into operating lease agreements for office and manufacturing space with unrelated third parties. Total rent expense for the period from January 1, 1997 to November 10, 1997 and year ended December 31, 1996 was $260 and $227, respectively. The lease remained with the former affiliate following the sale of the Company as described in Note 8.

6.  OTHER INCOME:

    Other income consists of a gain on the sale of the Company's Octagon Division during the year ended December 31, 1996. Assets sold included a customer list, inventories, property and equipment and prepaid expenses. A receivable of $598 from the sale was included in accounts receivable at December 31, 1996.

7.  EMPLOYEE BENEFIT PLANS:

    During 1993, the Company established an employee benefit plan in accordance with Section 401(k) of the Internal Revenue Code for all employees who meet certain eligibility criteria who are not covered under a collective bargaining agreement. The Company matches 50% of each employee contributions up to a maximum of 4%. During the period from January 1, 1997 to November 10, 1997 and the year ended December 31, 1996, the Company incurred total expenses of $9 and $6, respectively.

                      DOOR DIVISION OF SUPER MILLWORK, INC
              NOTES TO CARVE-OUT FINANCIAL STATEMENTS (CONTINUED)

                             (DOLLARS IN THOUSANDS)

8.  SUBSEQUENT EVENT:

    On November 10, 1997, the net assets of the Company, excluding the revolving credit line portion of payables to former affiliate (see Note 4) were acquired by Wing Industries Holdings, Inc. for $12,500 including a contingent payment of $2,500 based on future operating results.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
Door Holdings, Inc.

    In our opinion, the accompanying combined balance sheets and the related combined statements of income, stockholder's equity and of cash flows present fairly, in all material respects, the financial position of R. G. Darby Company, Inc. and Total Trim, Inc. (the "Companies") at December 31, 1997 and 1996, and the results of their operations and their cash flows for the years ended December 31, 1997 and 1996, in conformity with generally accepted accounting principles. These combined financial statements are the responsibility of the Companies' management: our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Birmingham, Alabama
September 24, 1998

                 R.G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.
                            COMBINED BALANCE SHEETS
                           DECEMBER 31, 1997 AND 1996
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                   1997       1996
                                                                                                 ---------  ---------
                                                       ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....................................................................  $     722  $   1,650
  Accounts receivable, net.....................................................................      1,807      1,744
  Inventories..................................................................................      1,275        947
  Prepaid expenses and other current assets....................................................         23        397
                                                                                                 ---------  ---------
  Total current assets.........................................................................      3,827      4,738

PROPERTY AND EQUIPMENT, net....................................................................        451        587
                                                                                                 ---------  ---------
  Total assets.................................................................................  $   4,278  $   5,325
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                                        LIABILITIES AND STOCKHOLDER'S EQUITY
CURRENT LIABILITIES:
  Line of credit...............................................................................  $       6  $     690
  Current portion of notes payable.............................................................     --             91
  Accounts payable.............................................................................        684        569
  Accrued liabilities..........................................................................        874        832
                                                                                                 ---------  ---------
  Total current liabilities....................................................................      1,564      2,182

LONG-TERM LIABILITIES:
  Notes payable................................................................................     --            153
                                                                                                 ---------  ---------
  Total liabilities............................................................................      1,564      2,335

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY:
  Common stock, R.G. Darby Company, Inc.
    (1,000 shares at $1 par value authorized and issued).......................................          1          1
  Common stock, Total Trim, Inc. (1,000 shares at $.01 par value authorized, issued and
    outstanding)...............................................................................     --         --
  Retained earnings............................................................................      2,813      3,089
  R.G. Darby Company, Inc. treasury stock (125 shares at cost).................................       (100)      (100)
                                                                                                 ---------  ---------
  Total stockholder's equity...................................................................      2,714      2,990
                                                                                                 ---------  ---------
  Total liabilities and stockholder's equity...................................................  $   4,278  $   5,325
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

    The accompanying notes are an integral part of these combined financial statements.

                 R.G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.
                         COMBINED STATEMENTS OF INCOME
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                                                1997       1996
                                                                                              ---------  ---------
NET SALES...................................................................................  $  16,956  $  15,777
COST OF GOODS SOLD..........................................................................     10,227      9,561
                                                                                              ---------  ---------
  Gross profit..............................................................................      6,729      6,216

OPERATING EXPENSES:
  Selling, delivery, general and administrative expense.....................................      4,707      4,071
                                                                                              ---------  ---------
  Income from operations....................................................................      2,022      2,145
                                                                                              ---------  ---------
INTEREST INCOME.............................................................................         61         58
INTEREST EXPENSE............................................................................        (61)       (78)
OTHER INCOME (EXPENSE), net.................................................................         29          9
                                                                                              ---------  ---------
NET INCOME..................................................................................  $   2,051  $   2,134
                                                                                              ---------  ---------
                                                                                              ---------  ---------

    The accompanying notes are an integral part of these combined financial statements.

                 R.G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.
                  COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                             R.G. DARBY COMPANY
                                                                          TOTAL TRIM                                      TOTAL
                                           ----------------------  ------------------------   RETAINED     TREASURY    STOCKHOLDER'S
                                             SHARES      AMOUNT      SHARES       AMOUNT      EARNINGS       STOCK        EQUITY
                                           -----------  ---------  -----------  -----------  -----------  -----------  ------------
BALANCE, December 31, 1995...............       1,000   $       1       1,000    $      --    $   2,685    $    (100)   $    2,586
Stockholder distributions,
  Total Trim, Inc........................                                                          (506)                      (506)

Stockholder distributions,
  R.G. Darby Company, Inc................                                                        (1,224)                    (1,224)
Net income...............................                                                         2,134                      2,134
                                                -----   ---------       -----        -----   -----------       -----   ------------
BALANCE, December 31, 1996...............       1,000           1       1,000       --            3,089         (100)        2,990

Stockholder distributions,
  Total Trim, Inc........................                                                        (1,008)                    (1,008)

Stockholder distributions,
  R.G. Darby Company, Inc................                                                        (1,319)                    (1,319)
Net income...............................                                                         2,051                      2,051
                                                -----   ---------       -----        -----   -----------       -----   ------------
BALANCE, December 31, 1997...............       1,000   $       1       1,000    $  --        $   2,813    $    (100)   $    2,714
                                                -----   ---------       -----        -----   -----------       -----   ------------
                                                -----   ---------       -----        -----   -----------       -----   ------------

    The accompanying notes are an integral part of these combined financial statements.

                 R.G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.
                       COMBINED STATEMENTS OF CASH FLOWS
                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996
                             (DOLLARS IN THOUSANDS)

                                                                                               1997        1996
                                                                                            ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................................................  $    2,051  $    2,134
  Adjustments to reconcile net income to net cash provided by operating activities:.......
    Depreciation..........................................................................         154         189
    Loss on disposal of equipment.........................................................          21      --
  Change in assets and liabilities:
    Accounts receivable, net..............................................................         (63)         78
    Inventories...........................................................................        (328)       (232)
    Prepaid expenses and other current assets.............................................         374         (28)
    Accounts payable......................................................................         115        (105)
    Accrued liabilities...................................................................          42         123
                                                                                            ----------  ----------
        Net cash provided by operating activities.........................................       2,366       2,159
                                                                                            ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property and equipment.....................................................        (133)       (136)
  Proceeds from disposal of property and equipment........................................          94      --
                                                                                            ----------  ----------
        Net cash used in investing activities.............................................         (39)       (136)
                                                                                            ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowings under revolving credit agreement.............................................      15,784      15,264
  Repayments under revolving credit agreement.............................................     (16,468)    (15,416)
  Proceeds from the issuance of long term debt............................................      --              32
  Repayment of long-term debt.............................................................        (244)       (141)
  Stockholder distributions...............................................................      (2,327)     (1,730)
                                                                                            ----------  ----------
        Net cash used in financing activities.............................................      (3,255)     (1,991)
                                                                                            ----------  ----------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS......................................        (928)         32
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR..............................................       1,650       1,618
                                                                                            ----------  ----------
CASH AND CASH EQUIVALENTS, END OF YEAR....................................................  $      722  $    1,650
                                                                                            ----------  ----------
                                                                                            ----------  ----------
SUPPLEMENTAL DISCLOSURE:
  Cash paid during the year for interest..................................................  $       67  $       78

    The accompanying notes are an integral part of these combined financial statements.

                 R. G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

1.  ORGANIZATION:

    DESCRIPTION OF THE COMPANY AND REPORTING ENTITY

    R. G. Darby Company, Inc. ("R. G. Darby Company") and Total Trim, Inc. ("Total Trim") (the "Companies"), founded in 1983, provide interior and exterior doors, vanity mirrors, door knobs and locks, shelving, molding, and related installation to contractors of apartment buildings and hotels. The Companies are based in Florence, Alabama and operate out of one facility. The Companies supply materials and/ or provide contract labor to install purchased materials. Material requirements, with the exception of doors, are shipped directly from the manufacturer to the contractor's location. Doors are assembled and shipped from the Companies' production facility. The Companies consist of three entities--R. G. Darby Company is the sales company for materials; Darby Doors, a division of R. G. Darby Company, is the manufacturing division that produces the doors that are sold through R. G. Darby Company; and Total Trim is responsible for contracting labor for any installation work. These entities perform work in approximately 28 states, mainly in the South, Mid-Atlantic and Northeast.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

    PRINCIPLES OF COMBINATION

    The combined financial statements include the accounts of R. G. Darby Company and Total Trim after elimination of all significant intercompany accounts and transactions. Combined financial statements are presented as the Companies are under the common control of their sole stockholder, R. G. Darby. See Note 9.

    CASH AND CASH EQUIVALENTS

    The Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. The Companies hold cash and cash equivalents primarily in one major banking institution.

    ALLOWANCE FOR DOUBTFUL ACCOUNTS

    Accounts receivable are net of allowances for doubtful accounts of $175 and $66 as of December 31, 1997 and 1996, respectively.

    REVENUE RECOGNITION

    The Companies record sales of materials upon delivery of the materials to the contractor's location. Revenue relating to the installation services is recorded as the services are provided.

    INVENTORIES

    Inventories are stated at the lower of cost ( first-in, first-out or "FIFO") or market and consist primarily of raw materials. Finished goods include direct materials, labor and manufacturing overhead.

    PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Major renewals and betterments are capitalized, while maintenance and repairs are expensed as incurred. Upon disposition of an asset, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

                 R. G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)
Depreciation is provided principally on the straight-line method for financial reporting purposes, using the following estimated useful lives of the respective assets:

Furniture and fixtures..................  7 - 10 years
Vehicles................................  3 -  5 years
Machinery and equipment.................  7 - 10 years

    INCOME TAXES

    The combined financial statements reflect the Companies' S corporation income tax status. Their taxable income or loss and tax credits are included in the personal income tax returns of their stockholder and the resulting tax liabilities or benefits are those of the stockholder.

    ACCOUNTING ESTIMATES

    The preparation of combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  INVENTORIES:

    The inventories for R. G. Darby Company at December 31, 1997 and 1996, respectively, consisted of the following:

                                                                               1997       1996
                                                                             ---------  ---------
Raw materials..............................................................  $   1,146  $     900
Finished goods.............................................................        129         47
                                                                             ---------  ---------
                                                                             $   1,275  $     947
                                                                             ---------  ---------
                                                                             ---------  ---------

4.  PROPERTY AND EQUIPMENT:

    The property and equipment for R.G. Darby Company at December 31, 1997 and 1996, respectively, consisted of the following:

                                                                               1997       1996
                                                                             ---------  ---------
Furniture and fixtures.....................................................  $     118  $     138
Vehicles...................................................................        559        670
Machinery and equipment....................................................        428        470
                                                                             ---------  ---------
  Total....................................................................      1,105      1,278
Less accumulated depreciation..............................................       (654)      (691)
                                                                             ---------  ---------
                                                                             $     451  $     587
                                                                             ---------  ---------
                                                                             ---------  ---------

    Depreciation expense was $154 and $189 for the years ended December 31, 1997 and 1996, respectively.

                 R. G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

5.  LINE OF CREDIT AND NOTES PAYABLE:

    Under R. G. Darby Company's credit facility, which expires in June 1998, available borrowings are determined by the amounts of eligible assets of R. G. Darby Company, as defined in the agreement, including accounts receivable and inventories, with maximum borrowings of $2,000. The interest rate is based upon the lender's prime rate plus 1% (9.5% and 9.25% at December 31, 1997 and 1996, respectively). As of December 31, 1997 and 1996, R. G. Darby Company had $6 and $690, respectively, outstanding under the credit facility. The credit facility was terminated in connection with the transaction discussed in Note 9.

    At December 31, 1996, the Companies had certain notes payable to banks as follows:

Note payable for various loans collateralized by vehicles with monthly payments of $6, interest rates from 7.9% to 9%, due
  April 1997 through March 1998...................................  $      44

Note payable collateralized by plant equipment with annual
  payments of $50, interest rate of 9.08%, due May 2000...........        200
                                                                    ---------
                                                                    $     244
                                                                    ---------
                                                                    ---------

    Each of the notes payable were repaid in full by R.G. Darby Company in 1997. As of December 31, 1997, the Company had no other outstanding indebtedness.

6.  RELATED PARTY TRANSACTIONS:

    The Companies lease their facilities directly from their stockholder. The lease agreement, as amended on January 8, 1998, requires annual payments of $137 through December 31, 2011. The Companies have the option to extend the lease agreement for up to three additional five year terms. In addition, the lease agreement was subsequently amended effective June 1, 1998 to increase the annual payments to $185 in connection with the lease of additional warehouse and office space by the Companies. Facility lease payments to the stockholder amounted to $137 during 1997 and 1996.

    The stockholder was paid bonuses of $1,356 and $1,063 from R. G. Darby Company for the years ended December 31, 1997 and 1996, respectively.

7.  COMMITMENTS AND CONTINGENCIES:

    LITIGATION

    The Companies are party to various claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such a kind, or involve such amounts that an unfavorable disposition would not have a material effect on the combined financial position or results of operations of the Companies.

                 R. G. DARBY COMPANY, INC. AND TOTAL TRIM, INC.

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

7.  COMMITMENTS AND CONTINGENCIES: (CONTINUED)
    OPERATING LEASES

    The Companies lease automobiles, trucks, and office equipment under noncancelable operating leases which expire at various times through 2001. Future minimum lease payments under operating leases having noncancelable terms of more than one year at December 31, 1997 are as follows:

1998.................................................................  $     100
1999.................................................................         99
2000.................................................................         23
2001.................................................................          2
                                                                       ---------
                                                                       $     224
                                                                       ---------
                                                                       ---------

    Rental expense for all operating leases was approximately $83 and $61 for the years ended December 31, 1997 and 1996, respectively. See Note 6 for discussion of the Companies' related party operating lease agreement.

8.  RETIREMENT PLAN:

    The Companies maintain an Integrated Profit Sharing Plan (the Plan) under
Section 401 of the Internal Revenue Code. All employees are eligible to participate in the Plan after six months of service and may enter the Plan after such time on the annual enrollment date of January 1st. Under the Plan, the Companies will contribute to the Plan an amount determined at their discretion and may choose not to contribute to the Plan for a particular plan year. The Plan does not permit employees to make contributions. The Companies' contribution to the Plan was approximately $58 for each of the years ended December 31, 1997 and 1996, respectively.

9.  SUBSEQUENT EVENTS:

    Effective January 8, 1998, the Companies were sold to Door Holdings, Inc. ("Door"). As specified in the agreement, the sales price was $24,000 plus or minus any adjustment resulting from the Companies' combined working capital, as defined in the sale agreement, being above or below $2,323 as of the closing date. Included in the $24,000 is a contingent payment of $4,000 to be paid to the former stockholder based on future operating results. An additional $2,000 payment, which has not been recorded in the purchase price, may be paid to the Seller if these financial targets are substantially exceeded. The purchase price was funded primarily with $5,700 equity contributions, $16,000 of long-term debt, and accrual of the deferred payment. Door did not have any significant activity prior to this transaction.

    Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 3, 1998, Door will become a wholly-owned subsidiary of Atrium Companies, Inc. and an indirect wholly owned subsidiary of D and W Holdings, Inc. ("D&W") (the "Merger"). D&W was formed to effect the Merger by the principal equity holders of Door and Wing Industries Holdings, Inc., an affiliate of Door. Pursuant to the terms of the Merger Agreement, D&W is also acquiring Atrium Companies, Inc. Transactions contemplated pursuant to the Merger Agreement are expected to be consummated no later than September 30, 1998.

                             ATRIUM COMPANIES, INC.
                           CONSOLIDATED BALANCE SHEET
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                         JUNE 30,
                                                                                                           1998
                                                                                                        ----------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents...........................................................................  $        1
  Equity securities--available for sale...............................................................         113
  Accounts receivable, net............................................................................      34,005
  Inventories.........................................................................................      19,091
  Prepaid expenses and other current assets...........................................................         988
  Deferred tax asset..................................................................................         692
                                                                                                        ----------
  Total current assets................................................................................      54,890

PROPERTY, PLANT AND EQUIPMENT, net....................................................................      18,540
GOODWILL, net.........................................................................................      37,550
DEFERRED FINANCING COSTS, net.........................................................................       5,143
OTHER ASSETS..........................................................................................       4,067
                                                                                                        ----------
  Total assets........................................................................................  $  120,190
                                                                                                        ----------
                                                                                                        ----------

                                  LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

CURRENT LIABILITIES:
  Current portion of notes payable....................................................................  $    1,900
  Accounts payable....................................................................................      17,350
  Accrued liabilities.................................................................................       8,122
                                                                                                        ----------
  Total current liabilities...........................................................................      27,372

LONG-TERM LIABILITIES:
  Notes payable.......................................................................................     123,058
  Deferred tax liability..............................................................................       1,058
  Other long-term liabilities.........................................................................         300
                                                                                                        ----------
  Total long-term liabilities.........................................................................     124,416
                                                                                                        ----------
  Total liabilities...................................................................................     151,788

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY (DEFICIT):
  Common stock $.01 par value, 3,000 shares authorized,
    100 shares issued and outstanding.................................................................      --
  Paid-in capital.....................................................................................      33,512
  Accumulated deficit.................................................................................     (65,117)
  Accumulated other comprehensive income..............................................................           7
                                                                                                        ----------
  Total stockholder's deficit.........................................................................     (31,598)
                                                                                                        ----------
  Total liabilities and stockholder's deficit.........................................................  $  120,190
                                                                                                        ----------
                                                                                                        ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                             ATRIUM COMPANIES, INC.
                       CONSOLIDATED STATEMENTS OF INCOME
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                               1998        1997
                                                                                            ----------  ----------
NET SALES.................................................................................  $  106,482  $   85,277
COST OF GOODS SOLD........................................................................      70,526      54,379
                                                                                            ----------  ----------
  Gross profit............................................................................      35,956      30,898

OPERATING EXPENSES:
  Selling, delivery, general and administrative expenses..................................      24,377      20,815
  Stock option compensation expense.......................................................         447         203
                                                                                            ----------  ----------
                                                                                                24,824      21,018
                                                                                            ----------  ----------
  Income from operations..................................................................      11,132       9,880

INTEREST EXPENSE..........................................................................       6,241       5,594
OTHER INCOME (EXPENSE), net...............................................................        (223)      1,037
                                                                                            ----------  ----------
  Income before income taxes..............................................................       4,668       5,323

PROVISION FOR INCOME TAXES................................................................       1,711       1,886
                                                                                            ----------  ----------

NET INCOME................................................................................  $    2,957  $    3,437
                                                                                            ----------  ----------
                                                                                            ----------  ----------

   The accompanying notes are an integral part of the consolidated financial statements.

                             ATRIUM COMPANIES, INC.
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                                   1998       1997
                                                                                                 ---------  ---------
Net income.....................................................................................  $   2,957  $   3,437
Other comprehensive income:....................................................................
  Unrealized gains on securities:..............................................................
    Unrealized holding gains arising during the period.........................................         86         10
                                                                                                 ---------  ---------
  Comprehensive income.........................................................................  $   3,043  $   3,447
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                             ATRIUM COMPANIES, INC.
            CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                       ACCUMULATED
                                                       COMMON STOCK                                       OTHER           TOTAL
                                                 ------------------------   PAID-IN   ACCUMULATED     COMPREHENSIVE    STOCKHOLDER'S
                                                   SHARES       AMOUNT      CAPITAL     DEFICIT          INCOME          DEFICIT
                                                 -----------  -----------  ---------  ------------  -----------------  ------------
BALANCE, December 31, 1997.....................         100    $  --       $  32,790   $  (67,503)      $     (79)      $  (34,792)
  Contributions from Holding...................      --           --             275       --              --                  275
  Distributions to Holding.....................      --           --          --             (571)         --                 (571)
  Stock option compensation expense............      --           --             447       --              --                  447
  Other comprehensive income...................      --           --          --           --                  86               86
  Net income...................................      --           --          --            2,957          --                2,957
                                                        ---        -----   ---------  ------------            ---      ------------
BALANCE, June 30, 1998.........................         100    $  --       $  33,512   $  (65,117)      $       7       $  (31,598)
                                                        ---        -----   ---------  ------------            ---      ------------
                                                        ---        -----   ---------  ------------            ---      ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                             ATRIUM COMPANIES, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                                               1998        1997
                                                                                            ----------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income..............................................................................  $    2,957  $    3,437
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.........................................................       2,154       1,533
    Amortization of deferred financing costs..............................................         326         322
    Stock option compensation expense.....................................................         447         203
    Gain on retirement of assets..........................................................         (37)         (9)
    Gain on sale of equity securities.....................................................      --              (2)
    Deferred tax provision................................................................      --             214
  Changes in assets and liabilities, net of acquisition in 1998:
    Accounts receivable, net..............................................................      (6,531)     (4,824)
    Inventories...........................................................................        (922)     (6,245)
    Prepaid expenses and other current assets.............................................         818        (122)
    Accounts payable......................................................................       3,838       3,575
    Accrued liabilities...................................................................        (299)      1,009
                                                                                            ----------  ----------
        Net cash provided by (used in) operating activities...............................       2,751        (909)
                                                                                            ----------  ----------
                                                                                            ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment..............................................        (877)     (1,259)
  Proceeds from sale of assets............................................................          56          11
  Purchases of equity securities..........................................................      --            (480)
  Proceeds from sale of equity securities.................................................      --             375
  Payment for acquisition, net of cash acquired...........................................     (26,780)     --
  Increase in other assets................................................................      (1,082)     (1,168)
                                                                                            ----------  ----------
        Net cash used in investing activities.............................................     (28,683)     (2,521)
                                                                                            ----------  ----------
                                                                                            ----------  ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of note payable..................................................      17,500      --
  Payment on note payable.................................................................        (400)     --
  Net borrowings under revolving credit facility..........................................       7,858       2,447
  Checks drawn in excess of bank balances.................................................       1,777         807
  Deferred financing costs................................................................        (507)       (419)
  Contributions from Holding..............................................................         275         196
  Distributions to Holding................................................................        (571)       (110)
                                                                                            ----------  ----------
    Net cash provided by financing activities.............................................      25,932       2,921
                                                                                            ----------  ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS......................................      --            (509)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD............................................           1         617
                                                                                            ----------  ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD..................................................  $        1  $      108
                                                                                            ----------  ----------
                                                                                            ----------  ----------
SUPPLEMENTAL DISCLOSURE:
  Cash paid (received) during the period for:
    Interest..............................................................................  $    5,795  $    4,915
    Income taxes, net of refunds..........................................................        (209)     (1,229)

   The accompanying notes are an integral part of the consolidated financial statements.

                             ATRIUM COMPANIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 1998 AND 1997
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION:

    The unaudited consolidated results of operations and cash flows of Atrium Companies, Inc. (the "Company") for the six months ended June 30, 1998 and 1997, and financial position as of June 30, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial reporting, the instructions to Form 10-Q, and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

    These consolidated financial statements and footnotes should be read in conjunction with the Company's audited financial statements for the fiscal years ended December 31, 1997, 1996 and 1995 included in the Company's Form 10-K as filed with the Securities and Exchange Commission on March 30, 1998. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year. Certain prior period amounts have been reclassified to conform to the current period presentation.

2.  EQUITY SECURITIES--AVAILABLE FOR SALE:

    Investments in equity securities--available for sale are carried at market based on quoted market prices, with unrealized gains (losses) recorded as other comprehensive income in stockholder's equity.

3.  INVENTORIES:

    Inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) method of accounting. Work-in-process and finished goods inventories consist of materials, labor, and manufacturing overhead. Inventories consisted of the following:

                                                                                     JUNE 30,
                                                                                       1998
                                                                                     ---------
Raw materials......................................................................  $  15,293
Work-in-process....................................................................        681
Finished goods.....................................................................      4,456
                                                                                     ---------
                                                                                        20,430
LIFO reserve.......................................................................     (1,339)
                                                                                     ---------
                                                                                     $  19,091
                                                                                     ---------
                                                                                     ---------

                             ATRIUM COMPANIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             JUNE 30, 1998 AND 1997
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

4.  NOTES PAYABLE:

    Notes payable consisted of the following:

                                                                                     JUNE 30,
                                                                                       1998
                                                                                    ----------
Senior subordinated notes.........................................................  $  100,000
Senior term loan facility.........................................................      17,100
Revolving credit facility.........................................................       7,858
                                                                                    ----------
                                                                                       124,958
Current portion of notes payable..................................................       1,900
                                                                                    ----------
                                                                                    $  123,058
                                                                                    ----------
                                                                                    ----------

    In connection with the acquisition of Masterview Window Company, LLC (the "Acquisition"), the Company entered into an amended and restated credit agreement (the "Credit Agreement") with Bankers Trust Company, dated as of March 27, 1998. The Credit Agreement provided for a $17,500 senior term loan facility and a $20,000 revolving credit facility (collectively, the "Credit Facility"). Annual unused commitment fees are 0.5% of the unborrowed portion of the $20,000 revolving credit facility. Borrowing rates are based upon the lender's prime rate plus a margin of 1.25% or a Euro-dollar based rate plus a margin of 2.25%. The term loan is payable in equal quarterly installments aggregating $1,200 in 1998, $2,200 in 1999, $3,000 in 2000, $3,200 in 2001, $3,400 in 2002, $3,600 in
2003, with the remaining payment of $900 due and payable on March 31, 2004.

    The Company is required to make mandatory prepayments of the term loan and, after repayment in full of the term loan, reductions of the revolving credit commitments (along with a corresponding repayment of revolving loans in excess of the reduced commitment), at times and subject to certain exceptions, in respect of (a) 100% of the net proceeds of issuances of equity and debt, sales of assets, and condemnations and casualty proceeds, and (b) with respect to the term loans only, 75% of excess cash flow (subject to reductions to 50% based on the Company meeting a certain leverage ratio). The Credit Facility terminates on March 31, 2004.

5.  CONTINGENCIES:

    The Company is party to various claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material adverse effect on the financial position, results of operations or liquidity of the Company.

    The Company was named in 1988 as a potentially responsible party ("PRP") in two superfund sites pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (the Chemical Recycling, Inc. site in Wylie, Texas, and the Diaz Refinery site in Little Rock, Arkansas). The Company believes that based on the information currently available, including the substantial number of other PRP's and relatively small share allocated to it at such sites, its liability, if any, associated with either of these sites will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

                             ATRIUM COMPANIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             JUNE 30, 1998 AND 1997
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

6.  ACQUISITION:

    MASTERVIEW ASSET PURCHASE

    On March 27, 1998, through its newly-formed subsidiary, Atrium Door and Window Company of Arizona ("ADW-Arizona"), the Company acquired substantially all of the assets of Masterview Window Company, LLC ("Masterview"), a privately held window and door company located in Phoenix, Arizona, for approximately $26,800 including fees and other transaction expenses. The Company financed the Acquisition through its Credit Facility, which included a $17,500 senior term loan with the remainder of the purchase price of approximately $9,300 being drawn from the $20,000 revolving credit facility.

    The Acquisition has been accounted for under the purchase method in accounting. The aggregate purchase price has been allocated to the underlying assets and liabilities based upon their respective estimated fair market values at the date of acquisition, with the remainder allocated to goodwill. The purchase price allocation, preliminary in nature and subject to change, is as follows:

Cash and cash equivalents..........................................  $       3
Accounts receivable, net...........................................      3,099
Inventories........................................................      1,635
Prepaid expenses and other current assets..........................        206
Property, plant and equipment, net.................................      2,702
Goodwill...........................................................     22,485
Current liabilities................................................     (3,047)
Long-term liabilities..............................................       (300)
                                                                     ---------
  Total purchase price.............................................  $  26,783
                                                                     ---------
                                                                     ---------

    The Company's Consolidated Statements of Operations for the six months ended June 30, 1998 and 1997 include the operations of Atrium Door and Window Company-West Coast ("ADW-West Coast") and ADW-Arizona from the dates of acquisition, July 1, 1997 and March 27, 1998, respectively. The following table presents the historical consolidated operating results of the Company for the six months ended June 30, 1998 and 1997, compared to pro forma operating results for such periods. The following unaudited pro forma information presents consolidated operating results as though the acquisitions of ADW-West Coast and ADW-Arizona had occurred at the beginning of the periods presented:

                                                  SIX MONTHS ENDED         SIX MONTHS ENDED
                                                    JUNE 30, 1998            JUNE 30, 1997
                                               -----------------------  -----------------------
                                                 ACTUAL     PRO FORMA     ACTUAL     PRO FORMA
                                               ----------  -----------  ----------  -----------
Net sales....................................  $  106,482   $ 112,701   $   85,277   $ 104,208
Net income...................................       2,957       3,087        3,437       4,018

7.  SUBSIDIARY GUARANTORS:

    In connection with the issuance of the Senior Subordinated Notes (the "Notes"), the Company's payment obligations under the Notes are fully and unconditionally guaranteed, jointly and severally on a senior subordinated basis by its wholly-owned subsidiaries: Atrium Door and Window Company of the

                             ATRIUM COMPANIES, INC.
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             JUNE 30, 1998 AND 1997
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

7.  SUBSIDIARY GUARANTORS: (CONTINUED)
Northeast ("ADW-Northeast"), ADW-West Coast and ADW-Arizona (collectively, the Subsidiary Guarantors). The Company has no non-guarantor direct or indirect subsidiaries. The operations related to the assets of ADW-West Coast and ADW-Arizona are included since July 1, 1997 and March 27, 1998, respectively, the dates of acquisition. In the opinion of management, separate financial statements of the respective Subsidiary Guarantors would not provide additional material information, which would be useful in assessing the financial composition of the Subsidiary Guarantors. No single Subsidiary Guarantor has any significant legal restrictions on the ability of investors or creditors to obtain access to its assets in event of default on the Subsidiary Guarantee other than its subordination to senior indebtedness.

    Following is summarized combined financial information pertaining to these Subsidiary Guarantors:

                                                                                     JUNE 30,
                                                                                       1998
                                                                                     ---------
Current assets.....................................................................  $  17,067
Noncurrent assets..................................................................     42,251
Current liabilities................................................................      3,457
Noncurrent liabilities.............................................................        300

                                                                             SIX MONTHS ENDED
                                                                                 JUNE 30,
                                                                           --------------------
                                                                             1998       1997
                                                                           ---------  ---------
Net sales................................................................  $  17,040     $6,194
Gross profit.............................................................      6,118      2,541
Net income from continuing operations....................................        996        314

    The Notes and the Subsidiary Guarantees are subordinated to all existing and future Senior Indebtedness of the Company. The indenture governing the Notes contains limitations on the amount of additional indebtedness (including Senior Indebtedness) which the Company may incur. As of June 30, 1998, the maximum amount of Senior Indebtedness the Company and its Subsidiary Guarantors collectively, and in the aggregate, could incur was $45,000.

8.  SUBSEQUENT EVENT:

    Atrium Corporation ("Holding"), parent company of Atrium Companies, Inc., entered into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 3, 1998, by and among D and W Holdings, Inc. ("Parent"), D and W Acquisition Corp. ("Sub") and the Securityholders named therein, pursuant to which Sub would merge with and into Holding and Holding would become a wholly-owned subsidiary of Parent (the "Merger"). The Parent and Sub are both newly formed companies of Ardshiel, Inc., a New York based investment firm and GE Investment Private Placement Partners II, ("GEIPPPII"), a wholly-owned investment management subsidiary of General Electric Company, (affiliates of General Electric Corporation). The transactions contemplated in the Merger Agreement value the Company at approximately $225,000. The closing of the Merger is dependent upon the expiration of the Hart-Scott-Rodino waiting period and other customary closing conditions as set forth in the Merger Agreement.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                  (UNAUDITED)

                                                                                                         JUNE 30,
                                                                                                           1998
                                                                                                         ---------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents............................................................................  $     139
  Accounts receivable, net.............................................................................      6,476
  Inventories..........................................................................................     18,748
  Prepaid expenses and other current assets............................................................        935
                                                                                                         ---------
  Total current assets.................................................................................     26,298

PROPERTY, PLANT AND EQUIPMENT, net.....................................................................      7,942
GOODWILL, net..........................................................................................     22,130
DEFERRED FINANCING COSTS, net..........................................................................      1,151
OTHER ASSETS...........................................................................................        756
                                                                                                         ---------
  Total assets.........................................................................................  $  58,277
                                                                                                         ---------
                                                                                                         ---------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Current portion of notes payable.....................................................................  $   3,127
  Current portion of capital lease obligation..........................................................        240
  Accounts payable.....................................................................................      4,746
  Accrued liabilities..................................................................................      2,976
  Deferred tax liability...............................................................................        566
                                                                                                         ---------
  Total current liabilities............................................................................     11,655
LONG-TERM LIABILITIES:
  Notes payable........................................................................................     31,582
  Capital lease obligation.............................................................................        509
  Deferred tax liability...............................................................................        449
  Other long-term liabilities..........................................................................      2,500
                                                                                                         ---------
  Total long-term liabilities..........................................................................     35,040
                                                                                                         ---------
  Total liabilities....................................................................................     46,695

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Preferred stock; $.01 par value; 2,000 shares authorized; none issued................................     --
  Class A voting common stock; $.01 par value; 225,000 shares authorized; 27,267 shares issued and
    outstanding........................................................................................     --
  Class B nonvoting common stock; $.01 par value; 100,000 shares authorized; 54,500 shares issued and
    outstanding (convertible at option of holder into Class A voting common stock).....................          1
  Paid-in capital......................................................................................      9,891
  Retained earnings....................................................................................      1,690
                                                                                                         ---------
  Total stockholders' equity...........................................................................     11,582
                                                                                                         ---------
  Total liabilities and stockholders' equity...........................................................  $  58,277
                                                                                                         ---------
                                                                                                         ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                       CONSOLIDATED STATEMENTS OF INCOME

                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                                                                                                1998       1997
                                                                                              ---------  ---------
NET SALES...................................................................................  $  71,848  $  47,338
COST OF GOODS SOLD..........................................................................     56,197     37,070
                                                                                              ---------  ---------
  Gross profit..............................................................................     15,651     10,268

OPERATING EXPENSES:
  Selling, delivery, general and administrative expenses....................................     12,180      8,111
                                                                                              ---------  ---------

  Income from operations....................................................................      3,471      2,157

INTEREST EXPENSE............................................................................      2,105      1,416
                                                                                              ---------  ---------
  Income before income taxes................................................................      1,366        741

PROVISION FOR INCOME TAXES..................................................................        675        350
                                                                                              ---------  ---------
NET INCOME..................................................................................  $     691  $     391
                                                                                              ---------  ---------
                                                                                              ---------  ---------

   The accompanying notes are an integral part of the consolidated financial statements.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                     FOR THE SIX MONTHS ENDED JUNE 30, 1998

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                  (UNAUDITED)

                                            CLASS A VOTING        CLASS B VOTING
                                             COMMON STOCK          COMMON STOCK                               TOTAL
                                         --------------------  --------------------   PAID-IN   RETAINED   STOCKHOLDERS'
                                          SHARES     AMOUNT     SHARES     AMOUNT     CAPITAL   EARNINGS      EQUITY
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
BALANCE, December 31, 1997.............     25,501  $  --         54,500  $       1  $   9,675  $     999   $   10,675
  Net income...........................     --         --         --         --         --            691          691
  Exercise of stock options............      1,766     --         --         --            216     --              216
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
BALANCE, June 30, 1998.................     27,267  $  --         54,500  $       1  $   9,891  $   1,690   $   11,582
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------
                                         ---------  ---------  ---------  ---------  ---------  ---------  ------------

   The accompanying notes are an integral part of the consolidated financial statements.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)

                                                                                                 1998       1997
                                                                                               ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income.................................................................................  $     691  $     391
  Adjustments to reconcile net income to net cash used in operating activities:
    Depreciation and amortization............................................................        913        754
    Amortization of deferred financing costs.................................................        223        210
    Provision for bad debt...................................................................      1,301        820
    Deferred tax provision...................................................................     --            141
    Accretion of discount....................................................................         67         57
  Changes in assets and liabilities:
    Accounts receivable, net.................................................................      1,410        (61)
    Inventories..............................................................................     (5,191)    (2,958)
    Prepaid expenses and other current assets................................................       (103)      (261)
    Accounts payable.........................................................................     (1,692)      (244)
    Accrued liabilities......................................................................        459        543
    Other assets.............................................................................       (304)       (96)
                                                                                               ---------  ---------
      Net cash used in operating activities..................................................     (2,226)      (704)
                                                                                               ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchases of property, plant and equipment.................................................     (1,038)      (653)
                                                                                               ---------  ---------
    Net cash used in investing activities....................................................     (1,038)      (653)
                                                                                               ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payment on notes payable...................................................................     (1,563)      (530)
  Net borrowings under revolving credit facility.............................................      4,737      1,951
  Payment of capital lease obligation........................................................        (21)    --
  Proceeds from exercise of stock options....................................................        216     --
                                                                                               ---------  ---------
      Net cash provided by financing activities..............................................      3,369      1,421
                                                                                               ---------  ---------
NET INCREASE IN CASH AND CASH EQUIVALENTS....................................................        105         64
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD...............................................         34         40
                                                                                               ---------  ---------
CASH AND CASH EQUIVALENTS, END OF PERIOD.....................................................  $     139  $     104
                                                                                               ---------  ---------
                                                                                               ---------  ---------
SUPPLEMENTAL DISCLOSURE:
  Cash paid during the period for:
    Interest.................................................................................  $   2,012  $   1,200
    Income taxes.............................................................................        400        265

   The accompanying notes are an integral part of the consolidated financial statements.

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             JUNE 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

1.  BASIS OF PRESENTATION:

    The unaudited consolidated results of operations and cash flows of Wing Industries Holdings, Inc. and Subsidiary (the "Company") for the six months ended June 30, 1998 and 1997, and financial position as of June 30, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

    In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year. Certain prior period amounts have been reclassified to conform to the current period presentation.

2.  INVENTORIES:

    Inventories are valued at the lower of cost or market using the last-in, first-out (LIFO) method of accounting. Work-in-process and finished goods inventories consist of materials, labor, and manufacturing overhead. Inventories consisted of the following:

                                                                                     JUNE 30,
                                                                                       1998
                                                                                     ---------
Raw materials......................................................................  $   9,662
Work-in-process....................................................................      2,221
Finished goods.....................................................................      6,685
                                                                                     ---------
                                                                                        18,568
LIFO reserve.......................................................................        180
                                                                                     ---------
                                                                                     $  18,748
                                                                                     ---------
                                                                                     ---------

3.  NOTES PAYABLE:

    Notes payable consisted of the following:

                                                                                     JUNE 30,
                                                                                       1998
                                                                                     ---------
Subordinated notes.................................................................  $  12,500
Term loan facility.................................................................     14,186
Revolving credit facility..........................................................      9,186
                                                                                     ---------
                                                                                        35,872
Less: unamortized discount on exchangeable subordinated notes payable..............     (1,163)
     current portion of notes payable..............................................     (3,127)
                                                                                     ---------
                                                                                     $  31,582
                                                                                     ---------
                                                                                     ---------

4.  CONTINGENCIES:

    The Company is party to various claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such kind, or involve

                 WING INDUSTRIES HOLDINGS, INC. AND SUBSIDIARY
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                             JUNE 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

4.  CONTINGENCIES: (CONTINUED)
such amounts, that an unfavorable disposition would not have a material adverse effect on the financial position, results of operations or liquidity of the Company.

5.  STOCK OPTIONS:

    In February 1998, certain officers of the Company exercised 1,766 stock options with exercise prices ranging from $115 to $130.

6.  FAIR VALUE OF FINANCIAL INSTRUMENTS:

    The Company entered into two interest rate swap agreements with a lender. The Company pays a fixed rate of 6.25% and receives a floating rate based on LIBOR on the aggregate notional principal amount as determined in three month intervals. These transactions effectively change a portion of the Company's interest rate exposure from a floating rate to a fixed rate basis. At June 30, 1998, the aggregate notional principal amount of the swap agreement was $3,156 and $2,250 with a fair value of $42 and $15.

7.  SUBSEQUENT EVENT:

    Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 3, 1998, the Company will become a wholly-owned subsidiary of Atrium Companies, Inc. and an indirect wholly owned subsidiary of D and W Holdings, Inc. ("D&W") ("the Merger"). D&W was formed to effect the Merger by the principal equity holders of the Company and Door Holdings, Inc. ("Door"), an affiliate. Pursuant to the terms of the Merger Agreement, D&W ("the Merger") is also acquiring Atrium Companies, Inc. Transactions contemplated pursuant to the Merger Agreement are expected to be consummated no later than September 30, 1998.

    Immediately prior to the merger, GE Investment Private Placement II ("GEIPPPI") and Ardshiel, Inc. are expected to increase their respective ownership in the Class A voting common stock of the Company by converting their respective interests in exchangeable subordinated notes payable, warrants and Class B nonvoting common stock.

    In connection with the Merger, Management will exchange all options in the Company for options to purchase stock in D&W. The Company has a ten year Management and Investment Banking Agreement (the "Management Agreement") with Ardshiel, Inc. for on-going management advisory services to the Company. It is also expected that the Management agreement will be terminated and replaced by a new agreement with D&W.

    As a part of the Merger, the notes payable remaining after conversion will be repaid and the deferred financing cost will be expensed.

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                                                      THE COMPANY
                                                                                                       JUNE 30,
                                                                                                         1998
                                                                                                     -------------
                                                      ASSETS
CURRENT ASSETS:
  Cash and cash equivalents........................................................................    $     182
  Accounts receivable, net.........................................................................        3,487
  Inventories......................................................................................        1,448
  Prepaid expenses and other current assets........................................................          175
                                                                                                     -------------
  Total current assets.............................................................................        5,292

PROPERTY AND EQUIPMENT, net........................................................................          585
GOODWILL, net......................................................................................       22,220
DEFERRED FINANCING COSTS...........................................................................          198
OTHER ASSETS.......................................................................................            3
                                                                                                     -------------
  Total assets.....................................................................................    $  28,298
                                                                                                     -------------
                                                                                                     -------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Current portion of note payable..................................................................    $     500
  Accounts payable.................................................................................        1,166
  Accrued liabilities..............................................................................        1,245
                                                                                                     -------------
  Total current liabilities........................................................................        2,911

LONG-TERM LIABILITIES:
  Notes payable....................................................................................       14,285
  Other long-term liabilities......................................................................        4,000
                                                                                                     -------------
  Total liabilities................................................................................       21,196

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
  Common stock, $.01 par value; 100,000 shares authorized, 58,952 issued and outstanding...........            1
  Paid-in capital..................................................................................        6,468
  Retained earnings................................................................................          633
                                                                                                     -------------
  Total stockholders' equity.......................................................................        7,102
                                                                                                     -------------
  Total liabilities and stockholders' equity.......................................................    $  28,298
                                                                                                     -------------
                                                                                                     -------------

   The accompanying notes are an integral part of the consolidated financial statements.

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                      THE COMPANY  PREDECESSOR
                                                                         1998         1997
                                                                      -----------  -----------
NET SALES...........................................................   $  10,432    $   8,894
COST OF GOODS SOLD..................................................       6,386        5,380
                                                                      -----------  -----------
  Gross profit......................................................       4,046        3,514

OPERATING EXPENSES:
  Selling, delivery, general and administrative expenses............       2,043        2,202
                                                                      -----------  -----------

    Income from operations..........................................       2,003        1,312

INTEREST EXPENSE....................................................        (789)         (20)
OTHER INCOME (EXPENSE), net.........................................           5           (9)
                                                                      -----------  -----------
    Income before income taxes......................................       1,219        1,283

PROVISION FOR INCOME TAXES..........................................         586       --
                                                                      -----------  -----------

NET INCOME..........................................................   $     633    $   1,283
                                                                      -----------  -----------
                                                                      -----------  -----------

   The accompanying notes are an integral part of the consolidated financial statements.

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                 JUNE 30, 1998
                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                  COMMON STOCK                                   TOTAL
                                                             ----------------------   PAID-IN    RETAINED    STOCKHOLDERS'
                                                              SHARES      AMOUNT      CAPITAL    EARNINGS       EQUITY
                                                             ---------  -----------  ---------  -----------  -------------
Balance, January 1, 1998...................................     --       $  --       $  --       $  --         $  --
  Initial issuance of common stock.........................     58,952           1       5,699                     5,700
  Issuance of warrants.....................................                                769                       769
  Net income...............................................                                            633           633
                                                             ---------       -----   ---------       -----        ------
Balance, June 30, 1998.....................................     58,952   $       1   $   6,468   $     633     $   7,102
                                                             ---------       -----   ---------       -----        ------
                                                             ---------       -----   ---------       -----        ------

   The accompanying notes are an integral part of the consolidated financial statements.

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE SIX MONTHS ENDED JUNE 30, 1998 AND 1997
                             (DOLLARS IN THOUSANDS)
                                  (UNAUDITED)

                                                                      THE COMPANY  PREDECESSOR
                                                                         1998         1997
                                                                      -----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................................   $     633    $   1,283
  Adjustments to reconcile net income to net cash (used in) provided by operating activities:........................................
    Depreciation....................................................          45           71
    Amortization of deferred financing costs........................          15       --
    Amortization of goodwill........................................         283       --
    Amortization of discount of note payable........................          55       --
    Loss on retirement of assets....................................      --               29
  Changes in assets and liabilities:................................
    Accounts receivable, net........................................      (1,836)        (934)
    Inventories.....................................................        (151)        (364)
    Prepaid expenses, deferred taxes, and other assets..............         (80)          (3)
    Accounts payable................................................         338          288
    Accrued liabilities.............................................           6          357
                                                                      -----------  -----------
        Net cash (used in) provided by operating activities.........        (692)         727
                                                                      -----------  -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Cash paid for acquisition, net of cash acquired...................     (19,945)      --
  Purchases of property and equipment...............................        (168)         (75)
  Proceeds from sale of assets......................................      --               94
                                                                      -----------  -----------
    Net cash (used in) provided by investing activities.............     (20,113)          19
                                                                      -----------  -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of note payable............................      16,000           27
  Payment on note payable...........................................                      (73)
  Borrowings under revolving credit facility........................         500        7,687
  Payments on revolving credit facility.............................        (500)      (7,897)
  Payments on short term debt.......................................        (500)      --
  Stockholder distributions.........................................      --           (1,228)
  Proceeds from issuance of common stock............................        5700       --
  Cash paid for financing costs.....................................        (213)      --
                                                                      -----------  -----------
    Net cash (used in) provided by financing activities.............      20,987       (1,484)
                                                                      -----------  -----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS................         182         (738)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD......................      --            1,650
                                                                      -----------  -----------
CASH AND CASH EQUIVALENTS, END OF PERIOD............................   $     182    $     912
                                                                      -----------  -----------
                                                                      -----------  -----------
SUPPLEMENTAL DISCLOSURE:
  Cash paid during the period for:
    Interest........................................................   $     734    $      39
    Payable to Seller...............................................       4,000       --

   The accompanying notes are an integral part of the consolidated financial statements.

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                  (UNAUDITED)

1. BASIS OF PRESENTATION:

    The unaudited consolidated results of operations and cash flow of Door Holdings, Inc. (formerly known as R.G. Darby Company, Inc. and Total Trim, Inc. See Note 2.) for the six months ended June 30, 1998 and 1997, and financial position as of June 30, 1998 have been prepared in accordance with generally accepted accounting principles for interim financial reporting. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

    These consolidated financial statements and footnotes should be read in conjunction with the audited combined financial statements of R.G. Darby Company, Inc. and Total Trim, Inc. for the years ended December 31, 1997 and 1996 included herein. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation of the interim financial information have been included. The results of operations for any interim period are not necessarily indicative of the results of operations for a full year.

2. BASIS OF ACCOUNTING AND CHANGE IN OWNERSHIP:

    R.G. Darby Company, Inc. ("R.G. Darby Company") and Total Trim, Inc. ("Total Trim") (the "Companies") (the "Predecessor"), founded in 1983, provide interior and exterior doors, vanity mirrors, door knobs and locks, shelving, molding, and related installation to contractors of apartment buildings and hotels. The Companies are based in Florence, Alabama and operate out of one facility. The Companies supply materials and/or provide contract labor to install purchased materials. Material requirements, with the exception of doors, are shipped directly from the manufacturer to the contractor's location. Doors are assembled and shipped from the Companies' production facility. The Companies consist of three entities-- R.G. Darby Company is the sales company for materials; Darby Doors, a division of R.G. Darby Company, is the manufacturing division that produces the doors that are sold through R.G. Darby Company; and Total Trim is responsible for contracting labor for any installation work. These entities perform work in approximately 28 states, mainly in the South, Mid-Atlantic and Northeast.

    Effective January 8, 1998, the Companies were sold to Door Holdings, Inc. ("Door"). As specified in the agreement, the sales price was $24,000 plus or minus any adjustments resulting from the Companies' combined working capital, as defined in the sale agreement, being above or below $2,323 as of the closing date. Included in the $24,000 is a contingent payment of $4,000 to be paid to the former stockholder based on future operating results. An additional $2,000 which has not been recorded in the purchase price may be paid to the seller if these financial targets are substantially exceeded. The purchase price was funded primarily with $5,700 equity contributions, $16,000 of long-term debt, and accrual of the deferred payment. Door did not have any significant activity prior to this transaction. For the purpose of financial statement presentation, the change in ownership occurring on January 8, 1998 was considered effective January 1, 1998.

    The Acquisition has been accounted for under the purchase method of accounting. The aggregate purchase price of $24,520, (which includes $520 of transaction related expenses) has been allocated to the underlying assets and liabilities based upon their respective estimated fair market values at the date of

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                  (UNAUDITED)

2. BASIS OF ACCOUNTING AND CHANGE IN OWNERSHIP: (CONTINUED) acquisition, with the remainder allocated to goodwill, being amortized on a straight line basis over forty years. The preliminary purchase price allocation is as follows:

Cash and cash equivalents..........................................  $     575
Accounts receivable, net...........................................      1,651
Inventories........................................................      1,297
Prepaid expenses and other assets..................................        101
Property and equipment, net........................................        462
Goodwill...........................................................     22,503
Accounts payable and accrued liabilities...........................     (2,069)
                                                                     ---------
  Total purchase price.............................................  $  24,520
                                                                     ---------
                                                                     ---------

    The financial statements for the six months ended June 30, 1997 were prepared for the Companies on their predecessor basis. No tax provision was recorded for the six months ended June 30, 1997 as the Companies were S corporations for income tax purposes. The financial statements for the six months ended June 30, 1998 reflect the purchase adjustments discussed above. Door is a C corporation for income tax purposes and therefore an income tax provision has been recorded for the 1998 period. The primary differences between the 1998 presentation and the 1997 presentation are the additional amortization expense, interest expense, and income tax expense reflected in 1998 due to the purchase transaction discussed above.

3.  INVENTORIES:

    Inventories, which are valued at the lower of cost or market using the first-in, first-out (FIFO) method of accounting consisted of the following at June 30, 1998:

Raw materials...................................................    $   1,303
Finished goods..................................................          145
                                                                       ------
                                                                    $   1,448
                                                                       ------
                                                                       ------

4.  NOTES PAYABLE:

    In connection with the acquisition discussed in Note 2 above, Door entered into a $6,000 subordinated note payable to GE Investment Private Placement Partners II ("GEIPPPII"), payable interest only in quarterly installments at 11.5% on the unpaid face amount, due January 9, 2004. The valuation assigned to common stock warrants of 11,712 issued in conjunction with this note resulted in a discount of $769 and an effective interest of approximately 16.78%. The unamortized discount at June 30, 1998 was $714.

    Also, in connection with the acquisition discussed in Note 2 above, Door entered into a Credit Agreement providing for a $5,000 revolving credit facility (the "Revolving Credit Facility") and a $10,000 Senior secured term loan facility (the "Term Loan"). The Revolving Credit Facility and the Term Loan bear interest at a rate based upon the lender's prime rate plus a borrowing margin of 1.5% or a EURO-based rate plus a borrowing margin of 2.5%. Door pays a commitment fee of .375% based on the unused portion of both credit facilities. The Revolving Credit Facility terminates on January 7, 2003. Door had

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                  (UNAUDITED)

4.  NOTES PAYABLE: (CONTINUED)
$5,000 of availability under the Revolving Credit Facility as of June 30, 1998. In connection with the acquisition discussed in Note 2 above, Door borrowed $10,000 under the Term Loan. Principal payments on the Term Loan are due quarterly at amounts ranging from $250 to $400 through December 31, 2004. Outstanding borrowings on the Term Loan at June 30, 1998 were $9,500 at an approximate interest rate of 8.2%. The Credit Agreement contains various covenants that restrict Door from taking various actions and requires Door to achieve and maintain certain financial covenants. All tangible and intangible assets of Door collateralize these credit facilities.

    Principal payments due during the next fiscal five years on notes payable as of June 30, 1998 are as follows:

1999...............................................................................  $   1,100
2000...............................................................................      1,300
2001...............................................................................      1,500
2002...............................................................................      1,600
2003...............................................................................      1,600
Thereafter.........................................................................      8,399
                                                                                     ---------
                                                                                        15,499
Less unamortized discount..........................................................       (714)
                                                                                     ---------
                                                                                     $  14,785
                                                                                     ---------
                                                                                     ---------

5.  CONTINGENCIES:

    Door is party to various claims, legal actions, and complaints arising in the ordinary course of business. In the opinion of management, all such matters are without merit or are of such kind, or involve such amounts, that an unfavorable disposition would not have a material adverse effect on the consolidated financial position, results of operations or liquidity of Door.

6.  COMMON STOCK PLAN:

    Effective January 9, 1998, the Board of Directors of Door approved the Door Stock Option Plan (the Plan) that provides for the grant of incentive stock options and nonqualified stock options to certain employees, officers and directors of Door and its affiliates, as defined in the Plan. Under the Plan, 10,000 shares of Door's common stock have been reserved for issuance. Incentive stock options granted under the Plan provide for the purchase of Door's common stock at not less than fair value on the date the option is granted. However, incentive stock options granted to any employee owning stock possessing more than 10% of the total combined voting power of all classes of stock of Door shall be at least 110% of the fair market value of Door's common stock on the date the option is granted. Nonqualified stock options granted under the Plan provide for the purchase of Door's common stock at a price specified by the Stock Option Committee, which may be less than, equal to, or greater than the fair market value of the common stock on the date such option is granted.

    As of June 30, 1998, incentive stock options for approximately 5,900 shares of common stock were granted at approximately $117 per share. The option price of $117 per share will increase annually by 15% for 2,000 shares and 30% for 3,900 shares as defined by the Plan. These options become exercisable over a

                      DOOR HOLDINGS, INC. AND SUBSIDIARIES

                  (DOLLARS IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                  (UNAUDITED)

6.  COMMON STOCK PLAN: (CONTINUED)
three-year period and expire in January 2008. In addition, nonqualified stock options for approximately 1,600 shares of common stock were granted at approximately $235 per share. These options become exercisable upon the happening of a "Value Event" as described in the Plan and expire in January 2008. As of June 30, 1998, there has been no Value Event.

7.  RELATED PARTIES:

    On January 9, 1998, Door entered into a ten-year Management and Investment Banking Agreement (the "Management Agreement") with Ardshiel, Inc., ("Ardshiel") a related party of Arddoor, L.L.C., an equityholder of Door Holdings, Inc. Pursuant thereto, Door has agreed to pay Ardshiel an annual fee of $200 plus expenses for on-going management advisory services to Door. The management agreement also gives Ardshiel the first opportunity, in most instances, to perform investment banking services for Door, for a fee equal to 2% of the total transaction price related to any such sale/acquisition under the services provided. The agreement is terminated in the event Ardshiel and Arddoor, L.L.C. cease to be affiliates of Door.

8.  SUBSEQUENT EVENTS:

    Pursuant to the terms of an Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 3, 1998, Door will become a wholly-owned subsidiary of Atrium Companies, Inc. and an indirect wholly owned subsidiary of D and W Holdings, Inc. ("D&W") (the "Merger"). D&W was formed to effect the Merger by the principal equity holders of Door and Wing Industries Holdings, Inc., an affiliate. Pursuant to the terms of the Merger Agreement, D&W is also acquiring Atrium Companies, Inc. Transactions contemplated pursuant to the Merger Agreement are expected to be consummated no later than September 30, 1998.

    Immediately prior to the merger, the subordinated note payable and related warrants are expected to be converted into common stock of Door.

    In connection with the Merger, management will exchange all options in Door for options to purchase stock in D&W. It is expected that the management agreement will be terminated and replaced by a new agreement with D&W upon consummation with the Merger.

    As a part of the Merger, the notes payable remaining after conversion will be repaid and the deferred financing cost will be expensed.